Prospectus Supplement (Sales Report) No. 14 dated November 4, 2009 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2009 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 377687

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377687	$4,000	$4,000	12.87%	1.00%	November 3, 2009	November 12, 2012	November 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 377687. Member loan 377687 was requested on October 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,775 / month
Current employer:	Home Depot	Debt-to-income ratio:	10.08%
Length of employment:	1 year	Location:	Sugar Land, TX

Home town:	Meycauyan
Current & past employers:	Home Depot, Quietflex or Goodman Manufacture, Pinoy Fastfood Restaurant, Wal-Mart, Prestige Carwash, Kroger Co., Filipiniana Resataurant
Education:	St. Joseph Academy High School (Philippines), Jesus is Lord Colleges Foundation (Philippines)

This borrower member posted the following loan description, which has not been verified:

i want to paid off all credit cards that giving me a high interest 360670 added on 10/29/09 > I really want to paid off all my debt

A credit bureau reported the following information about this borrower member on October 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,428.00	Public Records On File:	0
Revolving Line Utilization:	59.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your decision to pay control your finances. Have you changed your spending habits as well?	Yes i did, actually i really want to stop using all my credit cards since before but i cant,cause its not good for my credit score thats why i decided to use only for little things and now im really focusing to make a payment on time and pay the highest interest first and most importantly to budget everything...thanks!
Paying off all credit cards bills in full, as soon as you get the bill, will help your credit score, as well as eliminate having to pay interest on the cards. If you use one of the free online tools such as yodlee.com or mint.com, you will be able to get control of your finances and improve your credit score even more. I am funding part of your loan.	Thank you very much Mam/Sir for the info and for lending me some funds i really appreciate it.i'll use the info and your advice for me. thank you so much again and God bless you...
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $4,428.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Home Depot? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	im not going to use all the money to pay off only my credit cards, cause right now i am living with my mom in house so i want help her paying her mortgage so probably i will use half of the money that im going to get.i really want to help my mom because she help me so much for everything, like paying my auto loan she's the one who paid the half of it and im so thankful to her because my auto loan is paid off already.my expenses right now cause like $1000 up.I've been working 2 jobs since i lived with my mom, right now im currently working in home depot and quietflex or goodman manufacture.I am a sales clerk and i've been working 3yrs. now from home depot, and in quietflex/goodman i am working as a forklift operator like a year now. Yes i do have a savings account the emergency fund the i have only right now is my 401k yes i want to verify my income with them. i hope i answer good all your question and i am really thankful to you Mam/Sir for helping me, i really appreciate it and God Bless You...

Member Payment Dependent Notes Series 409434

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409434	$1,200	$1,200	13.22%	1.00%	November 3, 2009	November 13, 2012	November 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409434. Member loan 409434 was requested on October 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	MMS	Debt-to-income ratio:	9.75%
Length of employment:	9 years	Location:	swampscott, MA

Home town:
Current & past employers:	MMS
Education:

This borrower member posted the following loan description, which has not been verified:

I would to get a beeter rate from lending club. I want to pay off my loan of $6,697.74 and my interest is 14.82% 460178 added on 10/30/09 > I have been a customer before and paid my loan in full... I am good job and I ahve never been late on a payment in the last 4 years!

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	18
Revolving Credit Balance:	$8,396.00	Public Records On File:	0
Revolving Line Utilization:	55.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please elaborate on the loan that you want to pay off.	Type your answer here. The loan is already pay off I want to get better rate from lending from a loanI had with them but they said they could not do it so just paid it off ... This second loan from them is to pay off some bills that got a way from me... Instead of me paying 150 I can pay 50... If you need some doc on my last loan with lending and to make sure I paid it full I can send you the info my email.
you want to pay off your loan of $6,697.74 but you're only requesting $1,200?	Type your answer here. That loan has been paid.. The loan was from lending and want to get a better rate from them but they would do it... So I just paid it off... I now find my self short of money for some bills. Instead. Of paying 360 month I can just pay 50... I hope that it explains it.. So the statment on this loan is old... The reason is just to pay off some bills.
Please explain the delinquency 18 months ago. Thank you.	Type your answer here. One word the ex-wife!

Member Payment Dependent Notes Series 426527

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426527	$8,000	$8,000	13.57%	1.00%	November 3, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426527. Member loan 426527 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,333 / month
Current employer:	TD Bank	Debt-to-income ratio:	7.35%
Length of employment:	< 1 year	Location:	Sewell, NJ

Home town:
Current & past employers:	TD Bank
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my debt into one payment per month with a better rate. I have a good, stable job and will have no problem paying the loan back 463633 added on 10/21/09 > I would like to consolidate my credit card debt and also pay for the next semester at college

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,341.00	Public Records On File:	0
Revolving Line Utilization:	31.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I am interested in funding this loan. A few questions: 1) Can you please describe your position at TD Bank? 2) Are you currently a senior in college? Do you have a job secure post-graduation? 3) Can you please itemize your expenses (rent, car payment, etc)? Thanks so much	Thank you for your interest... I am a teller at TD Bank at a local branch. I am a junior in college, currently working on 98 credits. I do not have many monthly expenses (my car is paid off and do not pay rent). My significant expenses include food, gas, phone, credit card bills, and the occasional interest payment on deferred student loans.

Member Payment Dependent Notes Series 431783

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431783	$1,000	$1,000	14.26%	1.00%	November 2, 2009	November 11, 2012	November 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431783. Member loan 431783 was requested on October 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$583 / month
Current employer:	TCBY	Debt-to-income ratio:	13.54%
Length of employment:	2 years	Location:	morgantown, WV

Home town:
Current & past employers:	TCBY
Education:

This borrower member posted the following loan description, which has not been verified:

I'm really doing this, because sadly my automobile (an old car at that) recently had issues that simply isn't worth repairing. It would be a total waste. For the last two weeks, I've gotten rides to work from my girlfriend and my mother. While I am thankfully, I know I need transportation. I'm not looking to buy some sports car. I just need money for a down payment. I have fair/good credit. I just haven't been able to get a loan because I haven't really owned anything. Hopefully you can get help

A credit bureau reported the following information about this borrower member on October 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,252.00	Public Records On File:	0
Revolving Line Utilization:	86.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you mind giving some details about the type of work you do at TCBY? Thanks.	Sure. I take down and put up the yogurt machines. It's a long process. Have to clean the machine, add mixtures for flavor. Make waffle cones and dipped waffle cones. I make milk shakes, blizzers, wash windows and tables. Also since I'm a cashier, I have to count the drawers at the end of the shift. I.E. make change.

Member Payment Dependent Notes Series 435366

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435366	$10,000	$10,000	14.26%	1.00%	November 3, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435366. Member loan 435366 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	PainePR	Debt-to-income ratio:	15.63%
Length of employment:	1 year	Location:	Los Angeles, CA

Home town:
Current & past employers:	PainePR
Education:

This borrower member posted the following loan description, which has not been verified:

I'm looking to get a loan with a lower interest rate than my current two credit cards so that I can pay down my debt and save some money. This loan will allow me to pay off my debt and have one easy payment to one place at a much better APR.

A credit bureau reported the following information about this borrower member on October 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	26
Revolving Credit Balance:	$876.00	Public Records On File:	0
Revolving Line Utilization:	25.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please elaborate on your delinquency about 2 years ago. What are your average monthly expenses? Are you part of a 1 or 2 income household?	My delinquency 2 years ago was due to me submitting an expense report late due to some heavy travel, which caused me to make a late payment. Monthly expenses average $2,300. I am a one-household income.

Member Payment Dependent Notes Series 439137

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439137	$19,000	$19,000	11.48%	1.00%	November 2, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439137. Member loan 439137 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,833 / month
Current employer:	Sun Microsystems	Debt-to-income ratio:	17.44%
Length of employment:	10 + years	Location:	Broomfield, CO

Home town:
Current & past employers:	Sun Microsystems
Education:	Regis University

This borrower member posted the following loan description, which has not been verified:

Tired of paying high interest rates. Need loan to payoff credit debt, and save with lower interest rates. 529991 added on 10/21/09 > Funds will be used to consolidate high interest debt.

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,008.00	Public Records On File:	0
Revolving Line Utilization:	36.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you describe the payments you are currently making on your cards? How will this loan help? Regards; Art	Currently, I pay a total of $700 for payments per month. However, roughly $500 of that amount goes to one account -- a line of credit from BofA. I just recieved word from the bank that the fixed rate is changing to a variable rate.
Hello, Recently it was announced that Sun Microsystems would cut 3000 jobs, because of delays in the takeover by Oracle. How stable is your employment situation at Sun? Best Regards, Matt	I believe my job is stable. I am a leader and highly valued employee in my department. Also, my department has been profitable year-over-year for the about a decade. So far, there have not been any indication that my job will be affected. Moreover, Oracle has gone on public record stating that they will retain Sun's hardware business, which is where I currently work.
Hello, I am interested in funding this loan. Could you please detail: 1) Your position at Sun 2) Monthly expenses (mortgage, car payment, etc) 3) Is your salary just yours or you and a spouse? Thanks so much and good luck with the funding	I work in the tape storage division as a tech. Mortgage is $1000, but I live with siblings and pay only $300. Car is paid off. Cell phone is $50. No other expenses except debt payments listed before. That is my total salary. I'm single.

Member Payment Dependent Notes Series 439786

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439786	$16,000	$16,000	16.35%	1.00%	November 4, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439786. Member loan 439786 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Gina Reviloza	Debt-to-income ratio:	0.36%
Length of employment:	1 year	Location:	Ossining, NY

Home town:
Current & past employers:	Gina Reviloza
Education:

This borrower member posted the following loan description, which has not been verified:

Im 26 yrs old,male, single, no kids. I am a dedicated Entrepreneur who enjoys and love his business. Goal oriented, self-driven. Have a great passion for the business industry. Working as a Licensed Practical Nurse part time. Started a self-grooming products company for men last year. Product is patent pending. Needs start-up capital to mass produce products over seas. No loan, 0 debt. Living with parents and paying rent. Excellent in managing and budgeting my finances. Excellent/good credit score: 761. The name of my company is Self-Cut System and my product is a revolutionary self-grooming kit that will allow men to give themselves that perfect and professional hair cut without relying on barbering services. 531764 added on 10/21/09 > Hello again, This is my first time taking out a loan for my business and I will use the loan for my start up expenses. I have my own money to invest but I think it would be a good idea if I can get a loan and start building my own credit history. I have excellent FICO score 761 but with little credit history. I think getting this loan will help establish more credit history and covering my start up expenses. Not only I have an excellent credit score but also I have a recession proof career as a LPN, which can help you to decide that I am very reliable in paying off my loans. I dont have any loans standing except for this loan that Im applying for. I would be very thankful if anyone out there can help my dreams come true which is starting my own business. 531764 added on 10/27/09 > I would like to give a special thanks to all my investors who supports me. I am very grateful and honored for this great opportunity in helping me getting the kind of loan that I am applying for. There's 7 days left and 20 hrs and Im almost half way there to get my loan. Anyone out there who are reading this and are interested in helping me, please ask me any questions. Thank you.

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$640.00	Public Records On File:	0
Revolving Line Utilization:	3.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Please provide a detailed breakdown of your monthly personal expenses. Thank you.	Rent $280.00 (still live with parents ) Internet/Cable $40.00 Gas $120.00 Car Insurance $94.00 EZ pass $80.00 Food $200.00 Total= $814.00 Highlights * FICO SCORE 728 * 0 debt or loan * Licensed Practical Nurse ( Recession Proof Career) * Patent fee PAID FOR ---PLAN TO TAKE OUT A LOAN TO BUILT CREDIT HISTORY AND TO COVER MY START UP EXPENSES----
Will you be keeping your part time job or do you plan to quit that to pursue your business full time? Will you have a steady source of income in the event that you do pursue the business full time?	Whats great about my career as a Licensed Practical Nurse, its in high demand because of the nursing shortage throughout the country. I took some time off from my job to get my business organized. I have the option to go back at my original job at anytime and will pursue working part time in a different work place, if its necessary. The biggest advantage of my business is that I dont need to concentrate on it full time because it requires only collecting orders and shipping the products to my customers. With the power of the internet, it makes my business more convenient and easier. To answer your question, yes I will still work part time once I get my business started. But right now, Im planning to work somewhere else besides my original work place.
What is your business plan looking like? How do you plan to market and establish your product in the marketplace? What makes your product different from other male grooming products, razors & buzzers?	I completed my business plan and Im in the process in reviewing it over with the score business counselors. I am planning to use youtube and other popular social networking sites to promote my product and use public relations which I think is very effective and cheap. My product is an educational program in self grooming using my unique patent pending tool in self-haircutting. At this moment, Im not ready to share more information about my product, but what I can say is that my product works and there's a huge market out here.
Also, how do you plan on spending the money?	START-UP EXPENSES: LAWYER: $3,100 WEB-SITE: $794.88 TOOLING FEE: $3890 PRICE PER UNIT ( 1,000 UNITS) $13,500 VIDEO PRODUCTION $500 FILMING SET= $100-$$500 GRAPHIC DESIGNER= $150 1,000 DVD/PACKAGING/SHIPPING=$800 TOTAL=$23,234.88 $16,000 =$7,234.88 ( MY OWN PERSONAL MONEY SPENDS)

Member Payment Dependent Notes Series 443252

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443252	$3,400	$3,400	7.40%	1.00%	November 3, 2009	November 13, 2012	November 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443252. Member loan 443252 was requested on October 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Jennifer Eyrich	Debt-to-income ratio:	15.03%
Length of employment:	2 years	Location:	Santa Rosa, CA

Home town:
Current & past employers:	Jennifer Eyrich
Education:

This borrower member posted the following loan description, which has not been verified:

Need to move for job opportunity 539191 added on 10/30/09 > Have job offer in LA and need loan for moving costs/start-up costs

A credit bureau reported the following information about this borrower member on October 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,361.00	Public Records On File:	0
Revolving Line Utilization:	43.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you be making more? What will your new monthly expenses be?	I will be increasing my salary by about 10-15k. The expenses I'm assuming you need for the move are new license fees and insurance (physical therapy/massage therapy), moving van, equipment rental and space rental.

Member Payment Dependent Notes Series 443373

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443373	$5,000	$5,000	7.74%	1.00%	November 3, 2009	November 12, 2012	November 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443373. Member loan 443373 was requested on October 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	PwC	Debt-to-income ratio:	0.38%
Length of employment:	2 years	Location:	Rockville, MD

Home town:
Current & past employers:	PwC
Education:

This borrower member posted the following loan description, which has not been verified:

I am currently a CPA working for a very large and well-known accounting firm. I would like to go to graduate school to obtain a Masters Degree in Finance. I have never been late on a payment and I have a credit score of 770. I make 58,000 a year plus 5000 yearly in bonuses. So I make 63,000 a year. I have 0 expenses because I am still living at home to save up money. I dont have rent expense and I dont car expense because my car is paid off. The only expenses I have are very minor like entertainment, books, food. Please ask me any questions and I will answer them promptly. 539332 added on 10/29/09 > I have about $60,000 in my bank account and 32,000 in mutual funds. Please let me know if you would like me to send you a snapshot of these two documents. I have no problem paying this loan on time every month.

A credit bureau reported the following information about this borrower member on October 23, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,137.00	Public Records On File:	0
Revolving Line Utilization:	4.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
will your income be interrupted when you pursue grad school? thanks. and will you use all of your 60k savings for grad school as well?	Yes, my income will be interrupted. The cost of a masters in Finance graduate program will only be about 40,000, so I will still have some money left over in my checking account. Again, I live at home with close to 0 expenses. Additionally, I am not using any of my mutual funds which amounts to 32,000 at current market positions. I can easily sell some shares to pay back this loan if everything fails. The length of the program is only one year in length so I will be working again. I am a CPA in MD and VA and never had a problem finding jobs. The market for CPAs is excellent, everyone needs CPAs. Again, please let me know if you want to see bank statement and mutual funds snapshot. Thank you and let me know if you have any other questions.

Member Payment Dependent Notes Series 444453

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444453	$25,000	$25,000	20.86%	1.00%	November 2, 2009	November 3, 2012	November 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444453. Member loan 444453 was requested on October 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$23,981 / month
Current employer:	First Consulting	Debt-to-income ratio:	18.64%
Length of employment:	9 years	Location:	Rochester, NY

Home town:
Current & past employers:	First Consulting
Education:

This borrower member posted the following loan description, which has not been verified:

Thanks for considering my loan. I have gotten into a bit of credit card debt and would like to be free of the high monthly credit card and loan debt.

A credit bureau reported the following information about this borrower member on October 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,406.00	Public Records On File:	0
Revolving Line Utilization:	50.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What else have you done in your quest to eliminate your debt and get control of your finances? Thank you in advance.	I have always had a secondondary business income and now that is eliminated due to the economy. This is my last resort and feels comfortable for me.
Is your gross income combined with your spouse?	Yes this is a combined income.
Please describe your current credit card usage. Thank you in advance.	On occasion only. Because my business needed necessary upgrades I needed to use my cards. I as a general rule like to use cash or debit for purchases. I do not like to use credit cards for everyday purchases.
Please verify your income; your loan will be funded at a much faster rate. You can fax a W-2 or payment stub to Lending Club.	I did, along with my Taxes
What is the APR on your current credit cards? Thanks.	20.85% Home Depot 14.8% Chase bank 8.8% Chase Bank
Hello. Why do you have 9 credit inquiries in the last 6 months?	Lease end for both of my vehicles. I had to get new cars so they ran credit inquires to many lenders for the best rates
Hi Member_541915, LC says 20.86%, which is higher. Why do you want to get this loan?	Because I will be all paid off in 3 years rather than 15:-)
The interest rate on your G4 loan request is higher than your 3 credit cards. Wouldn't you be better off just paying off your cards ?	NO, it will take 15 years to do so rather than 3.
The 20.86% interest rate on your requested loan doesn't seem to be an improvement on the rates you are already paying. Why do you want this loan? Thx.	Because I will be all paid off in 3 years rather than 15:-)
All your credit card APRs are less then lend club. Why do you want to consolidate?	Because I will be all paid off in 3 years rather than 15:-)
Giving the same answer 4 times "Because I will be paid off in 3 years rather than 15 :-)" does not constitute a true answer to the questions that have been asked. If you have the money to pay off the loans and can do so in 3 years at a lesser interest rate with the original companies, why wouldn't you do that? I can't imagine that the "convenience" of being able to pay off all of your credit card payments at a much higher interest rate is worth it. It seems to me that there is an ulterior motive to your situation that you aren't choosing to identify for us and for that reason, I can't imagine this will ever get funded.	Thanks for your input. This is a peer to peer investment that is 30% funded already. If you do not understand why paying off credit cards now and paying off a loan in 3 years doesnt make sense I dont know what else to tell you. Credit cards take years to pay off and with high interest rates do not make sense. Now if these credit cards were a 0% rate than this loan would not even be needed. Thanks for your input but I respectfully disagree with your assesment.
You can easily pay off your credit cards in 3 years if you simply make more than the minimum payment each month. Why not do this?	If it was under 25k than yes, but its not so I need to go alternative ways and this short term loan is perfect.
I am thinking about investing here, but I noticed your income is unverified. Can you please contact Lending Club Member Services at 866-754-4094 between 8:00 AM & 5:00 PM PST. Once your income is verified I will be happy to invest. Thank you	I did send in pay stubs and Tax records. I assume its under review still. Thanks for investing.
Exactly how much credit card debt are you carrying? I think we(investors) may be confused because it says $18,406.00 but you seem to be indicating that it is over 25k. Thanks	This will be paying off 3 credit cards and a personal loan with a high interest rate. $940 per month only pays the minumums and would take quite a bit of time to pay off the balances. My credit card/personal loan debt payoff is $35,000 I will be paying off the additional $10,000 myself to consolidate my debt to a one payment which is less than the 4 payments combined.

Member Payment Dependent Notes Series 445200

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445200	$18,250	$18,250	14.61%	1.00%	November 2, 2009	October 29, 2012	October 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445200. Member loan 445200 was requested on October 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	efi polymers	Debt-to-income ratio:	20.23%
Length of employment:	2 years	Location:	DENVER, CO

Home town:
Current & past employers:	efi polymers
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to try and consolodate 3 credit card balances into one payment. 543534 added on 10/27/09 > I will use funds to pay off high interest debt.

A credit bureau reported the following information about this borrower member on October 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,607.00	Public Records On File:	0
Revolving Line Utilization:	95.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the amounts and the APR's on the cards you plan on consolidating?	One balance is $13,500 @ 27.9%, the 2nd balance is $2,000@ 29% and the 3rd is $3,500 @ 9%
Looking at the APR's you have currently, and the APR you would have for this loan, it seems to make more sense to pay off the first two, but not the third one. You might want to look into that. Just a suggestion. What other actions have you taken to get control of your finances?	I am choosing to consolodate all the balances to pay them off faster and make fewer monthly payments.
Thank you. Ok, that will take care of things that you have spent money on in the past (on credit). What about the present and the future?	I have discontinued use of my cards and will cancell the high APR cards once the balance has been paid off. I plan to hold onto the 9% card for credit rating but not use it.
Hello, I am interested in funding this loan. A few questions: 1) Does your gross income include your spouse? 2) How much is your car payment / lease? 3) Do you support anyone? Thanks so much	I do not have a spouse and do not support anyone else. I am renting an apartment for $800/month and have a $350 car payment.

Member Payment Dependent Notes Series 445442

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445442	$25,000	$25,000	12.87%	1.00%	November 2, 2009	October 31, 2012	October 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445442. Member loan 445442 was requested on October 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Included Educational Services	Debt-to-income ratio:	9.96%
Length of employment:	4 years	Location:	Rahway, NJ

Home town:
Current & past employers:	Included Educational Services
Education:

This borrower member posted the following loan description, which has not been verified:

I am a full time employed psychologist, who has never missed a payment. I have saved money for my wedding however I still need to supplement what I have saved. 543949 added on 10/17/09 > The loan will be use to help pay off wedding expenses. 543949 added on 10/17/09 > Thank you for your consideration of my loan application. 543949 added on 10/17/09 > Thank you for your consideration of my loan application

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,880.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.18.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $25K Wedding Expenses loan application are: 1. Position @ Included Educational Services is? 2. Housing (mortgage or rent) payment per month? 3. Car payment(s) per month? 4. Credit card payments per month? Beginning with question 2 loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1. I am a psychologist 2. rent- 323.00 3. car 266.00 4. I am paying $300.00

Member Payment Dependent Notes Series 445980

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445980	$6,000	$6,000	14.26%	1.00%	November 3, 2009	November 5, 2012	November 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445980. Member loan 445980 was requested on October 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	at & t	Debt-to-income ratio:	18.40%
Length of employment:	10 + years	Location:	OCALA, FL

Home town:
Current & past employers:	at & t
Education:

This borrower member posted the following loan description, which has not been verified:

consolidate debt 545017 added on 10/22/09 > consolidate debt been at same job for 16 years

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,442.00	Public Records On File:	0
Revolving Line Utilization:	92.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.23.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $10,000 loan application are: 1. Position @ ATT&T is? 2. $5,833 gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	Type your answer here.Facilities tech @ AT&T .. I own my home 100%....I gross 3800a month..my credit card payments average around 400 a month
Hello, I am interested in funding this loan. Can you please break out your credit card revolving credit and corresponding APR%? Thanks so much and good luck with the funding.	Type your answer here.26

Member Payment Dependent Notes Series 447608

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447608	$16,425	$16,425	14.96%	1.00%	November 3, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447608. Member loan 447608 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	NOB HILL FOODS	Debt-to-income ratio:	15.68%
Length of employment:	10 + years	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	NOB HILL FOODS
Education:

This borrower member posted the following loan description, which has not been verified:

548479 added on 10/13/09 > personal loan 548479 added on 10/14/09 > Hi, This loan is to fund my grandson's tuition to become a cosmetologist. Thank you

A credit bureau reported the following information about this borrower member on October 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	58
Revolving Credit Balance:	$16,956.00	Public Records On File:	0
Revolving Line Utilization:	42.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.14.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $16,245 loan application are: 1. Position Nob Hill Foodsis? 2. $3,750 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? 6. Loan Category "OTHER" and 10/13/2009 narrative addendum "Personal Loan" tells investors NOTHING useful. What is PURPOSE of loan and how will $16,245 be used? Questions 3 onward loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	Question 1. Clerk/checker, 2. sole wage earner, 3. rent $815 monthly, 4. car is paid off, 5. credit card payments less than $400, 6. The use of this loan is for my grandson's school tuition. Thank you for you questions, interest and consideration!

Member Payment Dependent Notes Series 447842

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447842	$13,000	$13,000	14.26%	1.00%	November 3, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447842. Member loan 447842 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,417 / month
Current employer:	GosY and Associates	Debt-to-income ratio:	13.37%
Length of employment:	6 years	Location:	ORCHARD PARK, NY

Home town:
Current & past employers:	GosY and Associates
Education:

This borrower member posted the following loan description, which has not been verified:

548899 added on 10/14/09 > I am consolidating bills and purchasing a vehicle. Thank you,

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$69.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You credit history shows a revolving balance of $69.00. Could you explain that and the rates and balances of the bills you're consolidating? Also how much will be the vehicle you're purchasing?	I was getting all my credit cards caught up and that was all that was left. I am purchasing a car for ten thousand and using the rest for the insurance. I am trying to consolidate everthing to one payment. THanks
I am interested in helping fund your loan but first have a few questions. 1. Would you please briefly describe the type of work you perform at GosY and Associates? 2. Do you have other loans outstanding, such as car loan, student loan, home equity loan, etc? If so, what are the monthly payment amounts, and the principal balances outstanding? 3. What are your approximate total monthly living expenses (excluding loan payments listed above)? 4. Do you have a savings account or other emergency fund? If so, how many months total expenses will it cover? 5. Would you please verify your income with Lending Club? You may need to contact them for instructions. I believe it entails faxing them copies of W-2 forms, 1099 Forms, or similar income documentation. Thank you for the additional information.	To answer your questions, The only outstanding loan I have is my student loan. I do have a 401k that I am trying not to touch since our employer will match after 6 years of service and I am only a year off. The only other payments I have is my son's daycare. I live with my partner who owns his home and do not contribute monthly payments or utilities. As far as my occupation, I handle medical scripts, medical records and work mens comp claims. Thank You

Member Payment Dependent Notes Series 448403

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448403	$15,000	$15,000	12.18%	1.00%	November 2, 2009	November 1, 2012	November 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448403. Member loan 448403 was requested on October 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,667 / month
Current employer:	Pennsylvania Transformer	Debt-to-income ratio:	2.70%
Length of employment:	3 years	Location:	SOUTH PARK, PA

Home town:
Current & past employers:	Pennsylvania Transformer
Education:

This borrower member posted the following loan description, which has not been verified:

550115 added on 10/21/09 > To be used in purchase of audio recording equipment.

A credit bureau reported the following information about this borrower member on October 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$71.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	The loan will be for a personal purchase of some professional audio recording equipment. It will be used for my interests with my band and for recording sessions of other acts. Thanks for your interest -Stephen Antosz
What is the name of your band and how long have you been performing together?	My band is CatGut Tonic and we have been together for three years. The money is for a personal purchase with my finances. I will be buying audio recording equipement(interface, computer, etc.). Thanks for your interest Stephen Antosz
What will the equipment be used for? Is it part of a business? A new or established business? What will the added revenues be?	The equipment will be primarily be used to record my band and other musical interests. This is a personal purchase and I will be paying from my own employment. The loan is seperate from the business finances of my band.

Member Payment Dependent Notes Series 449739

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449739	$10,000	$10,000	8.94%	1.00%	November 2, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449739. Member loan 449739 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Endurance	Debt-to-income ratio:	12.38%
Length of employment:	1 year	Location:	HOBOKEN, NJ

Home town:	Middletown
Current & past employers:	Endurance
Education:	Pennsylvania State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

552618 added on 10/14/09 > This loan will be used to grow my logistics technology business. The company is 4 years old and has been profitable since inception. The funds will be used specifically for additional systems programming to take the business to the next level expanding nationally from our current New York and Philadelphia market. 552618 added on 10/14/09 > (see above)

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,775.00	Public Records On File:	0
Revolving Line Utilization:	8.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you focus on trucking, rail, intermodal, or a combination of the three?	We offer a complete web based inventory and asset tracking system for couriers and moving companies. The system is tailored to our client's business and handles everything from order procurement to warehousing and delivery. To answer your question more specifically it would fall under warehousing and trucking.

Member Payment Dependent Notes Series 449869

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449869	$25,000	$25,000	13.57%	1.00%	November 3, 2009	November 3, 2012	November 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449869. Member loan 449869 was requested on October 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,208 / month
Current employer:	Ridgewell's, Inc.	Debt-to-income ratio:	3.27%
Length of employment:	< 1 year	Location:	Bethesda, MD

Home town:
Current & past employers:	Ridgewell's, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

537718 added on 10/20/09 > Loan to supplement expenses for child's professional education. Stable employment, 13+ years with solid company. Homeowner 12+years. No mortgage in high-value area. Excellent credit. No late payments.

A credit bureau reported the following information about this borrower member on October 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,482.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.21.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $25,000 loan application are: 1. Position @ Ridgewell's Inc. is? 2. $7,208 gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	Happy to answer. 1. I am in Sales Management. 2. Income is mine alone. 3. Home owned free and clear. No mortgage. 4. Car owned free and clear. No loan. Thanks for asking and for the good wishes.
Hi there, How come in your notes you mention that you have 13+ years with a solid company but for length of employment with Ridgewell it says less than 1 year? Just curious. Thanks in advance.	Indeed, I have been with the company over 13 years. I don't know where the 1 year number came from. I did not put it there.
Member, Your numbers display your financial success, but why a Revolving Credit Balance of $5,000 plus? Thanks.	I utilize the flexibility of revolving credit at favorable interest rates when needed. I am seeking this fixed-term obligation for a specific set of circumstances tied to a three-year program.

Member Payment Dependent Notes Series 450080

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450080	$10,000	$10,000	8.94%	1.00%	November 4, 2009	October 22, 2012	October 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450080. Member loan 450080 was requested on October 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,167 / month
Current employer:	n/a	Debt-to-income ratio:	4.23%
Length of employment:	n/a	Location:	Lafayette, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,205.00	Public Records On File:	0
Revolving Line Utilization:	33.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Are you currently employed and if so what do you do there? What do you plan to use the loan for? Regards; Art	I am currently employed. I own two LLC's - real estate holding companies/property management. I plan to use the money to help fix up two of the properties we currently have. All of the properties we own are fully owned (there are no mortgages on any of them) and getting a loan through Lending Club is easier than refinancing and pulling money out conventionally. The money will be split between two houses and the payments will be covered by the rent from the other properties (currently taking in around $7,000/month in rents with projections of up to $14,000/month by the end of the year). As for my monthly expenses, I really have none - I live with my parents and they take care of everything. Bratty, I know, but very lucky too. I help them with many things and in turn they provide me with the things I need.
what is the purpose of the loan, where do you work, what do you do, what are your monthly expenses in detail (provide numbers), please contact Lending Club to verify income.	I am currently employed. I own two LLC's - real estate holding companies/property management (Bay Burg Property, LLC and Pitts Point Property, LLC). They buy vacant/foreclosed homes, fix them up properly (not just slap paint over problems, but actually fix the problem) and then rent them out. Every house we buy must meet a stringent requirement - If it were leveraged at 100% at 10% interest, could we make $200/month after everything was taken care of. If so, we buy it. If not, we walk away. We have been very successful. I plan to use the money to help fix up two of the properties we currently have. All of the properties we own are fully owned (there are no mortgages on any of them) and getting a loan through Lending Club is easier than refinancing and pulling money out conventionally. The money will be split between two houses and the payments will be covered by the rent from the other properties (currently taking in around $7,000/month in rents with projections of up to $14,000/month by the end of the year). As for my monthly expenses, I really have none - I live with my parents and they take care of everything. Bratty, I know, but very lucky too. I help them with many things and in turn they provide me with the things I need.
I am considering funding your loan but you have very little information for me to look at. Can you tell me please. 1. What exactly will the loan be used for? 2. You say you have been employed for one year, with whom and what is your title and responsibilities? 3. What is the breakdown of your revolving credit balance, and the total you pay on them each month? 4. What are your other monthly expenses? (rent, car payment, etc.)	I am currently employed. I own two LLC's - real estate holding companies/property management (Bay Burg Property, LLC and Pitts Point Property, LLC). They buy vacant/foreclosed homes, fix them up properly (not just slap paint over problems, but actually fix the problem) and then rent them out. Every house we buy must meet a stringent requirement - If it were leveraged at 100% at 10% interest, could we make $200/month after everything was taken care of. If so, we buy it. If not, we walk away. We have been very successful. I plan to use the money to help fix up two of the properties we currently have. All of the properties we own are fully owned (there are no mortgages on any of them) and getting a loan through Lending Club is easier than refinancing and pulling money out conventionally. The money will be split between two houses and the payments will be covered by the rent from the other properties (currently taking in around $7,000/month in rents with projections of up to $14,000/month by the end of the year). As for my monthly expenses, I really have none - I live with my parents and they take care of everything. Bratty, I know, but very lucky too. I help them with many things and in turn they provide me with the things I need.
Can you provide a little more information on the use of this loan? Thank you	I am currently employed. I own two LLC's - real estate holding companies/property management (Bay Burg Property, LLC and Pitts Point Property, LLC). They buy vacant/foreclosed homes, fix them up properly (not just slap paint over problems, but actually fix the problem) and then rent them out. Every house we buy must meet a stringent requirement - If it were leveraged at 100% at 10% interest, could we make $200/month after everything was taken care of. If so, we buy it. If not, we walk away. We have been very successful. I plan to use the money to help fix up two of the properties we currently have. All of the properties we own are fully owned (there are no mortgages on any of them) and getting a loan through Lending Club is easier than refinancing and pulling money out conventionally. The money will be split between two houses and the payments will be covered by the rent from the other properties (currently taking in around $7,000/month in rents with projections of up to $14,000/month by the end of the year). As for my monthly expenses, I really have none - I live with my parents and they take care of everything. Bratty, I know, but very lucky too. I help them with many things and in turn they provide me with the things I need.

Member Payment Dependent Notes Series 450180

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450180	$14,000	$14,000	14.61%	1.00%	November 3, 2009	October 23, 2012	October 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450180. Member loan 450180 was requested on October 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$40,000 / month
Current employer:	IBM	Debt-to-income ratio:	2.09%
Length of employment:	5 years	Location:	thornton, CO

Home town:
Current & past employers:	IBM
Education:

This borrower member posted the following loan description, which has not been verified:

553506 added on 10/09/09 > refinancing credit card at better rate 553506 added on 10/15/09 > I have three card with rate 22.99% I need to refinacing to the better rate

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	71
Revolving Credit Balance:	$19,868.00	Public Records On File:	0
Revolving Line Utilization:	95.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why do you need this loan? Please contact lending club and verify your 40k/mth income. Thanks.	refinancing credit card at better rate 553506 added on 10/15/09 > I have three card with rate 22.99% I need to refinacing to the better rate
Earning 40k/mth , 2% DIT and 20k in revolving debt, how can you not self fund this?	I can just it will take me more time with high ave three card with rate 22.99% I need to refinancing to the better rate. I am still have to pay for my mortgage thanks
I am considering an investment in your loan. Questions I have are: 1. Job Position and very briefest job description: 2. Income: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investment in loans occurs AFTER I received answers.	1.Logistic Administrator 2.40k 3.1225/month 4. full paid 5.cards 380 month tanks
I am interested in helping fund your loan but first have a few questions. Would you please briefly describe the type of work you perform at IBM? Your profile shows a gross income of $40,000/month. With that kind of income, I'm curious why you need this loan. Do you have other loans outstanding, such as car loan, student loan, home equity loan, etc? If so, what are the monthly payment amounts, and the principal balances outstanding? What are your approximate total monthly living expenses (excluding loan payments listed above)? Do you have a savings account or other emergency fund? If so, how many months total expenses will it cover? Would you please verify your income with Lending Club? You may need to contact them for instructions. I believe it entails faxing them copies of W-2 forms, 1099 Forms, or similar income documentation. Thank you for the additional information.	Logistic administrator no car loan full paid. no student loan
Please explain how you make 40,000 a month but need this loan.	refinancing credit card at better rate 553506 added on 10/15/09. I have three card with rate 22.99% I need to refinacing to the better rate
WHY DO YOU NEED THIS LOAN? $40K IS A GREAT INCOME. WHY DON'T YOU PAY OFF THE CREDIT CARDS WITH NEXT MONTH'S PAY??	refinancing credit card at better rate.I have three card with rate 22.99% I need to refinancing to the better rate
You're making 40,000/month or 40,000/year?	I make 40,000/year

Member Payment Dependent Notes Series 450384

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450384	$25,000	$25,000	12.87%	1.00%	November 3, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450384. Member loan 450384 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,900 / month
Current employer:	n/a	Debt-to-income ratio:	0.13%
Length of employment:	n/a	Location:	VAN NUYS, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

553903 added on 10/14/09 > I need this loan to plan my wedding. 553903 added on 10/25/09 > I own and operate trucking/transportation brokerage business for 5 years. I find and assign loads for truckers. I am very responsible person and I pay my bills on time. As a matter of time, I pay off my credit cards every month and I own my truck outright (no payments). I need this loand for my wedding expenses. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please describe your employment?	MA Logistics is a transportation/brokerage company. I find and assign loads for truckers anywhere from west coast to east coas. Then I charge a commission of 8% to 10%.
Please tell us who you worked for for the past 48 months. Good Luck! Plasticman	MA Logistics
10.16.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $25K Wedding Expenses loan application are: 1. Current employer reflects "N/A"; Length of Employment reflects 1 year and 48 months (??); Gross Monthly Income refflects $7,900. Are you self-employed? If so what is your self-employed either occupation or services provided to the public for a fee? 2. $7,900 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. The loans title word is misspelled. Correct spelling is WEDDING. I suggest that you correct that and add narrative clarifying your employment status etc. That information would be very useful to investors. Questions I asked is about loan information not being displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	I am self employed, owner/operator of MA Logistics, trucking, transportation brokerage company.
Hello! Investors may feel more confident about lending to you if your (1) Gross Income was verified or (2) Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion. Thank you.	I am in prosess of verifying my income with LendingClub.
Your length of employment is listed as n/a for the investors. 1) How long has MA Logistics been in business? 2) Were you the owner/operator the entire duration? 3) If no, how long have you been the owner? Hope this clears it up.	More than 5 years and I am the founder and sole propriator of MA Logistics

Member Payment Dependent Notes Series 450428

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450428	$6,000	$6,000	8.59%	1.00%	November 3, 2009	November 12, 2012	November 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450428. Member loan 450428 was requested on October 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Sweetbay Supermarkets	Debt-to-income ratio:	13.23%
Length of employment:	4 years	Location:	Ruskin, FL

Home town:
Current & past employers:	Sweetbay Supermarkets
Education:

This borrower member posted the following loan description, which has not been verified:

553990 added on 10/29/09 > Credit card consolidation, have never made a late payment or defaulted on a loan in my life. 553990 added on 10/29/09 > Credit card consolidation, have never made a late payment or defaulted on a loan in my life.

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,672.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified; this will increase lender confidence in your loan.	Yes.
what is your position at sweetbay?	Grocery Manager

Member Payment Dependent Notes Series 450469

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450469	$15,000	$15,000	12.18%	1.00%	November 3, 2009	October 29, 2012	October 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450469. Member loan 450469 was requested on October 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,167 / month
Current employer:	OPASTCO	Debt-to-income ratio:	20.69%
Length of employment:	1 year	Location:	Washington, DC

Home town:
Current & past employers:	OPASTCO
Education:

This borrower member posted the following loan description, which has not been verified:

554079 added on 10/15/09 > I have been employed more than 15 years. Is there a fee for prepayment? 554079 added on 10/19/09 > My only debt would be the loan. 554079 added on 10/22/09 > Don't know if this is against the rules, but $8,000.00 is sufficient for my debt consolidation. My H was able to pay one of my credit cards off this week. So no further funding needed. Thank you.

A credit bureau reported the following information about this borrower member on October 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	44
Revolving Credit Balance:	$126.00	Public Records On File:	0
Revolving Line Utilization:	2.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
There is no prepayment penalty, to the best of my knowledge. You can verify this by calling Lending Club. Please elaborate on the delinquency about 44 months ago? I see that your Revolving Credit Balance is $126.00 - and your Loan Request is for $15,000.00 Please explain the difference? Thank you in advance for your answers.	Thank you. 3 years ago I had a Mortgage, credit cards, etc. I have never defaulted on any debt, but I was late on a credit card payment. I have more than $126 revolving credit. I owe a little more than $10000 in credit cards. I want to pay all those bills off.
Please respond to the following: What are your responsibilities at Opastco? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Thank you for your question. I don't want to give my duties there because that would give my identity, but I will share that I am in Middle Management. I am not the sole provider, both me and my spouse work. This loan would be solely for my debt. We do not have a mortgage or rent, our home is paid in full, we chose not to open a line of credit from the home. My car is paid in full, however a new car may be purchased in the next year. The only bills that I have are my credit card debt. I am proud to say that I have just about paid all my credit cards off, but it depleted all of my savings for possible emergencies. If I was to lose my job (God forbid) I do have a 401K with over 6 digits. After paying off all my cards, I plan to place the rest in savings for emergencies. We also owe my Mother in law 1200 for her assistance when in need of a new air conditioning unit...I no longer use my credit cards, cash only, so she graciously loaned us the money.

Member Payment Dependent Notes Series 450875

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450875	$20,000	$20,000	12.53%	1.00%	November 3, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450875. Member loan 450875 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	NEOPS	Debt-to-income ratio:	13.74%
Length of employment:	5 years	Location:	Meriden, CT

Home town:
Current & past employers:	NEOPS
Education:

This borrower member posted the following loan description, which has not been verified:

555030 added on 10/14/09 > I plan on paying off some credit card debt and to build up a downpayment for a house in the process. I am very motivated to get my family into a house withing the next couple of years. I am very responsible in making payments and I am eager to one payment and no that I will be finished in three years paying off this debt. I have a very successful carreer and really feel that the next step for me is home ownership. 555030 added on 10/18/09 > I also wanted to add a note about the delinquincy that is listed on my credit report. I had an account with Bank of America which I payed off in full. Apparently they added finance charges of $3.98 which accrued between me getting the bill and paying off the balance. They never sent me another statement and I had no idea that I had such minimal balance. No one from the company contacted me and I didn't realize any of this was going on until I pulled a credit report and saw this. I payed off the balance and asked the company for some answers and got no where. This has been a very frustrating sitution and I hope it doesn't affect my chances of getting fully funded. I have learned my lesson and I do not want to have credit card balances with any of these major banks.

A credit bureau reported the following information about this borrower member on October 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	10
Revolving Credit Balance:	$7,031.00	Public Records On File:	0
Revolving Line Utilization:	39.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please itemize the debts that you would be paying off with this loan if it is fully funded. Thank you.	I have a credit card balance on a major credit card for about 7,000 and I also have a student loan with a 10,000 balance and another 10 years to pay off. I want to pay both of those off and know it will be done with in 3 years time.

Member Payment Dependent Notes Series 450960

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450960	$11,200	$11,200	15.65%	1.00%	November 2, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450960. Member loan 450960 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$19,583 / month
Current employer:	USAA	Debt-to-income ratio:	12.39%
Length of employment:	5 years	Location:	SAN ANTONIO, TX

Home town:
Current & past employers:	USAA
Education:

This borrower member posted the following loan description, which has not been verified:

555217 added on 10/14/09 > Fund to consolidate higher-interest debt. 555217 added on 10/15/09 > Purpose of this loan is to consolidate and payoff several higher-interest debt, thus lowering my monthly payments and decreasing my overall interests rates. I have good credit and have never missed a debt payment in my 25+ years of paying bills.

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	61	Months Since Last Delinquency:	45
Revolving Credit Balance:	$21,854.00	Public Records On File:	0
Revolving Line Utilization:	37.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency 45 months ago. Thank you in advance.	In looking at my credit reports, I don't have a delinquency 45 months ago. Can't you be more specific?
All that is showing is delinquency 45 months ago.	I'm sorry, but I can't provide an answer to your question. I have pulled my credit reports (over the weekend) from both Equifax and Experian and I don't see any delinquencies. I can tell you that I have never been deliquent on any debt and if another credit report is showing a deliquency, I would think it is an error on that reporting agency. I will pull a TransUnion report as well, but don't use them very often.
If you find that it is an error, you can contact TransUnion directly to have your file updated or corrected. You can reach TransUnion as follows: TransUnion LLC Consumer Disclosures 2 Baldwin Place P.O. Box 1000 Chester, PA 19022 800-888-4213 www.transunion.com	Thanks! Since it is the only one of the "big 3" that I do not have a copy of, it must be the one that is showing a deliquency. I will definitely contact them. I would think that all three would show the same thing if a true deliquency existed. Hope that this will not keep you from investing in me. If you have any other questions, please let me know. Thanks!
Please have your income verified with Lending Club. Thank you!	Faxing information tomorrow.
You list your income as 19,583 per month. That almost 240k per year, is that correct. Your transunion shows the following: Months Since Last Delinquency 45; can you explain. You say you "have never missed a debt payment in my 25+ years of paying bills"; but your first credit file is from 1994, can you explain?	Salary is correct. In regards to my deliquency 45 months ago, someone else asked me the same question. I have both my Equifax and Experian reports and they do not indicate that deliquency. I will request a Trans Union report, but I'm sure it is an error on their behalf since I have never been late on a payment.

Member Payment Dependent Notes Series 451008

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451008	$24,250	$24,250	12.53%	1.00%	November 2, 2009	October 26, 2012	October 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451008. Member loan 451008 was requested on October 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,860 / month
Current employer:	n/a	Debt-to-income ratio:	0.40%
Length of employment:	n/a	Location:	ORLANDO, FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

555312 added on 10/12/09 > I am greatful for the opportunity have the home of my dreams. I am also thankful for the chance to prove my worth. 555312 added on 10/13/09 > Dear Investors, I currently rent a home for $2,000.00 a month for the past 18 months. I have never been late a day with the rent. The home is in a short sale and I would like to purchase the home. I have the income to afford the home, but I don not have the down payment. If I am able to secure the loan, my mortgage will be far less than what I pay in rent. I just need the opprotunity to move forward.

A credit bureau reported the following information about this borrower member on October 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	5	Months Since Last Delinquency:	10
Revolving Credit Balance:	$1,823.00	Public Records On File:	0
Revolving Line Utilization:	6.75%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the source of your stated $9,860 / month income?	Type your answer here. Pension and disability payments for retirement and railraod disability.
Thank you for your reply. Have you been prequalified for the mortgage for the property? I presume that you have read and agreed to the shortsale addendums already?	Type your answer here. Yes, I have been qualified and I know and understand all the ins and outs of the shortsale and the process.
What is the expected mortgage payment including PMI ?	Type your answer here. The expected payment plus the PMI is $1571.00

Member Payment Dependent Notes Series 451177

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451177	$25,000	$25,000	15.31%	1.00%	November 3, 2009	November 2, 2012	November 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451177. Member loan 451177 was requested on October 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	n/a	Debt-to-income ratio:	2.69%
Length of employment:	n/a	Location:	Pickerington, OH

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

555648 added on 10/19/09 > Start-up cost for new business venture.

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,437.00	Public Records On File:	0
Revolving Line Utilization:	16.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe the business?	Real Estate investing. Purchasing bank owned properties and rehabing for sale or rent
Hello! Please provide a detailed Loan Description. Thank you.	This loan will be used for some of the following start-up expenses: $400 Legal, $150 Office Supplies, $3,262 Accounting, $10,000 Training, $4,688 Business Development, $30,000 Initial Property Cost/Renovations/etc.
What is the corporate structure of your business?	S Corporation
Investors may feel more confident about lending to you if your (1) income was verified and/or (2) credit review status was approved. Please call Lending Club for the procedures and expedite their completion.	I sent this info to the lending team this morning 10/21
By the way, what is the source of your income if, as you've indicated in your Profile, you are not employed. Thank you.	I am self employeed providing home improvement services as well as doing some consulting work for the auto industry.
Why such a high cost for training?	The training involves in depth coarses on completing various types of real estate deals. Topics include how to make money in the real estate market, building foundations for success and creating real estate wealth. I'd be learning about mortgage financing to assist potential customers and offer them seminars and classes on being responsible homeowners
A lot of those "Real Estate Classes" are strictly for-profit - (and not your profit). However, if you are spending money on training to get a real estate or brokers license, that's another story. You might want to look into training with the local Small Business Administration. It could be a lot less than $10K! Question: I see you came up with a DTI of about 3%, but I think that would only be enough to cover credit card minimums. Did you include your mortgage payments in the calculation? (I'm assuming 3% of $9K per month = $300, and min payments on $12K = $300 so where does the mortgage come in?.)	No I did not include the mortgage payment. I believe the property would be sold to cover the cost or rented out to cover the payment. Currently I am using personal funds.
Is there a reason you income has not been verified, although you submitted the necessary info on 10/21? Please verify your income. It gives investors (like me) more faith in lending you money. Thanks,	I'm not sure what additional info I can provide. Being self employeed I won't receive my 1099's for this year until January. I have over 20 pay stubs showing income but not on a regular schedule. Mathmatically it works out so far to be approx. $2,000/month. The plan I set for my company is to turn a property every 3-4 months with a $20,000 profit per sale. I hope this helps.

Member Payment Dependent Notes Series 451474

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451474	$25,000	$25,000	11.48%	1.00%	November 3, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451474. Member loan 451474 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	SAIC Frederick, Inc.	Debt-to-income ratio:	5.89%
Length of employment:	4 years	Location:	Manhattan, KS

Home town:
Current & past employers:	SAIC Frederick, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

556250 added on 10/13/09 > On time repayor looking to refinance credit cards to make one lower interest payment each month. 556250 added on 10/15/09 > I've been in my current job as a government contractor for three years with salary increases each year and good reviews from my employer and our contracting agency. My company pays for my rent each month and I do not pay for health insurance benefits for myself or my family. I just renewed my current contract for an additional two years. I am a good borrower because when I have extra money I add it to my payments to pay off my obligations quicker.

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,577.00	Public Records On File:	0
Revolving Line Utilization:	9.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The report shows you only have $3.5k in revolving debt. Can you explain why you're asking for $25k? Also--what are the balances and interest rates on your credit cards?	Actually the balances on my cards equal close to $20,000 and I have some personal business to take care of at the same time. The interest rates on my cards are all over 13% with two of them at or around 19%. I'd like to consolidate all of these payments and make one payment each month at a lower interest rate.
Your Revolving Credit Balance is only $3,577.00. What is the reason for requesting $25,000?	Actually the balances on my cards equal close to $20,000 and I have some personal business to take care of at the same time. The interest rates on my cards are all over 13% with two of them at or around 19%. I'd like to consolidate all of these payments and make one payment each month at a lower interest rate. I do not believe the balances you have seen are up to date.
If your balances are $20 k.... why do you need $5k more? By the way verify your income with LC and things go easier.	I have some personal expenses to take care of which is why I would like an additional 5K. How do you verify income? I will try to find out how.
Can you please talk about how the cc debt was accrued? Thanks.	There were various different charges, but the major charges were to pay for lodging when I accompanied my sick child for treatment in another town. The situation is now resolved and will not be an issue in the future with regards to charging the cards up again.

Member Payment Dependent Notes Series 451482

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451482	$7,000	$7,000	8.59%	1.00%	November 3, 2009	November 9, 2012	November 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451482. Member loan 451482 was requested on October 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	comcast	Debt-to-income ratio:	6.17%
Length of employment:	8 years	Location:	mchenry, IL

Home town:
Current & past employers:	comcast
Education:

This borrower member posted the following loan description, which has not been verified:

556258 added on 10/27/09 > this loan will pay off some consumer debt as well as buy a 5k used auto , I have a company car and company gas card so I am in the market for a high mile "fun" car persay 556258 added on 10/27/09 > I noticed people are commenting on their expenses mine are minimal I don't have to pay for gas because of my company car and my cable internet and home phone is free, my cell is on a family plan at 10 dollars a month , my mortgage is 800 a month and this loan will take place of a car payment as I currently do not own a car as of last night Comcast is not Union but with my benefits who needs a union at this point in the game

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	37
Revolving Credit Balance:	$6,881.00	Public Records On File:	0
Revolving Line Utilization:	28.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
purpose? please provide details on why we should lend to you.	i simply want to pay off some consumer debt and purchase a used car for about five grand which i dont intend to keep full coverage insurance on because its such a low value car hence the request for an unsecured loan, i already have a company car so the car i buy will just be more of fun car persay,
What do you do for Comcast? If you verify your income with The Lending Club it would make my decision easier. Please contact the Club to see how to verify your income.	I am a tech a cct4 I service and install phone internet and tv for our residential and commercial customers I am also a pier coach or lead I guess over seven years in the company and I do hold a computer science degree from DeVry university, Did the whole IT help desk tech support thing boring, so in summation I climb telephone poles for the greater chicagoland market, and am based out of the carpentersville IL office I will look into the verification process.

Member Payment Dependent Notes Series 451497

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451497	$15,000	$15,000	14.26%	1.00%	November 3, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451497. Member loan 451497 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	rock electric	Debt-to-income ratio:	7.40%
Length of employment:	4 years	Location:	poway, CA

Home town:
Current & past employers:	rock electric
Education:	ABC Craft Training

This borrower member posted the following loan description, which has not been verified:

556293 added on 10/13/09 > I plan to use these funds to pay off all revolving debt, my credit cards, and my car. I feel that I am a good borrower because I have not missed or been late on a payment on any accountin over three years. I also have been paying more than the minimum amount due for just as long. 556293 added on 10/16/09 > My position at my place of employment is stable, we are beginning three new projects that will span at least two years. I also recieve regular pay increases every four months as a result of the training program in which I am enrolled, allowing me to save more as well as meet all monthly obligations.

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	31
Revolving Credit Balance:	$1,366.00	Public Records On File:	0
Revolving Line Utilization:	21.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am considering an investment in your loan. Questions I have are: 1. Job Position and very briefest job description: 2. Income: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investment in loans occurs AFTER I received answers.	I am an electrician working currently as a crew leader moving towwards becoming a foreman. The income listed is myself only. My housing per month is 525. This loan will pay off both credit cards and car, however the total between them is 495.

Member Payment Dependent Notes Series 451509

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451509	$12,500	$12,500	13.57%	1.00%	November 2, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451509. Member loan 451509 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	GA Dept. of Community Health	Debt-to-income ratio:	23.94%
Length of employment:	1 year	Location:	SNELLVILLE, GA

Home town:
Current & past employers:	GA Dept. of Community Health
Education:

This borrower member posted the following loan description, which has not been verified:

556318 added on 10/13/09 > Thank you very much for giving me the opportunity to help my parents pay an unexpected tax on their new home! They were ripped off by a builder and they are faced with a huge tax. I'm currently working 2 jobs and I plan to make the monthly payments for them! Again, thank you so much in advance for the loan!

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,180.00	Public Records On File:	0
Revolving Line Utilization:	83.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the GA dept of Commonity Health?	I work in the Program Integrity department. I'm a Lock-In Coordinator for their pharmacy team. I ensure that each GA Medicaid recipient is not abusing their use of Medicaid. I love my job because I know that I'm making a difference! Thank you so much for your help!!!

Member Payment Dependent Notes Series 451575

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451575	$24,000	$24,000	14.26%	1.00%	November 3, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451575. Member loan 451575 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$20,833 / month
Current employer:	n/a	Debt-to-income ratio:	3.62%
Length of employment:	n/a	Location:	glendale, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

556469 added on 10/13/09 > HELLO I AM SUB-CONTRACTOR I WORK FOR ARM BEL MAINTENANCE INC. IT IS A CONSTRUCTION COMPANY. I OWN A HOUSE IN MIRAGE, ARIZONA I AM REMODELING MY INVESTMENT HOUSE DOWN THERE. I HAVE A GOOD INCOME ABOUT 250.000 GROSS A YEAR 155.000 NET. THIS IS FULLY VERIFIABLE INCOME. I HAD THE PROPERTY SINCE 2007. IF I SPEND AROUND 20,000 IN SUPPLY AND LABOR IS CHEAP AS I AM A SUB-CONTRACTOR, I GUARANTEE AT LEAST THE PRICE OF THE HOUSE WILL GO UP OVER 100,000. THIS MY PROFESSIONAL ESTIMATE.

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,575.00	Public Records On File:	0
Revolving Line Utilization:	83.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please contact Lending Club to verify your income? What kind of savings do you have? How secure is your income?	my income is very secure i have been whit the company over five years some how it shows one year there but its five years i am able to sign the 4506T form if needed to verify my income
Please contact Lending Club member services to verify your income. What kind of savings do you have?	I have 401 k, and a cd account
You have to contact Lending Club and they will walk you through the process. Thanks	To walk me through which process? If income verification, I have already talked to Lending Club.
I wish they'd process your income verification already... I plan on investing as soon as it goes through. When you answer this question, I receive an email. Please answer it after your income is verified and I will immediately make an investment. Thanks.	I am sorry I didnt get the actual question. I faxed my 07/08 tax returns almost a week ago I`m agree to sign the 4506-t form. Thank you for your interest in my project

Member Payment Dependent Notes Series 451584

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451584	$11,000	$11,000	15.31%	1.00%	November 3, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451584. Member loan 451584 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	reRubber LLC	Debt-to-income ratio:	22.90%
Length of employment:	4 years	Location:	Ontario, CA

Home town:	Cupertino
Current & past employers:	reRubber LLC
Education:	University of California-Santa Barbara (UCSB)

This borrower member posted the following loan description, which has not been verified:

556491 added on 10/14/09 > I plan to use the funds to eliminate debt on several bad credit cards in hoping to close those accounts for good. I am a reliable borrower because I have never been late on any payments and have always paid on time throughout my credit history. I have a well paying job as a Business Development Manager for a Green Recycling Company that is in process of expanding. I could afford payments and slowly eliminate my debt without any issues but the high interest rates charged by these banks makes it difficult to lower the numbers. I also live with family so I have no rent costs and basically my highest expense is my debt. 556491 added on 10/14/09 > Since I've been asked other questions, here are some other details that may provide further assurance to potential investors. I am the sole earner of my month wages listed and my car is paid in full. Any student loans I had are being taken care of by family members. The rest of the credit debt I'm not loaning for has little to no interest rates so I'm just mainly looking to eliminate the debt that has high interest rates. Please let me know if there are any other questions. 556491 added on 10/18/09 > Another question I've been asked was what measures have I been taking to eliminate debt. I don't ever use credit cards anymore eliminating any additional debt. Moving back with my family members have cut my costs down and my company just started to pay for my cellular bills. Besides regular expenses such as basic necessities, I've limited all my expenses down to eliminate the debt as soon as possible. Since the interest rates have increased significantly in the past half year for a few of my accounts, I can only imagine it'll take much longer than anticipated. LendingClub is a just a better financial solution in assisting me in this process.

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,297.00	Public Records On File:	0
Revolving Line Utilization:	80.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.14.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $11K loan application are: 1. $4,167 gross income @ reRubber LLC: 1 (yourself) or 2 (yourself and another) wage-earner? 2. Car payment(s) per month? This loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	I am the sole wage earner for the $4167 gross income at reRubber and my car was paid in full a few months ago. Please let me know if you need any other questions. Regards, Johnny Wang

Member Payment Dependent Notes Series 451606

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451606	$20,000	$20,000	13.57%	1.00%	November 3, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451606. Member loan 451606 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	n/a	Debt-to-income ratio:	12.34%
Length of employment:	n/a	Location:	Austin, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

556547 added on 10/14/09 > Using Funds for Debt Consolidation Excellent Credit Self Employed 15 plus years

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,387.00	Public Records On File:	0
Revolving Line Utilization:	36.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your monthly expenses? Would you consider contacting Lending Club to verify your income? Doing so would encourage more lenders to contribute to your loan.	My monthly expenses run $4000 a month. I have faxed and emailed Lending club tax returns and all the other information they requested to verify my income. I am waiting for a response from them to verify that they received all my information and if they need anything else from me. This loan would drastically cut my credit card payments and allow for me to pay off my debt in three years, if not sooner. We are a two income family that has always paid our bills on time and have only used credit cards for business or educational purposes.

Member Payment Dependent Notes Series 451632

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451632	$10,000	$10,000	13.22%	1.00%	November 3, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451632. Member loan 451632 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	verizon wireless	Debt-to-income ratio:	18.02%
Length of employment:	4 years	Location:	OCOEE, FL

Home town:
Current & past employers:	verizon wireless
Education:

This borrower member posted the following loan description, which has not been verified:

556618 added on 10/14/09 > I'm a very successful sales manager with verizon wireless with an excellent track record. I have been employee with the number one wireless carrier for 3 years and even with this challenge economy we're still very successful growing our business.

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	48
Revolving Credit Balance:	$11,188.00	Public Records On File:	0
Revolving Line Utilization:	42.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 451663

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451663	$14,000	$14,000	12.87%	1.00%	November 2, 2009	November 1, 2012	November 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451663. Member loan 451663 was requested on October 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,833 / month
Current employer:	Chaffey Joint Union High School District	Debt-to-income ratio:	4.30%
Length of employment:	7 years	Location:	ONTARIO, CA

Home town:
Current & past employers:	Chaffey Joint Union High School District, Inland Valley Daily Bulletin
Education:	National University (Master of Public Administration), DeVry University-California (Bachelor of Science), ITT Technical Institute (Associate of Science)

This borrower member posted the following loan description, which has not been verified:

556696 added on 10/18/09 > Application Date 10/18/2009 556696 added on 10/18/09 > I have a strong history of never missing payments on installment loans. My job is very secure. 556696 added on 10/28/09 > I would like to thank everyone who has funded this loan. Please know that I am a responsible borrower and your investment in me is safe.

A credit bureau reported the following information about this borrower member on October 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	74
Revolving Credit Balance:	$8,752.00	Public Records On File:	0
Revolving Line Utilization:	53.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.19.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $14,000 loan application are: 1. Position @ Chaffee Joint Uniion HS is? 2. $4,833 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? Beginning with question 3 loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	I am an Information Systems Specialist, which is another way of saying Database Administrator. That income is my income as I am single and do not have another wage earner. I live with a relative and do not pay any rent. The home is paid for and my living situation is permanent. My car is paid off.
Any other household income / debt (e.g. spouse)?	My annual income is approx 60k and I do not have any other source of income. I live with a relative and do not pay any cost for housing except splitting the bi-annual property tax and utilities. My car is paid off.
Hello, I am interested in funding this loan. I have a couple of questions: 1) You mentioned that your housing situation is "paid for". Does that mean that the mortgage on the house is completely paid off? 2) Can you please explain the 35 open credit lines? 3) Your revolving balance is 8,752, but loan requested is 14,000. Can you please explain? Thanks so much	Hi. Starting with the thirty-five lines, I actually only have twelve open lines. Thirty five was the total number of lines open ever. Many of them were student loans which have been paid off. Regarding the amount of the loan in question, that doesn't reflect my very recent large purchase. I have spoken with the lending club credit department to verify this. 14,000 is a very acurrate relection of the amount I'm looking to consolodate. The house is paid off.

Member Payment Dependent Notes Series 451705

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451705	$10,200	$10,200	13.92%	1.00%	November 3, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451705. Member loan 451705 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Purdum Gray Ingledue	Debt-to-income ratio:	9.48%
Length of employment:	10 + years	Location:	Macomb, IL

Home town:
Current & past employers:	Purdum Gray Ingledue
Education:

This borrower member posted the following loan description, which has not been verified:

546561 added on 10/14/09 > I have managed to pay off 1 small credit card and would like to pay off 2 more that have interest rates in the 20+% range. Thank you in advance for your consideration in my quest to get out of credit card debt.

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	31
Revolving Credit Balance:	$18,393.00	Public Records On File:	0
Revolving Line Utilization:	71.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in helping fund your loan but first ask your response to the following: 1. Please briefly describe the type of work you perform at Purdum Gray Ingledue. 2. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 3. What are your approximate total monthly living expenses (excluding loan payments listed above)? 4. Do you have a contingency plan to repay this loan in the event of job loss? 5. Would you please verify your income with Lending Club? You may need to contact them for instructions. I believe it entails faxing them copies of W-2 forms, 1099 Forms, or similar income documentation. Thank you in advance for the additional information.	Type your answer here. 1. I run their life & health department which means that I sell and service individual & group insurance. 2. Yes I do have 1 other loan and it is for a motor home that I pay $1280.00 per month on and the balance is about $68,000 give or take a little. My daily vehicle is paid for. 3. About $2000 a month including the payments on the 2 credit cards that I would like to pay off. 4. There is not much chance that I will lose my job per discussions with my employer but I do have funds in a 401K plan that could be accessed to pay off debt in that event. 5. I can verify if it is nessecary, however in my conversation with them they did not ask me to do that!
I understand it's a hassle, but some lenders are reluctant to invest unless the borrower's income is verified by Lending Club.	Type your answer here. Do you want tax returns or would recent check stub be sufficent?
Lending Club has a procedure for verifying income. You might want to contact them for the details. Once they verify income, they put an asterisk next to your gross income. You'll find that your loan gets funded much more quickly when lenders see the asterisk. Best of luck!	Type your answer here. Doesn't look like it will get funded in time anyway!

Member Payment Dependent Notes Series 451708

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451708	$11,000	$11,000	8.59%	1.00%	November 2, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451708. Member loan 451708 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	Dorchester County Commissioners	Debt-to-income ratio:	16.46%
Length of employment:	10 + years	Location:	East New Market, MD

Home town:
Current & past employers:	Dorchester County Commissioners
Education:

This borrower member posted the following loan description, which has not been verified:

556787 added on 10/14/09 > Pay Off Credit Cards And Loan. 556787 added on 10/15/09 > I work hard at a courthouse and I would like to have just one bill. Pay off credit cards and high interest loan. I will never be laid off.

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,372.00	Public Records On File:	0
Revolving Line Utilization:	21.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at the Commissioners office? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I work at a courthouse and I take care of all maintenance inside and out. I am the sole wage earner. I owe my credit cards around 5000.00. I make no headway. I also owe 6000.00 to citi.

Member Payment Dependent Notes Series 451741

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451741	$11,000	$11,000	14.61%	1.00%	November 2, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451741. Member loan 451741 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	santa clara county library	Debt-to-income ratio:	12.00%
Length of employment:	10 + years	Location:	san jose, CA

Home town:
Current & past employers:	santa clara county library
Education:

This borrower member posted the following loan description, which has not been verified:

556845 added on 10/14/09 > I'm a hard, responsible worker who needs a bit of relief to get married and start a family!! my credit history shows i always pay on time!! 556845 added on 10/14/09 > With this loan I plan to get my open credit lines down to 2 or 3. 556845 added on 10/16/09 > I'm been paying consistently more then the minimum but my total balance barely goes down and I refuse going to credit card consolidaters or anything that may hurt my credit! I really hope the lending club can help. The idea of having a set amount per month that will pay the debt in 3 years is amazing! Some of my interest rates are as high as 22 percent! Ridiculous! 556845 added on 10/20/09 > I actually looked at one of the cards I plan to consolidate and its 29 percent interest right now! Thats just not right! 556845 added on 10/21/09 > If you are wondering how I got into debt, its mainly because of traveling with my band and fronting airfare for members who never paid me back. I use to have the "you only live once attitude" Now its beginning to change to "no money, no honey attitude". I'm basically doing everything I can do to get out of debt and invest in my future. I've also been looking for night and weekend work.

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1986	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	24
Revolving Credit Balance:	$9,311.00	Public Records On File:	0
Revolving Line Utilization:	40.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.15.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $11K loan application are: 1. Position @ Santa Clara County Library is? 2. $3,750 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Questions 3 onward loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	I am a warehouse materials handler at SCCL. I gross 45000.00 per year myself. I pay 425 per month rent and no car payment. I pay around 600 per month to credit cards (which is more then the minimum), but this loan will pay off the majority of my credit debt, so i will have one main payment!! Thats the only reason I want this loan. Thanks, Rob
Where did you work before the Library and for how long?	I've been working for the Library since 1991 and had odd jobs before that. Pharmacy delivery, Gymboree set up, etc...
Your Profile indicates that you have been employed for 1 year. Please contact Lending Club to have that corrected. Thank you.	Thanks, I was wondering about that.

Member Payment Dependent Notes Series 451757

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451757	$18,000	$18,000	11.48%	1.00%	November 3, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451757. Member loan 451757 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	US Coast Guard	Debt-to-income ratio:	19.71%
Length of employment:	5 years	Location:	La Jolla, CA

Home town:
Current & past employers:	US Coast Guard
Education:

This borrower member posted the following loan description, which has not been verified:

556883 added on 10/15/09 > Loan will cover some credit card debt and a boat loan with a higher interest rate.

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	31
Revolving Credit Balance:	$3,519.00	Public Records On File:	0
Revolving Line Utilization:	12.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	I have 6,000 in credit card debt and a 12,000 dollar boat loan that is at 14%. Overall only a few points off, but it helps.
Your information lists only $3519 in debt. What makes up the other $18000 that you are asking? Please explain your delinquency.	Delinquent on nothing. It should list about 6,000 in credit card debt and 12,000 on a boat. I am only saving a few points with lending club, but it ends up being a worthwhile amount.
Please respond to the following: What are your responsibilities with the Coast Guard? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am an aviator. I am single with no children. I have 2500 in monthly expenses with 3000 in descretionary. I have 6,000 in credit card debt with a payment of 200 a month. A 12,000 boat loan with a payment of 357 a month. I have an 11 year commitment and don't anticipate a job loss. Thanks for your time.
Do you intend to resign your commission during the next 3 years? Are you eligible to remain in service over the next 3 years? Any other household income/debt (e.g. spouse)?	No intention of resigning it. I have 8 more years of commitment left. No other household income/debt. Thank you
Military Pay Scale online shows an O-3 gets $4K a month. Can you explain your full entitlements per month? What other incomes do you have to calculate $7125?	I get 2k for housing, and roughly $500 in BAS and Flight Pay. The civilian equivalent of my 6.5k is roughly 7100 due to the tax advantages of military pay.
I am happy to help fund your loan. My father in-law was Coasty SAR pilot. Retired as chief of Coast Guard Aviation in DC back in '79. Good luck with your loan request.	Thanks a lot! I am sure your father in law has some crazy sea stories!

Member Payment Dependent Notes Series 451775

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451775	$15,000	$15,000	14.96%	1.00%	November 2, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451775. Member loan 451775 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,400 / month
Current employer:	Group 1 Automotive	Debt-to-income ratio:	21.57%
Length of employment:	10 + years	Location:	Spring, TX

Home town:
Current & past employers:	Group 1 Automotive
Education:

This borrower member posted the following loan description, which has not been verified:

556916 added on 10/14/09 > Funds will be used to immediately pay off several credit card balances (looking at different % amount on 4 to 5 cards to pay in full). I have spent 10 years in the car business with the same company and I was raised by two bankers. I understand the importance of making payments on time and I also understand that my credit card debt is not going anywhere if I only make the on time payments. Consider my Chase Mortgage as a representation of my desire to have strong credit. For a three month period I made 1/4 the monthly income that I normally would have due to the aftermath of Hurricane Ike. It was tight, but I would not accept not being able to pay as agreed. I deal with way too many people day to day that cant get what they want because they didnt take care of their credit. To sum it up, my Grandad once told me "if you pay your bills and take care of your credit you wont ever go hungry". He also said "if you cant pay cash then dont buy it", but we cant all be just like our Grandad. I am not DESPERATE for this, but it sure as hell would give me a light at the end of the high credit card interest rate tunnel. P.s. my wife is a registered nurse at 3800 to 4000 per month gross (11000+ household gross). Experian becon is in the 690's...I prefer to leave her off of the note since her Ford lease is due in 8 months and I want to make sure her becon stay where it is at or gets higher. 556916 added on 10/17/09 > 702 Experian Becon Score 10/12/09 556916 added on 10/26/09 > ONLY 2 DAYS LEFT!! This loan will be used to payoff accounts with payments equal to the payment amount on this contract. My wife and I are stable in our jobs and have always proven the ability to pay. This will give us a healthier outlook on our plan to eventually eliminate our credit card debt. WE ARE A GOOD "RISK"!!!! "Thank you" to those who have contributed. You will not be disappointed.

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,724.00	Public Records On File:	0
Revolving Line Utilization:	87.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a breakdown of the Revolving Credit Balance of $13,724.00. Thank you.	Are you referring to the amount remaining after the $25000 is applied to the credit cards? If so, my plan apply at least $200 per month above the minimium payment on the highest interest cards remaining. I will then take that minimum payment and the $200 to apply to the next minimum payment. December is a big month for Lexus and I receive a bonus at the end of the year. I hope to pay another card in full. The 866 pymt on this loan will match with the minimum payments it will eliminate. Please let me know if I did not understand the question. Thanks.
10.15.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $25K loan application are: 1. Position @ Group 1 Automotive is? 2. Housing (mortgage or rent) payment per month? 3. Car payment(s) per month? 4. Credit card payments per month? Questions 2 onward loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1) Lexus Internet Sales (7 years with group1 dealer in Lubbock, 3 years with group1 dealer in Houston) 2)Chase Mortgage payment-$2581 3)Ford Motor Credit-$596mo./Amoco Fed Credit Union-$428mo. 4)Credit cards-$1248-this loan would reduce this by approx. 850 per month.
What actions have you taken to get control of your finances?	I have come to the realization that "keeping up with the Jones'" is overrated. Getting credit when you have good credit was easy and we wanted things right away. I will leave out the details because I am not trying to play the sympathy card, but my wife suffers from pancreatitis. We bought things on credit with a game plan to pay it off only to have her suddenly go in to the hospital. Next thing you know we are robbing peter to pay paul and here we are with a lot of debt. We have made adjustments in our budget such as not eating out as much, movies, ect... As you can see from my payment history we fooled ourselves into believing that paying the payments WAS being in control. After totalling the entire debt I can see myself paying on this until I am 60 years old and that is not appealing to me. This loan allows us to know that I large portion will be gone in 3 years instead of 10. Seeing that take place would also give us added motivation to stucture a payment plan to eliminate the additional portion and not revert back to relying on credit as a "savings account" of sorts. Thank you for you consideration and for reading my novel sized answer.
Actually I appreciate the novel sized answer! : ) You may find yodlee.com useful - it is free and an incredible help in getting finances under control. It takes a little effort to set up your account on it, but I promise you it is more than worth the time it takes.	Thank you for the advice. Regardless of the results here I will come out smelling like roses. I have found this process to be very interesting. It would take a new level of scumbag to not pay back a loan that had real person to person interaction before the loan was established. Thanks again.

Member Payment Dependent Notes Series 451841

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451841	$12,000	$12,000	20.17%	1.00%	November 2, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451841. Member loan 451841 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	n/a	Debt-to-income ratio:	11.25%
Length of employment:	n/a	Location:	OCALA, FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

557092 added on 10/14/09 > HELLO. I WAS ACTUALLY GIVEN THIS COMPANYS INFO. THROUGH THE S.C.O.R.E. OFFICE WHICH IS A BRANCH OF THE SMALL BUSINESS ASSOCIATION. THEY EXPLAINED THAT I DID QUALITY FOR THE 7A SMALL BUSINESS LOAN, HOWEVER, THAT THE PROCESS IS LENGTHY AND THAT MANY PEOPLE IN A SIMILAR SITUATION AS MYSELF HAVE BEEN SUCCESSFUL WITH THE LENDING CLUB. I HAVE BEEN A REAL ESTATE APPRAISER FOR 7 YEARS. WHEN TAYLOR BEAN AND WHITAKER COLLAPSED, I HAD ACCOUNTS PAYABLE OF OVER $20,000 THAT I NEVER RECEIVED FROM THE OFFICE THAT I WORKED AT. I DECIDED TO LEAVE AND OPEN MY OWN BUSINESS. I HAVE BEEN WORKING OUT OF MY HOUSE BUT NOW I AM SO BUSY THAT I AM GOING TO HAVE TO TURN DOWN WORK IF I DON'T MOVE INTO A LARGER BUILDING AND HIRE ANOTHER APPRAISER WHICH REQUIRES NEW COMPUTERS, A NEW SERVER, COMPUTER PROGRAMS, ETC. I HAVE A HIGH AMOUNT OF ACCOUNTS RECEIVABLE HOWEVER, MOST OF THE REO(FORECLOSURE) LENDERS PAY 30-60 DAYS AFTER THE APPRAISAL IS PERFORMED. I WOULD BE MORE THAN GRATEFUL IF YOU WOULD BE ABLE TO ASSIST ME. THANK YOU 557092 added on 10/14/09 > HELLO. I WAS ACTUALLY GIVEN THIS COMPANYS INFO. THROUGH THE S.C.O.R.E. OFFICE WHICH IS A BRANCH OF THE SMALL BUSINESS ASSOCIATION. THEY EXPLAINED THAT I DID QUALITY FOR THE 7A SMALL BUSINESS LOAN, HOWEVER, THAT THE PROCESS IS LENGTHY AND THAT MANY PEOPLE IN A SIMILAR SITUATION AS MYSELF HAVE BEEN SUCCESSFUL WITH THE LENDING CLUB. I HAVE BEEN A REAL ESTATE APPRAISER FOR 7 YEARS. WHEN TAYLOR BEAN AND WHITAKER COLLAPSED, I HAD ACCOUNTS PAYABLE OF OVER $20,000 THAT I NEVER RECEIVED FROM THE OFFICE THAT I WORKED AT. I DECIDED TO LEAVE AND OPEN MY OWN BUSINESS. I HAVE BEEN WORKING OUT OF MY HOUSE BUT NOW I AM SO BUSY THAT I AM GOING TO HAVE TO TURN DOWN WORK IF I DON'T MOVE INTO A LARGER BUILDING AND HIRE ANOTHER APPRAISER. THIS REQUIRES NEW COMPUTERS, A NEW SERVER, COMPUTER PROGRAMS, ETC. I HAVE A HIGH AMOUNT OF ACCOUNTS RECEIVABLE HOWEVER, MOST OF THE REO(FORECLOSURE) LENDERS PAY 30-60 DAYS AFTER THE APPRAISAL IS PERFORMED. I WOULD BE MORE THAN GRATEFUL IF YOU WOULD BE ABLE TO ASSIST ME. THANK YOU 557092 added on 10/14/09 > THE FUNDS WILL BE USED TO PURCHASE COMPUTERS, A SERVER, ADDITIONAL OFFICE FURNITURE (IF NEEDED), AND MISC. OFFICE EQUIPTMENT, COMPUTER PROGRAMS, ETC. I AM ABLE TO REPAY THE LOAN DUE TO THE FACT THAT MY ACCOUNTS RECEIVABLE WILL BE RECEIVED AT THE BEGINNING OF NOVEMBER AND EVERY MONTH THEREAFER. I WAS VERY SURPRISED TO SEE THAT MY BUSINESS TOOK OFF SO FAST. MY GOAL WAS TO MOVE INTO A LARGER BUILDING IN APPROX. (1) YEAR AND IT HAS ONLY BEEN A COUPLE OF MONTHS. MY ACCOUNTS RECEIVABLE FOR SEPTEMBER IS APPROX. $12,000. THIS AMOUNT DOUBLED IN A MONTHS TIME FROM THE PRIOR MONTH. AS I HAVE RECENTLY DISCOVERED, THIS BUSINESS CAN BE LUCRATIVE WHEN THE MARKET IS GOOD AND WHEN THE MARKET IS NOT SO GOOD, THEREFORE, I DO NOT SEE ANY REASON AS TO WHY THIS LOAN WILL NOT BE ABLE TO BE REPAID IN FULL. MY 1099 FOR LAST YEAR LISTED $160,000 AND THAT IS WITH PAYING 35% TO MY EMPLOYER. I NOW CAN COLLECT AND KEEP 100% OF THE APPRAISAL FEE.

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	58
Revolving Credit Balance:	$3,672.00	Public Records On File:	0
Revolving Line Utilization:	79.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your expected timeline for paying off this loan?	Of course I would like to obtain the loan (depending on rates) with the 3 year duration, however, I hope to have the loan paid off within 1 year. Thank you
Sounds like you are very busy! What is the corporate structure of your business?	Thank you for your question. Currently, my corporate structure is simple. I handle the executive, managerial, and administrative matters. Which is becoming more and more difficult each day. Therefore, my plan is to hire an administrative assistant and (1) appraiser.
Is your business an LLC or an s-Corp? Are you a general appraiser or a residential appraiser? Thank you in advance for your answers.	THE BUSINESS IS AN S-CORP AND I AM A STATE CERTIFIED RESIDENTIAL APPRAISER. THANK YOU
You might have selected a better name. Hot blonde is a turn off. You have to understand if this were a dating site the name would be appealing, but we are investors looking for the best financial bang for the buck. good luck	Thank you for your comments. With all due respect- I was asked to give a unique, catchy title and obviously it caught your attention. Whether good or bad, you did stop and take the time to review it and I thank you for your time. I am willing to bet that the majority of entries are all similar.
What is the name of your business? If you do eventually get the small business loan, presumably at a lower rate than here, would you simply pay of the LC loan with the proceeds of the small business loan?	Absolutely.

Member Payment Dependent Notes Series 451928

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451928	$2,100	$2,100	17.04%	1.00%	November 2, 2009	November 1, 2012	November 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451928. Member loan 451928 was requested on October 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,880 / month
Current employer:	STATE FARM	Debt-to-income ratio:	6.32%
Length of employment:	1 year	Location:	SAN PEDRO, CA

Home town:
Current & past employers:	STATE FARM
Education:

This borrower member posted the following loan description, which has not been verified:

557268 added on 10/18/09 > This is to start my new ebiz. I have wanted to start my biz online for a long time now and finally have the time to do so online. I have done market research for about a year and a half on my product and market. I also have 2 supply vendors ready to go. This amount will be enough to open the website and fund my ppc campaign. If you have any questions please don't hesitate to ask! Cheers and Thanks!

A credit bureau reported the following information about this borrower member on October 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,903.00	Public Records On File:	0
Revolving Line Utilization:	79.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the nature of your business?	Comic Merchandising. The site is comicstutuehoard.com. My intention is to grow online enough before actually opening a comic merchandising store. The site will include products from major companies like marvel and dc, and also some movie and video game merchandise. In my town there is no comic store for about 10miles. But i need to test demand online and have strong growth online before i can go retail. All products yield a 4x-6x mark up and i handle no shipping/inventory costs since i developed a personal relationship with the manufacturing vendors. All in all, your risk to fund is very low considering i'm not quiting my day job. Cheers & Thanks
Hello, I am considering funding your loan. Can you tell me what you do for State Farm? Thanks.	I have been in the insurance field for more than 5 years. I was once with a smaller firm based out of orange county and i was the top selling male rep in the company. I just changed companies (obviously to a higher corporate environment) to have better job security. I am in training now to become assistant manager for a new branch.
What is your product?	see above answer
Can you provide a brief summary of online business?	see above answer

Member Payment Dependent Notes Series 451989

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451989	$25,000	$25,000	14.61%	1.00%	November 2, 2009	October 29, 2012	October 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451989. Member loan 451989 was requested on October 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,333 / month
Current employer:	Infotechnologies	Debt-to-income ratio:	16.66%
Length of employment:	3 years	Location:	Wayne, NJ

Home town:
Current & past employers:	Infotechnologies
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	30
Revolving Credit Balance:	$65,844.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.16.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $25K loan application are: 1. Position @ Infotechnologies is? 2. $9,333 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Questions 3 onward loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	Question 1. Position at Infotechnologies is Senior Network Engineer and I hold a consulting position at BMW of North America. Question 2. Gross income is myself.. Question 3. Mortage payment per month is $1850. Question 4. Car Payment is $458.00 every month. Question 5. Credit Card payments every month are $500.00
What does the Revolving Credit Balance of $65,844.00 consist of? Please tell us about the delinquency 30 months ago? Thank you in advance for your answers.	1. Revolving line consists of credit card accounts, Mortage, Lease on car. 2. Deliquency was due to me being a co-signer on a family members credit card she went deliquent which caused that on my credit but i immediately paid it off once i became aware of it!!

Member Payment Dependent Notes Series 452132

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452132	$15,000	$15,000	12.18%	1.00%	November 2, 2009	October 29, 2012	October 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452132. Member loan 452132 was requested on October 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Chevy CHASE BANK	Debt-to-income ratio:	12.22%
Length of employment:	9 years	Location:	ashburn, VA

Home town:
Current & past employers:	Chevy CHASE BANK
Education:

This borrower member posted the following loan description, which has not been verified:

557734 added on 10/15/09 > I justg want to have one payment I will be paying more than my min payment . I have very stable job . I am just promoted to Assistant vice president to . I can also have auto debit from my account

A credit bureau reported the following information about this borrower member on October 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,191.00	Public Records On File:	0
Revolving Line Utilization:	83.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 452143

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452143	$13,000	$13,000	12.87%	1.00%	November 2, 2009	October 31, 2012	October 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452143. Member loan 452143 was requested on October 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	In-Home Supportive Services	Debt-to-income ratio:	10.80%
Length of employment:	10 + years	Location:	SUNNYVALE, CA

Home town:
Current & past employers:	In-Home Supportive Services
Education:

This borrower member posted the following loan description, which has not been verified:

557760 added on 10/18/09 > The purpose of this loan is to fund a medical procedure for my disabled son. I am an ideal candidate for this loan because I have zero delinquent accounts, have never filed for bankruptcy, been employed full-time for over ten years at the same company, and have always taken my financial responsibilities very seriously. My DTI is very ideal because my rent is only $400 per month, and that includes electricity! And the rest of my utilities, food expenses, and other miscellaneous expenses are quite small as well. You can be assured that this, as with all my other financial obligations will always be paid on time, in full. Thank you for taking the time to consider this loan. Most sincerely, Positive Perspectives 557760 added on 10/18/09 > The purpose of this loan is to fund a medical procedure for my disabled son.

A credit bureau reported the following information about this borrower member on October 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,424.00	Public Records On File:	0
Revolving Line Utilization:	38.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	Funding for a medical proceedure. Thank you for your inquiry.
What is the purpose of the loan? Thank you.	The purpose of this loan is to fund a medical proceedure for my handicapped son. Thank you for your inquiry.

Member Payment Dependent Notes Series 452145

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452145	$21,000	$21,000	14.26%	1.00%	November 3, 2009	October 29, 2012	October 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452145. Member loan 452145 was requested on October 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,083 / month
Current employer:	Military	Debt-to-income ratio:	18.85%
Length of employment:	1 year	Location:	Tucson, AZ

Home town:	Shepherd
Current & past employers:	Military
Education:

This borrower member posted the following loan description, which has not been verified:

557762 added on 10/15/09 > Thank you so much. I will be able to save money now and pay off my cards faster. 557762 added on 10/17/09 > I am in the military and have been for 17 years. A majority of that time was spent in the Air National Guard, however I am full time again. I have approximately 10 years before I retire. I get paid on the 1st and 15th routinely. I always pay over the amaount on my credit cards, but I feel like I can not get ahead. I have been really stressing out thinking about my retirement. I had a credit card cutting ceremony-I am serious. I have already decided how much I will save per month and it will be debeted from my pay, into an account that I will not touch. 557762 added on 10/25/09 > I wanted to thank all investors that have funded my loan thus far. I am excited about the my fresh start opportunity. Below, I've provided my actual budget for the first half of November. I have talked to my utility company and had a few of my bills due at the latter end of the month so that I could pay my entire mortgage on the 1st. I was paying the mortgage on the 15th, never busting the grace period...but always incurring a fee. Becasue I will pay the mortage on the 1st-I was reap an annual saving of $144. This may seem miniscual, but every dollar brings me closer to being debt free. Mortgage 1321.78 Southwest Gas 24.56 USAA Insurance 0 (end of cycle) Groceries 75 Gas 60 TEP 114.16 Tucson Water 51.46 Snap Fitness 31 (last month) Dillards (pay off with lening club loan) Citibank (pay off with lending club loan) That gives me a disposalable 500.04. I will put half in savings and put the rest towards my Federal School Loan ( the only debt that will not be paid off with the Lending Club Loan. 557762 added on 10/25/09 > I just noticed that my profile says tha I have been with my current employer for 1 year. This is incorrect, I have been at my current duty station since 1997 (I am active duty Air National Guard) and I have been in the military for 17 years. Before my guard career I was Acitve duty Air Force stationed at Tyndall and Andersen.

A credit bureau reported the following information about this borrower member on October 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	57	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,020.00	Public Records On File:	0
Revolving Line Utilization:	34.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does the Revolving Credit Balance of $18,020.00 consist of?	It's all credit cards
10.16.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $21K loan application are: 1. Branch of Service? Current Pay Grade? Expiration of Current Contract (ECC)? Reenlisting? 2. $5,083 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Questions 3 onward loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers. Master Sergeant USMC (Disburing-Finance)	I am currently an active duty (that means I am full time) MSgt or E7 in the Air National Guard. I did four years of active duty time in the Air Force. I have been in a total of 17 years. I can retire in approximatley 10 years with a active duty retirement. I do have a gross monthly income of $5159.37. My mortgage is $1334.28 per month. My car payemnt is $445 per month. Credit card payments pretty much take the rest of my pay.
Please respond to the following: What are your responsibilities in the military? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? How long do you have left in the military? Thank you and good luck with your loan	I work compliance in the Occupational Safety and Health program. I am the sole earner, single. My morage is $1334.28. My car is $445. My gross pay is $5159. The pay conservative utilites and the rest goes to credit. I always pay over the amount, trying to get out of debt-but I am spinning my wheels. I am done with debt forever-I just need help to pay it off completly and be able to save.
You say you had a card cutting ceremony - so you have stopped using the cards completely? Have you taken advantage of any of the free services online that help you to manage your finances? (Such as yodlee.com or mint.com)	I have not. I was unaware of the free programs, but I will look into it.
Thank you for the information. Just two more questions: -What is the interest rate and minimum monthly payment on each of the debts you will be paying off with this loan? -You are requesting a loan of $21,000 yet your revolving credit balance shows only $18,000. Where is the extra $3,000 going?	$20648.25 is my actual credit debt. I had a credit union overdraft account balance of 484.28 (13.45 APR) and the min payment is $13. I had a citibank card w/ a balance of 5055.08 at (6.99 APR theat goes to 22.9 APR on OCt 21st), trying to pay if off and made $255.08 payment on 10-17. I had a USAA AM EX w/ a balance of 9372.50 (6.15 APR) just made a payment of $175 on 10-17. I had a USAA Gold card with a balance of 3336.53 (11.9 APR) just made a payment of $60 on 10-17. I had a dillards card with a balance of 372.69 (29.9 APR) just made a payment of $50 on 10-15. I had a Discovercard with a balance of 916.21 (13.99APR) just made a $100 payment on 10-8. I have a best buy account with a balance of 1168.54 (o APR until August 2010) just made a payment of $25 on 10-17. Having to display the truth is humilitating and motivating at the same time. I am willing to do the work to get these debts paid off.
No need to feel humiliated...many, if not all, of us have been in more debt than we would like. But humility is a trait of a strong person and brings about many great things. You are headed in the right direction with your finances and I admire you for your desire to shake off the restraints that debt puts on us.	Wow, what a nice message. Thank you.
Hello, thank you for all the respnses and special thanks for your service. I am interested in funding this loan and just have a follow-up: I reviewed your credit card balances and corresponding APR%, and it seems that for the big balance (USAA Amex of 9372) the APR% is much lower than your lendingclub debt %. Can you explain why you want to pay off the credit card? Thanks so much	I just so badly want to pay off everything anf make one payment towards that debt. It is much more about the idea that I will get a fresh start of sorts...knowing that there is there is basically just one elephant left in the room instead of 10.
I am funding your loan after reading the questions and answers. DO NOT feel humilated as just over two years ago I was carrying over $100,000.00 in CC debt. I was paying approx $1500.00 @ mo in interest rates. And this was before all these CC Co's went nuts with the interest rates. I was very lucky and received an inheritance that was totally unexpected. So now I loan money through Lending Club. Nobody knows the empty feeling of watching your entire paycheck go to the CC Co's and spinning your wheels NOT getting ahead. You are headed in the right direction. And Thank You for your service.	Thank you so much. I was scrutinizing the way I was attacking my debt issue wondering if I was doing the right thing. It is demotivating and easy to be so discouraged when you think you are doomed. I gotta tell you. I am SO glad that I found this site and took a chance. I gotta tell you I am SO SO excited to pay off my debt. I pay extra on my bills every month-so I know I will knock it out in no time. Thank you for paying it foward.

Member Payment Dependent Notes Series 452267

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452267	$25,000	$25,000	12.87%	1.00%	November 2, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452267. Member loan 452267 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,833 / month
Current employer:	Zurich North American	Debt-to-income ratio:	17.82%
Length of employment:	3 years	Location:	ORLANDO, FL

Home town:
Current & past employers:	Zurich North American
Education:

This borrower member posted the following loan description, which has not been verified:

557975 added on 10/16/09 > I have learned my lesson about using too credit cards. I had high limits and the credit card companies reduce my limits and raised my interest rate. I have never been late on any account.

A credit bureau reported the following information about this borrower member on October 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1979	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$50,728.00	Public Records On File:	0
Revolving Line Utilization:	88.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your Revolving Credit Balance of $50,728.00 consist of?	It is a total of 6 credit cards, estimated balances of $2,800/$10,528/$8,585/$4,786/$2,400/$21,866. Do you need additional details?
Thank you for your answer. Do each of them have APR's higher than 12.87% ?	Yes, the balance of $8585 has 25.24%. It just increased as of 10-1-09. They told me if I closed the account, they would reduce it to 21.24%.
Would you please describe your current credit card usage? (how often, and for what purposes do you use the cards) Thank you.	At this time I using my debit card for payments of anything. I removed all cards from my purse.
Please respond to the following: What are your responsibilities at Zurich? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	1. I process the final issue for Commercial Insurance policies. 2. I am not the sole wage earner, my husband and I share household expenses and school cost for our son. 3.Combined income before taxes is $92,000. 4. My portion of the monthly bills is $1,100.00. 5. Minimum payment for the cards is $700.00. 6. No second mortgage, all vehicles and house is in my husband's name. Only mortgage is for land, should be paid for by August 2011. 7. If I lost my job, I will be able to use my 401k to pay off this loan.
What do you pay for your credit cards every month now?	$1,198.00
What are your average monthly expenses? Do you have any other loans such as student loans (for your son)?	My portion is around $1,200.00 monthy, no student loans for my son.

Member Payment Dependent Notes Series 452298

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452298	$19,950	$19,950	14.96%	1.00%	November 2, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452298. Member loan 452298 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,132 / month
Current employer:	Innovative information Technologies	Debt-to-income ratio:	10.29%
Length of employment:	3 years	Location:	Edison, NJ

Home town:
Current & past employers:	Innovative information Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

558083 added on 10/29/09 > Thank you all.

A credit bureau reported the following information about this borrower member on October 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,560.00	Public Records On File:	0
Revolving Line Utilization:	53.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	Need Money for Family Emergency
10.17.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $20K loan application are: 1. Position @ Innovative Information Technologies is? 2. $6.132 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? 6. Loan Description "OTHER" tells investors absolutely NOTHING useful as to why you need $20K loan and what you plan to do with the money. Provide accurate description of your requested loans purpose. Beginning with question 3 loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	Position: Senior .net Developer Salary: Myself Mortgage: $1790.00 (Including taxes) Car: $265.00 Credit Card: $500 (Approx) Description: Need Money for Family Emergency
10.17.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $20K loan application are: 1. Position @ Innovative Information Technologies is? 2. $6.132 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? 6. Loan Description "OTHER" tells investors absolutely NOTHING useful as to why you need $20K loan and what you plan to do with the money. Provide accurate description of your requested loans purpose. Beginning with question 3 loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	Position: Senior .net Developer Salary: Myself Mortgage: $1790.00 (Including taxes) Car: $265.00 Credit Card: $500 (Approx) Description: Need Money for Family Emergency
What is the purpose of the loan? Thank you.	Need Money for Family Emergency
Loan Description?	Need Money for Family Emergency
I understand your reluctancy to provide some information here. Please understand that as lenders, we do not know who you are. We do not need to know that. What we do need, is something that will make us feel comfortable investing in your loan. Without that, many investors will not fund your loan.	What exactly do you want to know? Thank you for your Patience and Understanding.
Typically Borrowers tell us how they intend on spending the money - such as medical expenses, legal expenses, home repairs, or whatever the specifcics are. Think of answering some of these questions: Why? Who? What? How? When? Where? Make sure to NOT include anything that would compromise your identity though. Often there are things in the specifics that the Borrowers offer, that some of the Lenders can identify with, and with that understanding we are motivated to invest our money. The Borrowers also tell us how paying the loan off fits into their budget.	Hello: My family have a property back in India, Which has to be properly registered with the city (This property was brought about 10 years ago and based on the new law I need to do this). I will come to know the exact amount in another one month or so (Approx. between 15 - 20k) As I have invested in the house recently, I do not have so much cash in hand. This came up all of a sudden. At this time this is the only thing I can think of. About repayment, I think my salary is more than sufficient for this amount of loan. Please let me know if you need any other details. Thank you for your time and consideration
Thank you for your answers. I don't quite understand having to pay for registering the property with the city, because although I own properties which I had to pay the local municipality for what are called "doc stamps" here, I never had to pay "registration." Maybe the "registration" in India is like "property taxes" here?	Hello, It is not the property taxes. Initially when we brought the property 10 years ago it was considered as agricultural land. Now whole of lot of land in that area is getting converted into Residential property (Including our property). Registration fees (Doc stamps) for agricultural land was lesser compared to Residential lands. So we need to compensate for this. Hope I explained it little better this time. Thank you for your interest in this. I really appreciate it.
In which state is this property? You say it will cost 10-15k USD. Equals 5 to 10 lakh INR. That seems too high for registration fees. How many acres of land are we talking about? What is your status in US: H1B, GC or Citizen?	Hello, The property is in Bangalore, Karanataka (Near electronic city). Property is close to 1.5 acres.

Member Payment Dependent Notes Series 452326

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452326	$19,000	$19,000	14.61%	1.00%	November 2, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452326. Member loan 452326 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,350 / month
Current employer:	n/a	Debt-to-income ratio:	5.56%
Length of employment:	n/a	Location:	Chandler, AZ

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

558149 added on 10/16/09 > We will use the funds to start our internet business. We offer a variety of home decor, gift items and collectibles. We are diligent in paying our personal bills and will use the same diligence in repaying this loan. We are very serious about this being a profitable venture.

A credit bureau reported the following information about this borrower member on October 16, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1983	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,653.00	Public Records On File:	0
Revolving Line Utilization:	44.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Can you provide a business plan? Thanks!	Yes, but it is in the final draft stage.
It looks like wepamperhomes.com is up and running. Is that your business? How much have you already invested in the business? What have been your profits so far? How many "hits" and orders are you getting each month? How specifically will this loan be used? Thanks.	Yes, that is our business. We have invested $30,000 of personal funds for two sites:wepamperhomes.com and wepampercandles.com. Wepampercandles.com will be running in approximately four weeks. We have had 1250 hits and orders have been processed. The loan will be used to help establish business credit, give us some flexibility in the cost of the second site and will help in more marketing of website to generate more sales.
Please do let us know when it's ready -- it will make an investment decision easier. Thanks!	We should have it soon and will let you know as soon as we do.
What is the dollar amount (roughly) of all the orders you have processed to date? Please explain specifically what you would pay for with this loan, if it is funded? Thank you in advance.	$100.00. We will use the loan to establish business credit, will pay for more marketing since marketing is the key to a lucrative website and pay for startup costs for a second website that we are getting ready to launch. Thank you for your interest.
So you have invested 30K so far, the actual site has been on the web for about a month, you plan on investing another 19K, and you have a total of $100. in sales? Building a site comparable to yours costs way less than half of what you have invested so far. So before considering investing my funds in this I would like to know specifically what the 30K has been spent on (ie, XX on sitebuild, XX on inventory, etc.), specifically what you plan on spending the 19K on, what your current income source is, and what your Revolving Credit Balance of $14,653.00 consists of. Thank you in advance for your answers.	The site has been on the web for about a month, but only in the development phase. It has only been open for business for 5 days. We went through Applied Knowledge Institute in Salt Lake to learn how to build websites, ecommerce training etc. This program is on going with support for one year. It involves not only site development, but marketing, and many other aspects of website business. This cost was $14,500. We have also hired the Tax Club out of New York to help with incorporation, building a business plan, tax strategies, and on going bookkeeping tracking etc. In addition we have support from iKongo who developed the company logo. There are several monthly reoccurring expenses for hosting of website etc. We are requesting additional funding to support a second website that is in development and should open within one month.......and marketing support for both. I currently have $95,000 annual income from a pension program and draw from our investment portfolio which is in access of $1,000,000. We have acquired a duns# and our objective is to remove the start up costs from our personal credit cards and start building business credit. If you need additional information, please let us know.
There are many, many competitors on the web in this space. What is your competitive advantage? Do you manufacture your own products or offer them at lower cost than others? Are you depending on a wholesaler for product, who is providing the identical items to others who will be competing with you?	Our competitive advantages are: 1. We work on a lower margin than most competitors. 2. We offer free shipping 3. We devote 27/7 to this business, it is not part time. (I am retired and have other income sources which allows us to work off lower margins.) 4. We do not manufacture our own products, thus no inventory overhead. We are offering lower costs due to the fact the products are set at 25% margin. Most other competitors are working with margin around 40%. 5. We purchase our products from Bradshaw Wholesale with two U.S. locations that allow for lower shipping costs. Some identical items are being offered directly from the manufacturer with no price benefit to the end user. (Specifically the Jim Shore Collection) If you have any additional questions please contact us. Thank You
Can you verify your income with Lending Club?	Yes, I can prove projected income.
I mean can you verify with lending club your current gross income of $7,350 / month?	Yes

Member Payment Dependent Notes Series 452354

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452354	$12,000	$12,000	11.48%	1.00%	November 3, 2009	November 6, 2012	November 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452354. Member loan 452354 was requested on October 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Exploria	Debt-to-income ratio:	6.11%
Length of employment:	< 1 year	Location:	Blue Bell, PA

Home town:
Current & past employers:	Exploria
Education:

This borrower member posted the following loan description, which has not been verified:

558205 added on 10/23/09 > I am in Executive level position with a stable company. Our company operates in the Pharmaceutical Industry. Solid credit score and zero risk customer 558205 added on 10/23/09 > Will use the loan to pay a credit card and also do some home improvement.

A credit bureau reported the following information about this borrower member on October 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	27
Revolving Credit Balance:	$2,874.00	Public Records On File:	0
Revolving Line Utilization:	4.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance only shows $2.8k why do you need the $12k? Also how stable is your position if you've only worked there for less than a year?	I prefer to use a lower interest rate for the money, rather than a credit card. I am looking to do some work on my home. My position is extremely stable, I was recruited away from a competitor and to date things have gone wonderfully. We are also in a stable industry compared to others in today's economy.
Can you verify your income with Lending Club by faxing your pay stub? Please contact Lending Club on the verification process. Thanks.	Yes I can. I will fax my pay stub
what is the rate on your credit card?	The rate is 18 plus percent

Member Payment Dependent Notes Series 452356

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452356	$9,700	$9,700	8.94%	1.00%	November 3, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452356. Member loan 452356 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,917 / month
Current employer:	International Paper	Debt-to-income ratio:	8.15%
Length of employment:	4 years	Location:	Wheaton, IL

Home town:	Sparta
Current & past employers:	International Paper, Nestle Purina
Education:	Pittsburg State University

This borrower member posted the following loan description, which has not been verified:

558216 added on 10/21/09 > Looking for a loan to help pay for our wedding on New Year's Eve. I currently have no debt obligations and my fiancee just graduated from Medical School and will be starting work in June. I have excellent credit and have never been late with a payment. Thanks!

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,953.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Good luck on your loan. I am considering investing in your loan request but have a couple questions. 1: Is your fiance currently working? I presume he graduated from med school last spring - why then will he start work next June? 2: What medical field is your fiance specialized in? 3. Will you continue to work after the wedding? Thank you for your timely response.	She graduated on August 29th and has started interviewing for Residency. She will find out in March where she will begin work in June. Her specialty is Emergency Medicine. Yes, I will continue to work after she begins her Residency program.
Please give us a better idea of your background and capability to pay for this loan. What are your responsibilities at your current employer, International Paper? Do you have an idea of the income range your fiancee will be making once she starts working? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, entertainment, other loans, etc. What is the total cost of the reception? How much of your own money are you putting in? Was the entire revolving credit card balance of $6953.00 used for the wedding reception or something else? In the case of a job loss, what is your contingency plan to repay this loan? Do you have any other significant side incomes outside of what is listed as $5917/month? How much of your savings and/or checking account are you willing and capable to set aside, if needed, to pay for this loan?	Please give us a better idea of your background and capability to pay for this loan. What are your responsibilities at your current employer, International Paper? I am a financial analyst for the distribution segment of IP ($7B in revenues last year of which my group contributed $780M). I???m responsible for all accounting entries, month-end closing, financial reporting, ROI analysis for new customers for our Wisconsin, Illinois, and Iowa divisions. Budgeting and forecasting are also a couple of my responsibilities. I was an internal auditor for 3 years before moving to Chicago last July to take this new role. Do you have an idea of the income range your fiancee will be making once she starts working? Of course it will depend on the program, location, and responsibilities that she will have, but we are estimating approximately $50K-$60K for Year 1, and steady increases each year. After 3 years, she will be earning six figures. We will live off my salary and pay down the loan and credit cards with her salary. So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, entertainment, other loans, etc. Rent-$1100, Car Payment-$482 (0% interest rate), Gas-$180, Utilities-$150, Cable/Internet-$90, Food-$700, 401K-$500, Entertainment-$600 annual expense (already paid) for Michigan State football tickets, no other loans. What is the total cost of the reception? How much of your own money are you putting in? Was the entire revolving credit card balance of $6953.00 used for the wedding reception or something else? 85% of the balance was for her ring and I had 0% APR until October 2009. Even now the rate is only 9%. The rest of the charges are miscellaneous items for the wedding (shoes, deposits on tuxes, down payments for photographer, etc.). Total cost of the reception is about $20K. We will use this loan for the cash expenses we will incur (band, cake, photographer, videographer, limo, etc.). The remaining we will put on a credit card that I just applied for with a 0% interest rate until September 2010. We were given $10K by her parents which covered a big portion of the expenses. If needed I also have a $2500 line of credit on a checking account. In the case of a job loss, what is your contingency plan to repay this loan? Do you have any other significant side incomes outside of what is listed as $5917/month? My contingency plan is already in place, as I have an open job offer from my former boss at another company. As soon as I make the call, it will be a done deal if anything should happen. No other side incomes at this time. How much of your savings and/or checking account are you willing and capable to set aside, if needed, to pay for this loan? Whatever it takes within reason. I already have $400/month budgeted for our wedding, so that is built into our budget. We decided that all cash proceeds from the wedding will be used to help pay off this loan. We have invited over 400 people, so I am conservatively estimating we will receive $2K in cash. Hope that helps.
What are the 4 inquires in the past 6 months?	I just looked at my credit report, but I will do my best. 1. Wells Fargo-I contacted them about a loan for our wedding. They wanted me to basically re-finance my 0% car loan for a 14% loan and I would get about $800 cash. Not exactly what I was looking for. 2. Just applied for a Chase Slate credit card for our remaining wedding expenses with a 0% interest rate until September 2010. 3. I asked for a credit line increase on my AMEX card to help pay for wedding expenses. 4. I assume the last one was for Lending Club or my apartment complex that I moved into in July.
No question, just wanted to commend you on your thorough responses to questions. (Others could learn from your example.) Good luck on your new wedded life!! I'm in for a few pesos.	I'm a finance guy, so I am a very detailed. Appreciate the kind words! Thanks!
Excuse the green eyeshade - but I'm thinking 400 guests might kick in a lot more than $2K in gifts. Keep your fingers crossed and if you do end up paying off the loan early we'll be sorry to see you go, but happy for you too. Good luck and I'm in ...	I know $2K is pretty conservative, I just don't want to be disappointed that we "only" got a certain amount. I'm just excited that so many people will be there to celebrate with us.

Member Payment Dependent Notes Series 452382

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452382	$1,600	$1,600	11.48%	1.00%	November 3, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452382. Member loan 452382 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Logicalis	Debt-to-income ratio:	9.21%
Length of employment:	4 years	Location:	seattle, WA

Home town:
Current & past employers:	Logicalis
Education:

This borrower member posted the following loan description, which has not been verified:

558315 added on 10/16/09 > Hello, I am paying off the remainder of my credit card debt, and would like to decrease the amount of interest I'm paying while I do that.

A credit bureau reported the following information about this borrower member on October 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	34
Revolving Credit Balance:	$2,822.00	Public Records On File:	0
Revolving Line Utilization:	40.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have pledged $400 toward your loan request. Glad to help out a local.	Thanks!

Member Payment Dependent Notes Series 452391

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452391	$20,000	$20,000	11.48%	1.00%	November 3, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452391. Member loan 452391 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Siemens	Debt-to-income ratio:	6.84%
Length of employment:	4 years	Location:	Milpitas, CA

Home town:
Current & past employers:	Siemens
Education:

This borrower member posted the following loan description, which has not been verified:

558327 added on 10/16/09 > This loan will be used to pay my moms credit card debt. She's been thru a rough patch and divorce and this loan will help her get the credit card companies off her back and back on her feet. 558327 added on 10/16/09 > I've been working for a stable company for the last 4 years, even thru the downturn in the economy. My mom will be paying me for the loan every month in full, since it is less than all her payments combined.

A credit bureau reported the following information about this borrower member on October 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,303.00	Public Records On File:	0
Revolving Line Utilization:	26.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You're a good kid for helping your mom out! In the odd event that she's unable to cover the loan payments, does your budget afford for you to cover her payments? Thanks.	If it came to that, yes.
Nice of you to help your mom. Would you mind telling us what her source of income is for paying you? Thanks.	She has a full-time job as an assistant manager at a retail chain store. Her payments would be what she normally pays her current credit cards with, but instead of being behind all the time she would be ahead and be back to recovering financially.

Member Payment Dependent Notes Series 452401

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452401	$15,000	$15,000	14.96%	1.00%	November 3, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452401. Member loan 452401 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	BAE Systems	Debt-to-income ratio:	13.81%
Length of employment:	2 years	Location:	WASHINGTON, DC

Home town:	Reading
Current & past employers:	BAE Systems
Education:	George Washington University (GW)

This borrower member posted the following loan description, which has not been verified:

558346 added on 10/16/09 > I am an Engineer with a stable job trying to consolidate my high interest credit card debt. I have been working at BAE Systems for over a year now as a mechanical engineer. My job pays me well, and I have already been given a raise twice since starting in July 2008. I need this loan to pay off my cards that have interest rates of 22.74% and 29.99% with balances of $1164.76 and $9058.33 respectively. I also have 2 other cards with balances of $1863.92 and $480.50 with APRs of 9.99% and 12.90% respectively that I would like to consolidate so I can close all but one of these accounts and make just one monthly payment. Although I am close to my limit on my credit cards, I have been able to maintain a good credit score because I make all my payments on time and I have no delinquencies or public records. The reason my cards are so close to their limit is because I went to abroad for 6 months after graduation in 2007. Unfortunately it was more expensive than I thought it would be and I ended up over-using my credit cards. Since returning I have changed my credit card utilization significantly, I only carry one of my cards with me and it is used for emergency purposes only. Also, I use online banking and automatic bill-pay for my credit cards, student loans, and utility bills, this helps me keep a close eye on my budget so that I can make responsible financial decisions. Please, help me simplify my budget by getting rid of these high interest cards. My other monthly expenses include: rent $710, student loans $175, $85, $100, utilities $85-120, cable $45, and transportation $200 (I live in the city and take the train to work), which totals $1420/month, my income, after taxes and contribution to my 410K, is $3100/month, that leaves $1680/month. Currently the minimum payments on my cards are $52, $37, $25, and $350, but over the last 6 months I have been paying $80, $75, $45, and $400 respectively so that I m not just paying off the interest (its not much, but its a start). If you factor these payments (totaling $600) into my monthly budget, I am left with $1080/month for groceries and personal expenses. This loan would replace my current card payments of $600 with the loans monthly payment of $519. The fact that I have been paying $500-600/month for these cards for the last 2 years without being late or delinquent on any of my accounts is proof that I can afford to pay back this loan, thus making it a safe bet. I would use this loan to completely payoff all of my cards, and close my high interest accounts.

A credit bureau reported the following information about this borrower member on October 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,217.00	Public Records On File:	0
Revolving Line Utilization:	96.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you changed your credit card utilization?	I don't use my credit cards for purchases unless it's an absolute emergency, i use my debit card or cash. I have enough income so using a credit card is unneccessary but My intrest rates are high enough that I keep making payments but seem to have almost no progress paying off the principle
Congratulations on making your payments on time, that is one very important part of controlling your finances. You may want to look into using one of the free online-tools as well, such as yodlee.com or mint.com. I use yodlee myself and it is of great assistance in simplifying my budget. I have heard recently that there are some gotchas with using debit cards, but cannot attest to that since I don't have any debit cards. I only use credit cards that I can pay the full balance on when I get the first bill.	Will do, thanks for the tip!
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I currently rent a 5 bedroom house with 4 of my friends, my rent is only $710 a month, I have a total credit card debt of approximatly $13000, this is on 4 cards with limits of $9400 $2500 $1200 and $500, my total monthly payment are around $600 which I have been making on time but have been unable to put a dent in the pricipal, the card with the $9400 limit has an intrest rate of 29.99% which is what kills me (it used to be 11.99 but I was a week late on a payment back in '07 and they jacked in up on me) the interest rates ony other cards are between 10-20%. I also have student loans with monthly payments of $90 and $175 per month, my share of the utility bills for the house is between $85 and $120 per month. And I live in the city so I don't have any need for a car.
I didn't do the math, but it seems that your current monthly expenses (including paying your CCs) are under 2K. If your income is $5583. What did I miss? Thanks in advance for your answer.	hmmm, it would seem there is an error in my profile, that $5583/month is what my income is before taxes, after taxes, benefits, and contribution to my 401K my monthly income is more like $3000/month. sorry about that, i'll get that fixed. Thank you for pointing that out.
So you have ~ 1K left each month after you pay all your expenses?	I usually have $700-$800 for the month after all my bills are paid. Some other expenses I forgot were cable ($45/month), and public transport to and from work (train and bus $60/week) and I have one other student loan that is $310 but I only have to pay that once every 3 months. So I use that $700-800 for food and other groceries, and personal expenses, and I live in Washington DC so the cost of living is higher than it is in most places.
So you have almost maxed out your credit cards. Would you please list the amount owed on each card and the APR on each card? Thank you in advance.	Yes, as my credit profile says I am currently very close to the limit on all of my cards, 2 years ago while I was in australia for 6 months I max-ed out my cards thinking it would be worth it to trade debt for life experience, since then I have been making the minimum payments, but struggling to pay off the principal. Fortunately I have been able to make all of my payments on time so I have been able to maintain a good credit score. Unfortunately, because I have been only making minimum payments, my total debt has not changed much in the last 2 years. my card balances and APRs are as follows: Citibank - $9058.33 - 29.99 APR%, Bank of America - $1863.92 - 9.99% APR, Chase - $1164.76 - 22.74% APR, HSBC - $480.50 - 12.90% APR
So actually only Citibank and Chase currently have higher APR's than this loan would be, correct? Sorry for all the questions - I am not Warren Buffett. I have to be confident that loans that I fund will be paid, and on time. Once you pay off Chase and Citibank, will you be closing those accounts, or cutting them up?	Yes, the citibank card is the real problem, the plan is to keep just one card. Ideally I would like to close as many cards as possible, the plan was to keep the bank of america card open because it has the best APR and is also linked to my checking account. I would close the chase card, and probably the hsbc card as well. as far as the citibank card I was planning on keeping it open but cutting it up so I cant use it (the $9400 credit line would look good on my credit report, especially with a zero balance). No worries for all the questions, I understand, hopefully your getting the answers you need to trust that I am fully capable of paying back this loan.
As far as keeping the accounts open to look good on your credit report, I agree, AS LONG AS you cut them up. Everything else being equal, reducing the amount of your credit that you use will increase your creit rating. I will be funding part of your loan. Good luck on getting the rest of the loan funded quickly.	Yeah, I've learned my lesson with the high interest cards, i will take pleasure in cutting that card to pieces. Thanks for your help.
Would you be willing to verify your income with Lending Club? This involves calling them directly and asking them what specific documents are necessary to send in order for them to do so. Income verification makes lenders more confident in making loans. Thanks!	Yes, I will do that, thankyou for the suggestion
I am considering investing, but your income is unverified. Can you please verify your income with Lending Club? Thank you	Yes, I called customer service, but they are closed on the weekend, so I will take care of it on Monday
Do you have any other loans such as student loans?	Yes, as mentioned in my loan description I have 3 student loans, the monthly payments for these loans are $175, $85, and $100. These payments were factored into my monthly budget calculation as described in the loan description. Other than those, I have no other loans.

Member Payment Dependent Notes Series 452407

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452407	$6,000	$6,000	11.83%	1.00%	November 3, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452407. Member loan 452407 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,917 / month
Current employer:	Kaiser Permanente	Debt-to-income ratio:	20.40%
Length of employment:	3 years	Location:	Antioch, CA

Home town:
Current & past employers:	Kaiser Permanente
Education:

This borrower member posted the following loan description, which has not been verified:

558357 added on 10/16/09 > I plan on using this loan to consolidate student debt along with another account debt. 558357 added on 10/22/09 > I want to give a little more description to this loan request. I recently got married, and my husband and I own a timeshare together. It's a balance of about $4300 left on that loan, but at a much higher interest rate. Additionally, I am entering my last semester of college, and will be needing to pay tuition of $1700 on December 18th. This loan will be very managable - it replaces a loan we already pay around $110/month for, and eliminates our need to add more credit card debt to our lives by paying for my tuition that way. We also recently consolidated households - I previously rented an apartment and he has owned our home for 5 years now, so we have more money in our monthly budget overall. This is mainly to make our finances more affordable on a monthly basis while I finish out what has been a very expensive college experience! Please refer to my other loan - 350206 - for my excellent borrowing history with the Lending Club.

A credit bureau reported the following information about this borrower member on October 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,278.00	Public Records On File:	0
Revolving Line Utilization:	30.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please elaborate a bit on the purpose of the loan? Thank you in advance.	We will be using this loan to consolidate the billing of a time share loan we have at a higer rate, along with some tuition payments I need to make that I would otherwise have to put on a credit card.
It isn't a good idea to put your email address in your loan description, this is public information. If you want to reference an existing Lending Club loan you can list its "Borrower Member Loan" number like this one is "Borrower Member Loan 452407". Also could you please give us an idea of how this new loan fits in to your current expenses. Like will you be paying more/less/the same because this loan will replace the loans you mention? Thank you.	Thank you for the advice, I didn't realize that was a public forum. This loan fits into my current expenses because it replaces a loan I have on a timeshare property, at a lower interest rate, and would allow me to pay my next semesters college tuition. Overall it would replace current expenses with lower interest rates.
Is there a Time Share involved?	Yes, our timeshare is at a higher interest rate, and a longer term, so we would be paying more money per month but for a shorter time period. This would replace the existing loan.
Good Luck with college and paying off that time share loan.	Thanks!

Member Payment Dependent Notes Series 452429

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452429	$6,000	$6,000	11.48%	1.00%	November 3, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452429. Member loan 452429 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,915 / month
Current employer:	n/a	Debt-to-income ratio:	1.61%
Length of employment:	n/a	Location:	Hurricane, UT

Home town:	Milwaukee
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

558389 added on 10/16/09 > I have very good income (I'm on full time disability so it's guaranteed to never end), so you can feel safe about me never "losing my job"...as such, you may feel confident I can always make my payments. 558389 added on 10/16/09 > This loan will partially be used to include: putting a 3.5% down payment on my newly purchased $105,000 house; moving expenses, and pay off my credit card bills. 558389 added on 10/17/09 > Whatever is left over will be used to travel back to Wisconsin (I live in Utah) to see my family, whom I hardly ever get to see. Any remaining will go into my bank account to guarantee even further that I will always have enough to make sure you get paid back. If you are seeing those 3 delinquencies, and are reconsidering lending to me based on those ~ please know that I don't want you to feel concerned, and want to do whatever I can to make you feel safe about helping me out. I've always had automated payments with pretty much any company I ever dealt with. Those 3 times, I started out with a couple of different accounts with manual payments instead of the automated, which everything else was. Because I was used to automated, I had difficulty remembering to pay those manually, thereby ending up with those 3 "more than 30 days late" on my credit report. I have since switched those over to automated, and have never had a problem since. As you know, re-payment for this loan is automated, which guarantees you will be re-paid. And like I said, since I am on full time disability, my monthly income is in no danger of ending. Not all that long ago, my credit score was 800...it went down a bit when I had those difficulties, but now I am completely back on track & am doing whatever I can to raise my credit score back up, hopefully to 800 again. I hope I have answered any questions or concerns you might have; I just want you to know that I am a safe investment, so you can feel secure about helping me take my next step up in life!!! Thank you so much in advance for your help!!!

A credit bureau reported the following information about this borrower member on October 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	26	Months Since Last Delinquency:	8
Revolving Credit Balance:	$1,926.00	Public Records On File:	0
Revolving Line Utilization:	6.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 452441

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452441	$5,000	$5,000	20.52%	1.00%	November 4, 2009	November 2, 2012	November 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452441. Member loan 452441 was requested on October 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,833 / month
Current employer:	crescent drilling and production	Debt-to-income ratio:	0.17%
Length of employment:	5 years	Location:	miami , FL

Home town:
Current & past employers:	crescent drilling and production
Education:

This borrower member posted the following loan description, which has not been verified:

558407 added on 10/19/09 > i have no debt, but i am gonna use this money for a few miscellaneous items, such as, i.e., getting my knee scoped, fixing a car that i will sell, tv for downstairs, pay 2 credit cards with a total of $2300.00 for both and to have in the bank. my job is secure and i make good money in the oilfied, working offshore as an engineering specs hand. i am a very good borrower. i have excellent credit and pay the bills i have on time and i have very little, if no debt. my monthly bills total about $2000.00, so my living expenses are manageable. been at my position for 4 years and there will always be a need for the exploration of oil and acquiring this resource.

A credit bureau reported the following information about this borrower member on October 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$444.00	Public Records On File:	0
Revolving Line Utilization:	82.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	10

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have any savings?	yes, i have savings. this loan is necessary because i have paid more than $106k in bills, credit cards, student loans and other obligations because i didn't want to be saddled with any debt during these tuff economic times. i used alot of my savings to ensure the above action wouldn't affect me.
10.20.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $18,500 loan application are: 1. Position @ Crescent Drilling and Production is? 2. $14,833 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? Beginning with question 3 loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	my position is as a engineering consultant on oil & gas projects in the gulf of mexico. i am single, thus this loan is on me solely. no mortgage, but rent is $1450.00 per month. no car payment. my gross income varies, but doesn't go below $9500.00 per month. i do pay alot in taxes, as i have no kids, mortgage or wife.
This is a very high interest loan. Why not just save a few hundred dollars a month out of your paycheck until you had a comfortable cushion? Do you carry health insurance? Will you verify you make almost 15k a month?	yes, i can do that and have thought about that. the reason for this loan is because i am about to do a 90-day oill and gas project in angola, west africa and there are some things i want to get done before i go, i.e., get my knee scoped, tv for downstairs and some light cabinet work, classic car i want to fix and sell and have money on standby for the first month that i am there on the project, as a more cushion in case something happens while i am gone and take care of any other items before i head off there. yes, i have health insurance. yes, i can verify my income, with either my bank statement deposits or u contacting my employers payroll department.
You have 10 credit inquiries in the past 6 months, this is a lot, what were they for?	amex gave me another card. mastercard gave me a card and some are from companies that have done random checks, that are a part of the inquiry process in these tuff economic times, to see if they want to keep their credit lines open to their clients.
Dear Borrower, I would like to get involved in funding your loans, but some things are not making sense to me. You mentioned that you hav $2,000 in living expenses, and you make $9,500. This seems to me to be either a great opportunity or a scam (please don't take this to heart, I am not accusing you of anything). However, can you provide proof of your income. If you can do that, then I would like to fund part of your loan. Thanks, Steven	yes, i can and will provide proof of my income steve. no worries, nothing taken to heart by ur thoughts! i really needed about 18k to do what i need to do and go from there. i am still considering taking this loan, as i am not in dire need or rush for this money or anything else.

Member Payment Dependent Notes Series 452450

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452450	$22,000	$22,000	17.74%	1.00%	November 2, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452450. Member loan 452450 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,400 / month
Current employer:	WV Army National Guard	Debt-to-income ratio:	22.81%
Length of employment:	10 + years	Location:	Saint Albans, WV

Home town:
Current & past employers:	WV Army National Guard
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1984	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	41	Months Since Last Delinquency:	16
Revolving Credit Balance:	$11,328.00	Public Records On File:	0
Revolving Line Utilization:	39.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	The loan would be for debt consolidation.
10.17.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $22K loan application are: 1. Pay Grade WV Army National Guard is? 2. Expiration of Current Contract (ECC) Date is? 3. $5,400 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 4. Housing (mortgage or rent) payment per month? 5. Car payment(s) per month? Beginning with question 3 loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers. Master Sergeant USMC (Retired) Disbursing (Finance)	My pay grade is E7, my ETS is 20110927. I am very recently divorced (Oct 6), now a single mother, taking care of my 18 year old son, who plans to start college in Jan. I do have a mortgage of 844.00 per month, and no car payments. I do plan to extend my contract in 2011, because I do work full time for the Guard, and want to stay as long as I can. This loan would be for debt consolidation. Thank You!
What's the loan for?	the loan would be for debt consolidation.
10.23.2009 02:00 WV Army NG, RetiredUSMCInvestor again. I would like to email information of interest DIRECT to you. If you can can share an email address post it here via reply. Semper Fidelis (USMC Motto)	jahall64@live.com
would you please explain your delinquencies?	The 1 delinquency that I had was for a loan that I had with my mother. She passed away in Nov 07, and with that, it created a little financial hardship a few months later.
10.28.2009 Loan 93% funded. After loan 100%funded be attentive to emails or phone calls from LC Home Office concerning receipt, completion and return of signed promissory note so LC can proceed and deposit loan's net funds into your bank account.	Thank You for the information. I did not know of this peer to peer lending until I was reading about it on one of the money websites, but also remember hearing about it on the National News. It seems like a great thing, with the banks the way they are now. Maybe one day I can get to the point and do as you are; being an investor with Lending Club. It sounds very interesting.
Other than your revolving credit balance of roughly $11K, what other debt are you responsible for? Also, will your son's college education add to your present amount of debt? Thanks and good luck!	I have a couple of loans where the percentage rate is just outrageous. I want to consolidate those also into this one loan that I have requested, and they will be paid off sooner too. As far as my son's college, we will try all other options first because I do not want to add to present debt.
You may find yodlee.com (a free online financial tool) useful. Good luck to you!	Thanks for the information.

Member Payment Dependent Notes Series 452480

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452480	$18,000	$18,000	17.39%	1.00%	November 3, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452480. Member loan 452480 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	KHM Studios / (2nd job DRIVE LLC.)	Debt-to-income ratio:	23.48%
Length of employment:	9 years	Location:	San Antonio, TX

Home town:
Current & past employers:	KHM Studios / (2nd job DRIVE LLC.)
Education:

This borrower member posted the following loan description, which has not been verified:

558492 added on 10/21/09 > Earlier this year my credit card rates have double and in one case tripled. None of the companies are willing to negotiate a better rate so I am wanting to pay them all off and not do business with those companies any longer. I don't mind paying interest that is agreed upon but when they just raise rates from one month to the next, after being an on time paying customer for years, I don't feel that is a good business practice. A small portion of the funds will also be used to replace the stairs leading from the back of my home down to the back yard which is about an 8 foot drop. The home is 9 years old and the stairs must be replaced. The estimated payment for this loan is actually slightly less than what I pay for all my credit cards combined on a monthly basis so it will not impact my monthly budget at all. It will actually free up about $50.00 a month. As far as employment, I have been with one company for almost 8 years now as an audio engineer and computer systems tech. It's a small company and very stable since we are diverse in the type of work we do. When the market drops in one area, our work load increases in other. My second job as an audio engineer/lighting director for a Production company is also very stable. We provide concert gear for several national acts as well as a local group that has had steady work for the passed 5 years now and are booked a minimum of 6 nights a week 12 months in advance. I was contract until the beginning of this year when I was made an employee. That company is only getting busier by the day. As my credit shows. I have not had any negative marks for at least 5 years now. I have made a huge effort to organize myself financially and have achieved it. The credit cards I have were all opened to help raise my credit score and everything was going fine until the market freaked out as we all know and the banks started raising everyone's rates.

A credit bureau reported the following information about this borrower member on October 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,369.00	Public Records On File:	0
Revolving Line Utilization:	91.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.22.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $18,000 loan application are: 1. Position KHM Studios is? 2. $7,083 reported gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1. At KHM Studios I am an Audio Engineer as well as the IT person. I engineer recordings for TV and Radio commercials all the way up to working on major motion pictures. I also handle all of the computer networking, fibre optics, and all the maintenance on the gear. 2. I am the wage earner. I have two jobs. One with KHM Studios as listed above. I also work with DRIVE, llc. This company handles audio, lighting and video for live events such as concerts, bands, conventions, etc. I am the Chief Production Manager for the company. 3. Mortgage is $1390 per month 4. Two car payments totaling $950 per month 5. I pay $750.00 per month on all accounts. The minimum payments are much lower but I always send in at least double on the payments each month. I have the $750.00 budgeted on a monthly basis. Thank you very much and let me know if you have any other questions
Please describe your present credit card usage? Thank you in advance.	Credit card usage is mostly for emergencies and also for when we travel. The bulk of the charges on the cards at this point are due to two issues. Beginning of this year my wife needed a substantial amount of dental work. We don't have dental insurance so we had to use the credit card for the procedures. The major issue occurred last year. During some remodeling on the house which we had saved up for, there was a leak in the water main under the house. The insurance company called in some plumbers, we paid the deductible and the work was done. When the plumbers turned on the water main, everyone was outside and no one noticed the downstairs restroom overflowing until the water was flowing out the front door. There was an extensive battle with the plumbing company and the insurance but both companies washed their hands on it and we were left with the expense of replacing all of the flooring in the downstairs area of our home....totaling about 1300 square feet. Funds that were saved up had already been used up for other remodeling so we had to hit the cards to have the flooring put in. As you can see and you probably know how expensive those two issues are, that is why we have the credit card debt at this time. Please let me know if you have any other questions.
How many open lines of credit will you keep if you keep this loan?	I would like to eventually keep 2 open accounts. This will be determined by which bank wants to work with me on terms. The reason I want to stop using the cards is due to them jacking up my interest rates from one day to the next. One card went from 9% to 23%. My only concern on closing all of the accounts immediately is the impact on my FICO score. But, as a direct answer. I would like to have two open accounts for emergencies that may pop up plus there are some perks on one of my cards....I get iTunes reward cards every so often which keeps my expenses of purchasing music to $0. Thanks for the inquiry. If you have any questions please let me know.
Please have your income verified with Lending Club	Today is payday for both my jobs and should be getting my check stubs by Monday. I will send those copies in as soon as I get them along with last pay periods stubs. Any other questions, please feel free to ask!
Thanks for your quick responses. FYI - Closing credit lines will have an adverse effect on your credit score only if it jumps up your utilization.	Thank you for the info. My wife and I have a goal to be debt free within the next 10 to 12 years including our home. We have buckled down on spending quite a bit over the passed 3 years. Due to her dental work at the top of this year and the flooring disaster last year is why we have the credit card debt. Thanks again for the info!

Member Payment Dependent Notes Series 452494

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452494	$13,000	$13,000	11.48%	1.00%	November 2, 2009	October 31, 2012	October 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452494. Member loan 452494 was requested on October 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	24 Hour Fitness, Inc.	Debt-to-income ratio:	9.81%
Length of employment:	4 years	Location:	NEW YORK, NY

Home town:
Current & past employers:	24 Hour Fitness, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

558520 added on 10/17/09 > Need consolidation to avoid high intrest rates of credit cards and to pay off quickly. Loan repayment is not an issue. I have stable, well paying employment and a good credit history.

A credit bureau reported the following information about this borrower member on October 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,132.00	Public Records On File:	0
Revolving Line Utilization:	67.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $14,132.) Do you have any other outstanding debts, like a car loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for 24 Hour Fitness, Inc.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	There will be a small remaining balance which will be paid off with my funds. The only other debts I owe are student loans, aprox. $19,000. My total mo payments for student loans is $200. I do not have a car and my monthly expenses are consisted of rent mostly, about $1800/mo. I am a Service Manager(or operations mgr) at 24 Hour Fitness. I oversee all operations at one of our new clubs. I was just transfered out here from one of our other cities to help develop this new market with our company. I have a small savings account and I would be willing to verify my earnings Lending club.

Member Payment Dependent Notes Series 452505

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452505	$14,000	$14,000	13.22%	1.00%	November 3, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452505. Member loan 452505 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,025 / month
Current employer:	PriceWaterhouseCoopers LLP	Debt-to-income ratio:	4.57%
Length of employment:	3 years	Location:	Pittsburgh, PA

Home town:
Current & past employers:	PriceWaterhouseCoopers LLP
Education:	Robert Morris University

This borrower member posted the following loan description, which has not been verified:

558543 added on 10/17/09 > I gave a loan to my parents to finish their house as my dad could not work due to a surgery. They are unlikely going to pay me back in the near future and I have multiple issues with my vehicle that needs to be addressed. I appreciate your help. 558543 added on 10/17/09 > I am a good borrower due to the fact that I don't have a lot of outstanding debt at this time. I was promoted in less than 2 years and my job security is extremely safe. 558543 added on 10/17/09 > I am also trying to persue my MBA and as I am reimbursed by my employer I still need to pay up front for classes. Due to the circumstances I am in it would be extremely difficult for me to go back for that schooling. 558543 added on 10/17/09 > The only true expenses that I have currently are associated with my renting of an apartment. Monthly expenses range from $600-$800 a month

A credit bureau reported the following information about this borrower member on October 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,937.00	Public Records On File:	0
Revolving Line Utilization:	84.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
exactly what would you be using the money from this loan for?	I have to replace the clutch exhaust and gas tank on my vehicle which are unfortunately not cheap. Also, I am going to be going back to school and I am unable to get any grants due to my current income.
Based on your current income level and your minimal expenses (you mentioned $600 - $800). It seems like your salary should adequately provide for the loan payment. Is this a fair assumption? Thanks.	Yes, I would not have any issues making the monthly payments as I have no issues with any of my other bills associated with my renting of an apartment. I appreciate your insight and potential investment. If you have any other questions please let me know.
What is your position/responsibility at PriceWaterhouse?	I am a senior associate in Tax. I manage a team of 3 individuals and work directly with our client providing them with tax services.

Member Payment Dependent Notes Series 452507

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452507	$18,250	$18,250	16.70%	1.00%	November 3, 2009	November 5, 2012	November 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452507. Member loan 452507 was requested on October 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Falcon School District 49	Debt-to-income ratio:	23.72%
Length of employment:	10 + years	Location:	COLORADO SPRINGS, CO

Home town:	Takoma Park
Current & past employers:	Falcon School District 49, Department of Defense Dependent Schools (DODDSs), US Army
Education:	California State University Sacramento, University of Colorado Colorado Springs, Rochester Institute of Technology (RIT), Purdue University

This borrower member posted the following loan description, which has not been verified:

558547 added on 10/23/09 > Consolidate High Interest Credit Cards 558547 added on 10/23/09 > Here is the website for Project Lead the Way~I am a PLTW Engineering Instructor~ http://www.pltw.org/ Here is my school website~ http://www.d49.org/schools/vrhs/ Here is my School District Website~ http://www.d49.org/Pages/default 558547 added on 10/23/09 > I am looking foward to getting out of the clutches of credit card companies. I plan on keeping one credit card open for emergencies only. I have never been late on any of my accounts and have an excellent credit history along with a stable job. I have already sent employer verification information to lending club along with my paystubs~ 558547 added on 10/25/09 > I would like to thank everyone for their consideration in funding my loan!

A credit bureau reported the following information about this borrower member on October 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,298.00	Public Records On File:	0
Revolving Line Utilization:	99.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	Debt Consolidation Loan for High Interest Credit Cards~ Thanks!
10.23.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $18,250 loan application are: 1. Position @ Falcon School District No. 49 is? 2. $4,667 gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	Hello~ Q1~I am a High School Engineering Teacher Q2~Yes, my gross income is myself (I have a Masters Degree and 16 years of teaching) Q2~Rent is 500.00 per month. I am currently living with my mother Q3~Car Payment~ None~My mother has macular degeneration and does not drive as much as she use to. I drive her car Q4~Credit Card Payments~$675 per month Thanks! Let me know if you need any more info~
Do you intend to keep all your current lines of credit open?	No, I plan on closing all lines of credit except for one which will be used for emergencies~ Thanks!
How much will your cc payments be reduced as a result of this loan? Thx.	Right now I am paying 675.00 per month and almost all of that is interest. This loan will allow me to reduce my debt considerably and close two accounts. Thanks for your consideration!
Your credit report shows a revolving debt balance of $27,298, yet you are only requesting $18,250. So please answer the following items: 1)What are you doing about the rest of the $9k debt? 2)What did you purchase to accumulate the $27k+ debt? 3)Please list out your credit card balances, rates, and associated payments for those cards, we'll be able to make a good evaluation of your plans. Good luck and Thanks!	1) I did request 27K but only quailified for 18250. The rest of the 9K debt will have to be paid down overtime. I was really hoping to pay off all the credit cards but did not qualify for the full amount that I requested. 2) As far as the accumulation of $27K+debt, my father died in hospice 3 years ago and I had to take time off work to help my mother care for him. I also have debt from my Master's Degree. 3) Sears Card ~ 22%, BAL $5,900, PAYMENT $150 Bank of America ~ 9.99% (rate is going to be increasing to 22.99% ) BAL $16,400, PAYMENT $350 Discover Card ~ 18.99 % BAL $4,900, PAYMENT $200 Thank You!

Member Payment Dependent Notes Series 452542

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452542	$14,400	$14,400	14.26%	1.00%	November 3, 2009	November 2, 2012	November 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452542. Member loan 452542 was requested on October 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Systems Refrigeration	Debt-to-income ratio:	24.41%
Length of employment:	8 years	Location:	DU BOIS, PA

Home town:
Current & past employers:	Systems Refrigeration
Education:

This borrower member posted the following loan description, which has not been verified:

558656 added on 10/19/09 > I have a very stable job with great pay-the credit card crisis has really hurt our monthly budget due to outrageous fees and increasing interest rates.We have the financial resources available but our money is going to the wrong places! With this money we will be able to pay off 4 credit cards now and 2 more in January. Thank you for this opportunity-all we really need is a fresh start! 558656 added on 10/26/09 > Some good news for us-my wife was just hired as a driver helper for the holiday season with UPS. Hard work and the faith of strangers will see us out of this debt. Thank you to all who have contributed so far!

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,515.00	Public Records On File:	0
Revolving Line Utilization:	82.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.20.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $14,400 loan application are: 1. Position @ Systems Refrigeration is? 2. $5,833 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Beginning with question 3 loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	Thank you for your inquiry and I certainly understand your questions.1.I am the head service technician and listed vice president of the company.2. My gross income reflects my yearly salary of $70,000-though child support payments of $1000 monthly is deducted. As of this week, the payments were reduced to $500,which is a going to help our monthly budget as well.3. Our house payment is $572 including taxes and insurance.4.Our car payment is $255 monthly.5. Our credit card payments per month are @$2000-which is the reason we were trying to consolidate our debt. As I had stated earlier-we have the financial resources available-but the money is going to too many outside sources. A set monthly payment of @$500 would be a much easier to manage-and the money wouldn't be going to repay a debt that never seemes to go down. Thank you so much for your consideration-I truly appreciate this opportunity. I assure you we are good people who just got caught up in this credit card mess. This loan would allow us to start again with clear knowledge of the dangers of credit cards. The money would free up extra cash so the need to use the cards for basic necessities wouldn't be necessary. We also receive @$4500 back on our income tax which will also be used to pay bown our current debt.Thank you again for considering our loan proposal.
can you please list your credit cards, their balances and their interest rates?	JcPenney-$2600-23.99% Wal-mart-$4200-19.87% Bon-Ton-$1600-21.9% Sears Mastercard-$2300-27.99% Sears Card-$3500-23.99%
I will be funding this loan, because i feel that your head is in the right place and you will do well once this is consolidated. Good luck to you and your fresh start!	You have no idea how grateful we are for people like you-this has been an amazing experience for us. I hope someday we will be able to invest in someone elses need for finances. This really is our second chance to make sound money decisions.We will not make the same mistakes again. Thank you!Thank you ! Thank you!
Hi, I helped fund your loan. I like your attitude and I am a retired A/C mechanic. Good luck on full funding.	As i'm typing this-we received full funding on our loan. I am happy beyond words. As a former A/C mechanic,you know the long hours that can occur with this job-at least my paycheck will be paying back hardworking people who had faith in us instead of the greedy companies who are trying to keep us down. Thank you to everyone again-we got our fresh start!

Member Payment Dependent Notes Series 452580

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452580	$24,150	$24,150	14.96%	1.00%	November 3, 2009	October 31, 2012	October 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452580. Member loan 452580 was requested on October 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Twinspires	Debt-to-income ratio:	20.15%
Length of employment:	1 year	Location:	APTOS, CA

Home town:
Current & past employers:	Twinspires
Education:

This borrower member posted the following loan description, which has not been verified:

558736 added on 10/17/09 > I'm looking for a loan to enable me to consolidate and pay off credit card debt gained while in college. I much rather lock in a reasonable rate of a personal loan as opposed to the skyrocketing rates from the credit companies. I've got a great track record and have never missed a payment or paid the mere minimal.

A credit bureau reported the following information about this borrower member on October 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$68,903.00	Public Records On File:	0
Revolving Line Utilization:	92.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.18.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $24,250 loan application are: 1. Position @ Twinspires is? 2. $10,000 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Beginning with question 3 loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1. I am the Technical Architect for the TwinspiresTV product. 2. My monthly gross income is just myself. 3. I rent with a monthly payment of 2200. 4. I have no car payment. 5. My total credit card monthly payments are $1k.
Please describe your usage of credit cards presently? Thank you in advance.	Absolute minimal emergency usage only. My main focus is on eliminating the credit card balances moving forward.
Have you considered downsizing the rental to pay off debts quicker?	I have looked into cheaper rentals, however the house that i'm currently in is the cheapest one that i have been able to find that would allow a dog of the size that i have. My dog is like my child so i have to make sure that i can rent a place where i can keep him.
I am considering investing, but your income is unverified. Can you please verify your income with Lending Club? Thank you	Please see the response below in regards to the income verification.
Hello, Can you please send in paystubs and other documents to Lending Club in order to verify you income. Once you do, an * will appear next to your income. Most investors will not invest in people who cannot verify their income because we have no way of knowing how you are going to pay the loan back. Thanks,	Hello, I sent in my paystubs and documents to Lending Club on the 20th. I'm not sure what the delay has been. I also sent them a followup email today to doublecheck and make sure that there wasn't any additional information that they needed from me.
1) What are your average monthly expenses? 2) Would you consider having your income verified? This would involve contacting lending club and faxing them a document or two. Thanks.	1.) My average montly expenses are generally around 5k including rent, groceries, gas, utilities, student loans, etc. 2). I sent in my verification documents on the 20th, and sent a follow up email today to doublecheck to see if there was any additional information that Lending club needed from me.

Member Payment Dependent Notes Series 452584

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452584	$5,000	$5,000	13.92%	1.00%	November 3, 2009	October 31, 2012	October 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452584. Member loan 452584 was requested on October 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Walker Partners	Debt-to-income ratio:	18.04%
Length of employment:	3 years	Location:	Waco, TX

Home town:
Current & past employers:	Walker Partners
Education:

This borrower member posted the following loan description, which has not been verified:

558740 added on 10/17/09 > truck repair

A credit bureau reported the following information about this borrower member on October 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,768.00	Public Records On File:	0
Revolving Line Utilization:	42.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 452599

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452599	$8,500	$8,500	13.57%	1.00%	November 3, 2009	November 6, 2012	November 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452599. Member loan 452599 was requested on October 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Dress Barn	Debt-to-income ratio:	14.94%
Length of employment:	2 years	Location:	SHEBOYGAN, WI

Home town:
Current & past employers:	Dress Barn
Education:

This borrower member posted the following loan description, which has not been verified:

558769 added on 10/23/09 > Much needed debt consolidation. Just got married and would like a fresh start. 558769 added on 10/23/09 > We plan to use the funds to pay off all debts collected from getting married as well as a big car expense that came up. We have always paid all of our debts on time as you can see from the file. Our jobs are very stable and I will probably be promoted into management by next year. We don't have to spend much money per month other than standard utilities and of course the credit card debt. Our rent is very low as we live in my mother in laws old house and she is renting it to us. This loan would help us greatly to jump start our new marriage and get us on the right track to being debt free. 558769 added on 10/30/09 > Thanks to all who have invested so far! We greatly appreciate it!

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,455.00	Public Records On File:	0
Revolving Line Utilization:	40.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please verify your income with Lending Club? This involves reaching out to them directly to find out what documents are necessary to complete the verification. Lenders feel more confident in lending to borrowers when borrowers take this extra step. Also, what are your major monthly payments (rent, utilities, student loans, car loans, etc)? And how much are your current debts and rates? Thanks!	I have already done all that Lending Club has required for me to get verified and approved for this loan, so I'm not sure what else I could do there for you. As far as major monthly payments, they are minimal. My husband has a car payment of $300 per month and that will be done in less than a year. We have no student loans and have the regular utilities including heat/cable and electric. Also very minimal bills. We live in my mother in laws old house and rent from her which is $500 per month. Our current debts total about $5000 in credit card debt and a minimal small loan of about $1000 left. The rates on all credit cards are around 16-20% and the small loan is at about 13%. His car loan is at 8.9%.

Member Payment Dependent Notes Series 452602

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452602	$11,000	$11,000	15.65%	1.00%	November 3, 2009	October 31, 2012	October 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452602. Member loan 452602 was requested on October 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,800 / month
Current employer:	LA Packing, Crating and transport	Debt-to-income ratio:	11.36%
Length of employment:	10 + years	Location:	Hollywood, CA

Home town:
Current & past employers:	LA Packing, Crating and transport
Education:

This borrower member posted the following loan description, which has not been verified:

558776 added on 10/17/09 > I have three credit cards. Total debt of $10,360.00 I work for a wonderful company and this November i will have been there for 12 years. I am in the middle of my transsitioning from male to female. My hormone treatments is very expensive and I can not use my health ins. It's all cash. I also had two root canals done costing me $3000.00. That just put me over the top. I did pay that card down to $550 from $3000. My only bills i have is rent:$800 and cable/internet$120 a month. And my hormones cost me about $265 a month. I am bringing home about $2100. Paying of these cc would allow me to start saving for my surgery which will cost me about $16000. I have never missed a payments. Late payment, never. I would really like to pay these cc off. Thank you for helping me....Lisa 558776 added on 10/22/09 > I just want to add something. I am an investor too. My portfolio is made up with speculative stocks. Stocks costing from $2-$10. I am down about 60%. Big mistake. Lesson learned. This was my surgery money. This acct is very important to me. Now I learned about p2p lending. I would rather help other investors earn 9% - 10.64% return then pay these cc and banks that keep changing the rules. I am paying around $200 a month on interest. I will never pay down my debt. Take a chance on me and let me help you make some money. Thank you....Lisa 558776 added on 10/25/09 > I hope i am not breaking any rules, but; i just want to thank everyone for funding my loan. Thank you....lisa

A credit bureau reported the following information about this borrower member on October 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,908.00	Public Records On File:	0
Revolving Line Utilization:	92.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.18.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $11K loan application are: 1. Position @ LA Packing & Crating Transport is? 2. Housing (mortgage or rent) payment per month? 3. Car payment(s) per month? 4. Credit card payments per month? Beginning with question 2 loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	A.) 1. My position at LAP- Art Handler. 2.My rent just went up to $800 even.I live in a nice one bedroom apartment for 25 years. 3. I have a Jeep Wrangler I bought 16 years ago. I drive to work once every three weeks. I take the bus; bus pass cost me $62 a month. I would rather spend my money on hormones then gas. 4. I have three cc total and i spend around $700 a month. Thank you for your questions....Lisa

Member Payment Dependent Notes Series 452649

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452649	$11,975	$11,975	12.53%	1.00%	November 3, 2009	October 31, 2012	October 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452649. Member loan 452649 was requested on October 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	4G Wireless - Verizon	Debt-to-income ratio:	22.74%
Length of employment:	1 year	Location:	Escondido, CA

Home town:
Current & past employers:	4G Wireless - Verizon
Education:

This borrower member posted the following loan description, which has not been verified:

558864 added on 10/17/09 > This loan will help pay for wedding expenses. 558864 added on 10/28/09 > I am a very good investment when it comes to these kind of things. Even though I am carrying some credit debt, I have never missed a payment or have been late for one.

A credit bureau reported the following information about this borrower member on October 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,721.00	Public Records On File:	0
Revolving Line Utilization:	67.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 452651

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452651	$14,975	$14,975	12.53%	1.00%	November 2, 2009	October 31, 2012	October 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452651. Member loan 452651 was requested on October 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Diamond Detective Agency, Inc.	Debt-to-income ratio:	16.08%
Length of employment:	2 years	Location:	MARKHAM, IL

Home town:
Current & past employers:	Diamond Detective Agency, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

558876 added on 10/17/09 > Entrepreneurial income as a Legal Assistant ($10k annual) is included with combined annual income.

A credit bureau reported the following information about this borrower member on October 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,327.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of this loan?	Consolidate some debt, and necessary purchases (i.e., auto repairs).
For what are you getting the loan?	Consolidate some debt, and necessary purchases (i.e., auto repairs).
Please detail out your monthly expenses. Are there any other incomes? ALso detail out how you are planning to use this money bc you are asking for a lot more than your credit report shows outstanding and the monthly payments are going to be tight based on your reported income.	Respectfully, you may want to reexamine both the application and credit report, because my financial ratios are very low; more specifically, my pre-loan debt to income ratio is an estimated 21% and post-loan debt to income ratio will be an estimated 29% (living expenses aprx. 25%). Despite the increase in percentage, this simply translates to less than $100.00 dollars more a month than the sum of my current payments; nevertheless, the long term savings by reducing interest rates is most cost efficient and financially responsible. Next, as stated in my application my combined income is approximately $30k a year. As for the use of funds I am seeking the opportunity to pay certain debts and attend to some more immediate demands (i.e. vehicle repairs) by making funds available. Finally, I am optimistic that you are an experienced lender and as such you will be familiar with and understand the aforementioned jargon and its??? meaning.
Please verify your income through Lending Club.	This matter has already been addressed.

Member Payment Dependent Notes Series 452706

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452706	$24,250	$24,250	15.31%	1.00%	November 3, 2009	November 3, 2012	November 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452706. Member loan 452706 was requested on October 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,333 / month
Current employer:	n/a	Debt-to-income ratio:	5.99%
Length of employment:	n/a	Location:	CHANUTE, KS

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

559037 added on 10/20/09 > I will pay off taxes and credit cards to establish a better credit rating in hopes of purchasing a home! I have payed off a pickup truck thru GMAC and currently paying on another vehicle thru GMAC. I am a long haul truck driver and have been paying on a truck in which I will soon have payed for on a lease purchase program thru Dart Transit Based in Eagan ,Mn! My monthly budget Varies between $1700-$2000 a month!

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,548.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.21.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $24,250 loan application are: 1. Employer is? Or self-employed? 2. $11,333 gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	Type your answer here.1. I am a contract truck driver,and I am contracted to Dart Transit Based in Eagan,Mn. I am on the lease purchase program and will pay off my truck in 1yr and 5mo's! 2. My gross income is $136.000, self,no other! 3. I rent and my rent is $525 per mo. 4. My car payment is $512 per mo. financed thru GMAC. 5. Credit card payments are $150 per mo.
I am considering investing, but your income is unverified. Can you please verify your income with Lending Club? Thank you	Type your answer here.Yes, I can verify my income and I will send another copy to Lending Club!
Will you list all of the debt that you are trying to consolidate?	Type your answer here.T.W.I.M.C. 1.I.R.S. Taxes In the amount of $8331.00. 2. Kansas I.R.S. $1180.00. 3.GMAC $17.000. 4. Best Buy $2055.13. 5.Best Buy $1798.25. 6. Credit One $750.00. 7. Capitol One $800.00. 8.Westco Furniture $1320.00. 9.Ashley Clinic $800.00. 10. At&T $388.00. 11.Misc-$2000.00 This is a list of my debt that I would like to consolidate,Thank you for considering me for this loan. As you will find out I am very hard working and trustworthy, paying my bills on time is very important to me to keep a good credit rating and a good name Sincerely Andrew H. Schultz
When did you start the lease purchase?	Type your answer here.I started my lease purchase on March 23 2008. My contract ends March 2011.

Member Payment Dependent Notes Series 452740

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452740	$14,400	$14,400	8.59%	1.00%	November 2, 2009	November 5, 2012	November 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452740. Member loan 452740 was requested on October 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Conference USA	Debt-to-income ratio:	7.82%
Length of employment:	5 years	Location:	DALLAS, TX

Home town:
Current & past employers:	Conference USA
Education:

This borrower member posted the following loan description, which has not been verified:

559107 added on 10/22/09 > We will be using this money for the down payment for the house we are purchasing. We will be receiving the tax credit since we will close before Nov. 30th, 2009 so half of this loan will be paid off right away and we will continue paying off the rest over the 36 months of the loan. I have excellent credit and unfortunately all my funds are tied up in other investments and I do not want to take them out at this time for cash. Please feel free and call with any questions. Thank you!

A credit bureau reported the following information about this borrower member on October 22, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,889.00	Public Records On File:	0
Revolving Line Utilization:	14.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your current occupation? What are your average monthly expenses? Is the gross income listed, from one or two parties?	Director of Events. $1600/months in expenses. Gross income listed is my own - one party. Hope this helps!
What are your responsibilities at your current employer, Conference USA? Are you the sole income earner in your household, or are there any other incomes that may help you pay off for this loan? If so, what is your total household income? So we can understand how this will fit in to your budget, please give us a breakdown of your monthly bills, i.e., rent/mortgage(s), car, food, entertainment, other loans, etc. What is the total cost of the down payment? How much of your own money are you putting in? In the case of a job loss, what is your contingency plan to repay this loan? Do you have any other significant side incomes outside of what is listed as $5667/month? How much of your savings/checking account and assets are you willing and capable to set aside or liquidate if needed, to pay for this loan?	I handle all meeting planning at my job as well as our Football & Basketball Championship events throughout the year. I am currently the sole income earner in my household but my boyfriend and I are purchasing a home (not together since he qualifies for the tax credit and I disqualify him) so he and I will both be paying off the loan. If I had to my parents would help me if I needed it. I honestly am not going to down my entire expenses list but as you can see from my credit score I have excellent credit and handle my money well. Like I mentioned in my initial description I have a lot of money tied up in mutual funds/401k and I am not taking that money out for this down payment for the house. Since my boyfriend is qualifying for the full loan amount I am helping come up with down payment and closing costs which is estimated at $12,000. Once we turn in the tax credit paperwork after closing and ammend his 2008 tax return we will use that money $8,000 to pay off the loan. Our goal is to pay off this loan first. I do have another loan in the amount of $7,300 that was used to buy my car (however, my car is paid off - 2004 Infiniti I35 - so I treat this loan as my car payment each month). I have given my apartment my notice and will be moving in with a friend until my boyfriend and I get married which will lower my living expenses to $200/month freeing up a lot of money to pay things off. I hope this answers enough of the questions you have asked.
I would like to help fund your loan, but have a couple of questions. Since you stated that your boyfriend will be directly involved in the purchase of this house, as well as helping you pay off this loan, can your give us a bit more details on his occupation and income? And, are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	My boyfriend is a sales manager for Starwood hotels and his annual income is $70K base with bonus and should end up making around $95K by the end of the year. He is the one purchasing the home so I am helping cover the down payment and closing costs for the house. With his bonus in February we will be able to pay off this loan as well as my loan I currently have that I got to pay off my car as previously stated. We are committed to paying off our debt which is very minimal and will be paid off in early 2010. I am willing to verify my income with Lending Club. I am unsure how exactly I am supposed to do that so if I need to do something please let me know. I hope this helps answer your questions.

Member Payment Dependent Notes Series 452749

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452749	$8,000	$8,000	13.92%	1.00%	November 3, 2009	November 1, 2012	November 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452749. Member loan 452749 was requested on October 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Hershey Entertainment and Resorts	Debt-to-income ratio:	20.16%
Length of employment:	1 year	Location:	MARIETTA, PA

Home town:	Danville
Current & past employers:	Hershey Entertainment and Resorts, Carrabbas Italian Grill
Education:	Art Institute Pittsburgh

This borrower member posted the following loan description, which has not been verified:

559124 added on 10/18/09 > I am opening a photography studio in a week and am looking for $8000 to help with advertisements, new equipment and a few last renovations. I have a very stable income and used the funds I had saved for renovations. My photography company brings in a great deal of money each year and I am opening the studio because of a high demand for my work. I am almost completely booked until late December 2009 and am booking alot of photography shoots for 2010. 559124 added on 10/18/09 > - I am a sole proprietor - I have no bad marks or late payments on my credit history 559124 added on 10/20/09 > I will have direct debit from my business bank account so all payments will be made on time and above minimum payment. 559124 added on 10/22/09 > Thank you to those who have helped fund my loan thus far!

A credit bureau reported the following information about this borrower member on October 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,923.00	Public Records On File:	0
Revolving Line Utilization:	76.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How long do you plan on maintaining your current employment? What is the corporate structure of your new business?	My secondary job at Hershey entertainment and resorts is a part time job to ensure that I have an income during slow periods. I plan on staying at that job until the winter is over and I have my spring rush at my photography studio. My Business is a sole proprietorship and I do have a business plan.
Thank you for your answers.	You are welcome! Thank you for your interest.

Member Payment Dependent Notes Series 452768

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452768	$25,000	$25,000	11.83%	1.00%	November 2, 2009	November 1, 2012	November 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452768. Member loan 452768 was requested on October 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$29,000 / month
Current employer:	Administrative Resources Corp	Debt-to-income ratio:	4.87%
Length of employment:	10 + years	Location:	Northridge, CA

Home town:
Current & past employers:	Administrative Resources Corp
Education:	University of Oregon

This borrower member posted the following loan description, which has not been verified:

559178 added on 10/18/09 > Plan to use the proceeds of this loan to term out, 3yrs., Chase account that is revolving. 559178 added on 10/18/09 > Job is stable. Mange the business business the my father stated 35 years ago. Great borrower. Never late! My credit is Golden!

A credit bureau reported the following information about this borrower member on October 18, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$129,224.00	Public Records On File:	0
Revolving Line Utilization:	4.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe your current credit card usage? Thank you.	Credit Card usage is limited to things like gas purchased and incidentals and so on for my High School Senior, college bound next fall. Limited charges on credit cards so that all the revolving credit is paid off by way of term loan as soon as possible.
Does Administrative Resources Corp have a website? If so, what is it?	No, Administrative Resources Corp has no Website. However, It's Incorporated in the State of California, leases employees and provides billing and administrative services to closely held, privately owned, property management companies throughout Southern California.
Is it possible to verify income?	Yes, as a matter of fact, LendingClub has contacted me regarding income verification. I'll gather the verification docs tonight and get them over to them. Thank you for asking.
Can you please explain what the $129K of outstanding revolving credit consists of?	The revolving balance includes the Chase card and a line that was established for our home remodel which is at an attractive rate. Thank you for asking.
What exactly is the Administrative Resources Corp? What is your position in this organization?	Administrative Resources Corp is Incorporated in the State of California, leases employees and provides billing and administrative services to closely held, privately owned, property management companies throughout Southern California. I am the General Manager.
I cannot find a yellow page listing, business to business listing, or company incorporation for Administrative Resources Corp in Southern CA. How do your clients find your business? Also, your revolving credit shows $129k. Is there something else in there besides the credit card incidentals you described? Thanks for your clarification.	Administrative Resources Corp is is Incorporates in the State of California and you can find that information at the Secretary of State's Government website.I really don't know anythign about business to business listings. The client companies are owned by stockholder's of my employer. The revolving balance includes the Chase card and a line that was established for our home remodel which is at an attractive rate. Thank you for asking.

Member Payment Dependent Notes Series 452802

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452802	$9,700	$9,700	12.53%	1.00%	November 2, 2009	November 5, 2012	November 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452802. Member loan 452802 was requested on October 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Commerzbank	Debt-to-income ratio:	9.89%
Length of employment:	10 + years	Location:	STATEN ISLAND, NY

Home town:
Current & past employers:	Commerzbank, Jersey City Medical Center
Education:	University of Phoenix, University of Minnesota-Crookston

This borrower member posted the following loan description, which has not been verified:

559246 added on 10/22/09 > Consolidating credit cards

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	39
Revolving Credit Balance:	$24,427.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Commerzbank? Does your revolving balance of $24K consist entirely of credit card debt? If so, could you provide us with the balance, interest rate, and monthly minimum payment on each card? Thanks in advance!	I work with client verification, KYC, compliance and USA Patriot Act, as well as German client verification (corporate banking exclusively). I also work paid 911 ambulance, so I will never be jobless if I were to be laid off.

Member Payment Dependent Notes Series 452808

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452808	$12,000	$12,000	12.18%	1.00%	November 3, 2009	November 3, 2012	November 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452808. Member loan 452808 was requested on October 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Sunrise Medical	Debt-to-income ratio:	7.41%
Length of employment:	6 years	Location:	Denver, CO

Home town:
Current & past employers:	Sunrise Medical
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,610.00	Public Records On File:	0
Revolving Line Utilization:	29.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
purpose?	Consolidation of High Interest Credit Cards with interests rates up to 28%. With a lower interest rate I can pay off more of the principle, not just interest monthly.
Loan Description?	Debt Consolidation of High Interest Credit Cards with interest rates from 12 - 28%. With a lower interest rate I can pay off more of the principle, not just interest monthly.
Occupation? Any other household debt/income (e.g. from spouse)?	Marketing Manager. Total household income is $150,000 but we are not married yet...
Hello, I am interested in funding and just have a few questions: 1. Housing (mortgage or rent) payment per month? 2. Car payment(s) per month? 5. Credit card payments per month? 3. Can you please list out each of the credit card balances and their corresponding APR%? Loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks so much and good luck with the loan.	Rent: $650 per month No car payment Credit Card payments per month: approx. $500 (minimums) 12.99% $1,772 11.24% $2,224 28.24% $1,972 28.24% $4,283 22.24% $1,806

Member Payment Dependent Notes Series 452896

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452896	$24,150	$24,150	14.61%	1.00%	November 3, 2009	November 2, 2012	November 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452896. Member loan 452896 was requested on October 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,625 / month
Current employer:	Office of Court Administration	Debt-to-income ratio:	13.88%
Length of employment:	10 + years	Location:	STATEN ISLAND, NY

Home town:
Current & past employers:	Office of Court Administration
Education:

This borrower member posted the following loan description, which has not been verified:

559429 added on 10/19/09 > I want to pay off my credit cards in 3 years with one fixed payment. I pay all my bills on time without exception. I have an excellent income and a very secure job. (21 years) 559429 added on 10/24/09 > Admittedly, I was a little naive with the concept behind LendingClub. Only after perusing the site did I realize, I???m not dealing with the banking industry, but instead, I???m dealing with individuals just like myself. That said, I think it???s only fair I give a little background of whom I am and why I???m making my request. I???m a government employee with The Unified Court System which is comprised of all the courts in New York State plus the Office of Court Administration. I have worked for the Office of Court Administration for over 21 years. I started my career as a court officer and rose up the ranks to my present position as Deputy Chief Clerk. In today???s precarious working environment I can ensure you I have very secure employment and rewarding income. I have two children in college. I elected to pay a good portion of their college expenses with my credit cards. Hindsight suggests a different approach. As the end draws near, I would like to have all of my credit card???s expenses paid off within four years. I???m very comfortable with the payments offered by LendingClub. The interest rate is similar to the combined average of the cards I would like to payoff, but having automated payments and a three year payoff is satisfying. I want to thank everyone in advance for helping me reach one of my goals. I???m deeply grateful and humbled you made the decision to invest in me.

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	50	Months Since Last Delinquency:	22
Revolving Credit Balance:	$54,459.00	Public Records On File:	0
Revolving Line Utilization:	71.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the last delinquency 22 months ago?	I saw no use in keeping a Citibank credit card which charged an annual fee, so I closed the account in Sept 2006. In Sept 2007 I received a bill for the annual fee and called to dispute the charge. They claim they had no record the account was closed and the payment was now past due. I reluctantly paid the fee and again closed the account. In 2008 I again received a bill for the annual fee and refused to pay it. It was explained, I had to again, show proof I requested the account be closed. This time I had the original request letters and they eventually re-credited the account. Unfortunately, they reported this as delinquent.
10.20.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $24,250 loan application are: 1. Position @ Office of Court Administration is? 2. $8,625 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Beginning with question 3 loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1. Deputy Chief Clerk 2. myself 3. $976.60 (mortgage) 4. none 5. $1025 I hope I understood and answered all your questions. Thank you for your time and attention and investment. I really appreciate it.

Member Payment Dependent Notes Series 452957

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452957	$21,000	$21,000	13.92%	1.00%	November 3, 2009	November 2, 2012	November 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452957. Member loan 452957 was requested on October 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Surgical Motion	Debt-to-income ratio:	18.59%
Length of employment:	3 years	Location:	STATEN ISLAND, NY

Home town:
Current & past employers:	Surgical Motion
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	33
Revolving Credit Balance:	$26,090.00	Public Records On File:	0
Revolving Line Utilization:	89.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does the Revolving Credit Balance of $26,090.00 consist of?	About $10,000.00 of it is the last bit remaining from initial start up costs for a mobile entertainment/event production company I started. I spent about $70,000 initially, and have repayed $60,000 of it in just a little of over 2.5 years. Another $10,000.00 consists of the last bit remaining of my initial investment of a catering hall business I started. I have paid off about $20,000 in about 9 months. About $6,000 is personal debt left over from college. As you would see in my credit report, I make every payment to multiple credit card companies every month. Paying isn't the problem. I'm just trying to consolidate things into one monthly payment.
Thank you for your answer. Please explain the delinquency about 33 months ago?	It pertains to my car at the time. I was away at college, and while the car was financed under my name, my mother's name was on it also. My parents told me they would pay for my car while in college. Unbeknownst to me, they missed more than several payments. To this day, we actually have arguments over this. I only found out about the delinquincies when I returned home from college. If you look at my current car payment record since April 2007, when I obtained an Acura, you will see that I have made every payment without a single delinquincy.

Member Payment Dependent Notes Series 452961

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452961	$15,250	$15,250	14.96%	1.00%	November 3, 2009	November 2, 2012	November 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452961. Member loan 452961 was requested on October 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	Polytechnic School	Debt-to-income ratio:	24.08%
Length of employment:	7 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Polytechnic School
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	30
Revolving Credit Balance:	$22,240.00	Public Records On File:	0
Revolving Line Utilization:	84.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency 30 months ago? Thank you.	I was abroad for two 1/2 months, believed I had payed my debt off before leaving, only to find upon my return that the account was not at zero and it was delinquent. I immediately paid the account, but because I had not checked to insure everything was in order while traveling, the delinquency was filed on my report.
10.20.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $15,250 loan application are: 1. Position @ Polytechnic School is? 2. $4,917 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Beginning with question 3 loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	I currently teach Advanced Placement U.S. History and International Relations at Polytechnic School which are both 11th and 12th grade classes respectively. My gross income per month is at $4, 902 a month. I have also worked as a summer school teacher the last five years which has given me an additional $5,000 gross per year in addition to my yearly salary. I rent an apartment which I share with my fiancee at $1800 a month (we each pay $900). My car payment is at $360 a month but I have paid $400 a month since initiation of the loan. I also pay $130 a moth on insurance. I manage to pay an average $800 a month on my credit card debt, but with a high interest rate that has just gotten higher (I received a letter raising my interest from 19.9% to 29.9% despite having made my payments on time and no significant changes in credit), I've decided it best to take out a fixed interest loan and deal with my debt once and for all.
Did some quick homework on Polytechnic. If this were a public school, I would spare this question, but since it isn't, how secure is your employment? I see you have been there for 7 years, but with the economy, as well as the extraordinary tuition and such...was just wondering before I'd consider putting some money in. Thanks and good luck.	Haven't had any layoffs or talks of layoffs. We still get more applications than spots available, so high school is in sound standing. We are actually currently undergoing modernization construction, so that will be first to be scaled back before any faculty are affected (if situation worsened).

Member Payment Dependent Notes Series 453018

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453018	$19,975	$19,975	13.92%	1.00%	November 3, 2009	November 2, 2012	November 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453018. Member loan 453018 was requested on October 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	AMR Capital	Debt-to-income ratio:	14.16%
Length of employment:	9 years	Location:	Miami, FL

Home town:
Current & past employers:	AMR Capital
Education:

This borrower member posted the following loan description, which has not been verified:

559649 added on 10/19/09 > Funds will primarily be used for tax purposes and the rest will be used to help pay for an engagement ring

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,641.00	Public Records On File:	0
Revolving Line Utilization:	41.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 453023

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453023	$17,000	$17,000	11.83%	1.00%	November 3, 2009	November 2, 2012	November 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453023. Member loan 453023 was requested on October 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	United States Army	Debt-to-income ratio:	12.70%
Length of employment:	6 years	Location:	Flowery Branch, GA

Home town:
Current & past employers:	United States Army
Education:	Kent State University-Kent Campus

This borrower member posted the following loan description, which has not been verified:

559662 added on 10/19/09 > Hello there! What can I say really, other than the fact that I'm trying to do some refinancing and debt consolidation....school loans, everyday bills....simplifying life! I've got great credit (742 to be exact!), I pay my bills on time and have a steady job with the Army--good investment, no? Besides, I'm cute and you can't pass that up! So do yourself a favor and throw some funding my way. We'll mooch off one another for a while and come out on top in this crazy system called the national economy! Thank you in advance--you're my hero :) 559662 added on 10/20/09 > I have been informed that the previous half of my loan description was not appropriate and after allowing myself a second of humiliation, I have decided that this person is right. Therefore, I will leave a description that is actually honest and real because that's really all there is. Frankly, this whole process--talking to banks, looking at various lines of credit and doing research--has been somewhat disheartening and what I previously wrote was a sarcastic, pessimistic version of that. Most of my debt (as I'm sure is the case with many other borrowers on this site) comes from student loans. Currently, I'm in grad school full-time and I work full-time which doesn't always seem to present well for banks. However, I'm not your typical student. I have excellent credit and I ALWAYS pay my bills on time, but I just happen to enjoy learning and have not reached the point in my life yet where my "ideal job" is attainable (doctorate here I come). I wish I could say that I had the job and career (even kids) which would allow me to settle down, but I've still got a little ways to go before any of that comes to fruition. As far as the military goes, they have paid for a decent portion of my education (which I am extremely greatful); however, anyone who is familiar with how Tuition Assistance works knows that they certainly don't pay for everything. I can't complain, I've been given a great opportunity to continue my schooling and not everyone gets that chance. Still, I could use some help because I desprately want to simplify the rest of my life by consolidating all of those loans into one place. Thank you in advance.

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,644.00	Public Records On File:	0
Revolving Line Utilization:	52.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Good luck- you'll definitely need it with asinine phrasing in your narrative loan description; i..e., "I'm cute and you can't pass that up. So do yourself a favor and throw some funding my way. We'll mooch off one another for a while...." A real TURNOFF to investors most of whom are middle-aged, worked hard all their life and didn't "mooch off" others. Whatever they teach at Kent State University it is NOT successful creative writing to obtain a $17,000 loan.	Thank you for what you said. You're right--honestly, when I posted last night I was angry and frustrated (which I am learning is a common trend when it comes debt consoldation with our current economy) because I have excellent credit and ALWAYS pay my bills on time, yet still cannot seem to obtain a standard personal loan that will allow me to combine a few things together. I'm just trying to make everything a bit more manageable because I'm in grad school full time and work full time, and it's almost as if that works against me when applying at regular banks. Frankly, most of what I wrote was said with sarcasm and pesimissm because there's a huge part of me that doesn't think anything will work right now. I wish I could fast-forward to that point in my life where I didn't have to think about furthering my education anymore because I've already been working at that "perfect" job for 20 years, but I've still got a little bit of grad school left and then (if things go as planned) a few more years of schooling after that. Suffice it to say, I love learning but it's not always easy to thrive. I keep telling myself that you have to work your way up and it's okay that I'm not quite there yet. The military has obviously helped with some of the education costs, but they certainly don't cover everything so a good portion of my debt actually consists of student loans. I'm not completely sure why I'm explaining everything; however, I just thought you should know since your letter was somewhat of a gut check. As previously stated, you're right and I apprecaite the fact that you wrote. I'm going to change my "debt description"--there's nothing like a good night of sleep and a little humiliation to make you look at things with clear eyes. I value your honesty and wish you the best. Thank you again. Respectfully, T

Member Payment Dependent Notes Series 453138

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453138	$20,000	$20,000	17.39%	1.00%	November 2, 2009	November 2, 2012	November 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453138. Member loan 453138 was requested on October 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,333 / month
Current employer:	PricewaterhouseCoopers	Debt-to-income ratio:	8.88%
Length of employment:	7 years	Location:	New York, NY

Home town:
Current & past employers:	PricewaterhouseCoopers
Education:

This borrower member posted the following loan description, which has not been verified:

559901 added on 10/19/09 > I am a tax manager at a big four accounting firm, very secure job. Looking for a loan to consolidate my credit cards into one payment with a lower rate than currently provided by my card companies. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	31
Revolving Credit Balance:	$20,755.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does the Revolving Credit Balance of $20,755.00 consist of?	I believe that is the credit limit for the two credit cards for which I have balances and seeking the loan to consolidate. Hopefully this answers your question, if you need any other information please let me know.
10.20.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $20k loan application are: 1. $9,333 gross income @ PWC: 1 (yourself) or 2 (yourself and another) wage-earner? 2. Housing (mortgage or rent) payment per month? 3. Car payment(s) per month? 4. Credit card payments per month? Beginning with question 3 loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	The gross income is for myself, this is my gross salary divided by 12 ($112,000). I rent an apartment for $1,720 per month. Do not own a car therefore no car payment. My minimum payments due last month were $823($544 and $279) which is more than the monthly payment for the loan in funding. Hopefully this answers yours questions, if you need any other information please ask.
What do you intend to do with your current credit cards after you consolidate your payments with this loan?	I plan on cancelling one card and keeping the other in case of emergency use only. For every day will use utilize my debit card.
Just a suggestion, no response needed. The card that you intend to cancel, keep it open instead and use once every few months for small items. Closing credit lines hurts your credit score. No reason to close it if you just throw it in a drawer and forget about it instead. Gluck.	Thank you very much for that suggestion. I was unaware that closing a card would harm my credit score. The sock drawer it is for that second card. Again much appreciated for the information as well as to all those whom have contributed towards funding my loan. Hope you all have a great weekend.
Can you account for your credit delinquency? What do your average monthly expenses look like?	My credit deliquency occurred about three years ago, when I hit a very busy time at work where I was averaging 130 hours a week and traveling extensively. While I was swamped at work I completely ignored my bills during that time. It was a failure of time and personal management on my part, no excuse for this failure. My monthly expenses break down as the following: 1720 (rent) + 40 (cell phone) + 100 (cable/internet) + 100 (utilities) + 1500 (misc. such as meals, entertainment, transportation, life insurance policy on parent). This totals 3460 a month. The remainder of my monthly income goes towards debt and savings. Hopefully this answers your question. If you have any other questions or need more information please feel free to ask.

Member Payment Dependent Notes Series 453204

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453204	$8,000	$8,000	15.31%	1.00%	November 2, 2009	November 3, 2012	November 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453204. Member loan 453204 was requested on October 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Yuli Enterprises	Debt-to-income ratio:	8.20%
Length of employment:	< 1 year	Location:	WALLINGTON, NJ

Home town:
Current & past employers:	Yuli Enterprises
Education:

This borrower member posted the following loan description, which has not been verified:

560085 added on 10/20/09 > Just want to pay my bills. I pay my bills, on time, all the time!! 560085 added on 10/20/09 > A New Start, with a great monthly payment 560085 added on 10/26/09 > I want to Thank all the Lenders your really helping someone out that needs it

A credit bureau reported the following information about this borrower member on October 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	10
Revolving Credit Balance:	$7,979.00	Public Records On File:	0
Revolving Line Utilization:	48.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency 10 months ago? Thank you.	Not sure what Delinquency you are talking about?
Delinquencies are usually late payments.	Could have been chase card not sure, to many bills at once that's why i want this load to pay all debt off. and have one payment.

Member Payment Dependent Notes Series 453257

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453257	$4,300	$4,300	15.31%	1.00%	November 3, 2009	November 3, 2012	November 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453257. Member loan 453257 was requested on October 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,279 / month
Current employer:	Procter and Gamble	Debt-to-income ratio:	5.13%
Length of employment:	1 year	Location:	CINCINNATI, OH

Home town:
Current & past employers:	Procter and Gamble
Education:

This borrower member posted the following loan description, which has not been verified:

560204 added on 10/20/09 > I have set the terms of this loan to be repaid in 3 years, however I am expecting to have this loan repaid within 6 months.

A credit bureau reported the following information about this borrower member on October 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	46
Revolving Credit Balance:	$455.00	Public Records On File:	1
Revolving Line Utilization:	18.20%	Months Since Last Record:	58
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
have you previously filed for bankruptcy?	No, I have never filed for bankruptcy.

Member Payment Dependent Notes Series 453290

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453290	$15,000	$15,000	12.18%	1.00%	November 3, 2009	November 3, 2012	November 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453290. Member loan 453290 was requested on October 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,625 / month
Current employer:	general dynamics	Debt-to-income ratio:	10.19%
Length of employment:	4 years	Location:	troutdale, OR

Home town:
Current & past employers:	general dynamics
Education:

This borrower member posted the following loan description, which has not been verified:

560256 added on 10/20/09 > looking to remodel my kitchen and update my bathrooms.....my contractor is giving me a great deal and i need this money in other to get started. 560256 added on 10/22/09 > I have been on my job going on 5 years i have an excellent income. I was going to fund the job myself, but when i learned about the Lending Club and put in my information the rate i qualified for was very attractive so i figured i would move foward and fund the job with the Lending Club money raher than checking with a bank or credit union and let them earn more money off of hard working people.

A credit bureau reported the following information about this borrower member on October 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	41
Revolving Credit Balance:	$19,315.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am thinking about investing here, but I noticed your income is unverified. Can you please contact Lending Club Member Services at 866-754-4094 between 8:00 AM & 5:00 PM PST. Once your income is verified I will be happy to invest. Thank you	I faxed over my pay stubs to the lending club review team on Friday 10-23-09. I hope there is a way for the credit review team to relay this to the investors.

Member Payment Dependent Notes Series 453358

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453358	$8,000	$8,000	14.61%	1.00%	November 2, 2009	November 3, 2012	November 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453358. Member loan 453358 was requested on October 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,583 / month
Current employer:	Verizon Wireless	Debt-to-income ratio:	13.36%
Length of employment:	< 1 year	Location:	LOS ANGELES, CA

Home town:	Houston
Current & past employers:	Verizon Wireless, Greensheet Publications
Education:	Pennsylvania State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

560409 added on 10/20/09 > I have been employed with my employer (Verizon Wireless) for over 5 years. Verizon Wireless is a stable company and has been throughout this entire recession. I have a finance degree from Penn State University. I have good credit and have always paid all of my bills in a timely manner and have never exceeded the credit limit. I am financially responsible. I am wanting to consolidate my debt with this loan so that I can save money on interest. Thank you. 560409 added on 10/21/09 > If anyone has any questions they would like to ask, please do not hesitate to post a question and I will respond asap. Thank you. 560409 added on 10/24/09 > I was made aware of Lending Club via Lending Tree. Thus far, Lending Club has proven to be a solid and great way to not only borrow, but to invest. Therefore, I have recently become an investor and I am looking forward to investing in an organization that has revolutionized the way we can not only borrow but invest. I had many options that were presented to me to borrow from traditional banks, however Lending Club has proven to be the most innovative and productive way for qualified borrowers to receive loans and also for investors to really increase their portfolios, especially during this tough recession. 560409 added on 10/25/09 > Thanks to all of the investors who have invested money thus far, I greatly appreciate it.

A credit bureau reported the following information about this borrower member on October 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,884.00	Public Records On File:	0
Revolving Line Utilization:	96.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.21.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $8,000 loan application are: 1. Position @ Verizon Wireless is? 2. $9,583 gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1) I am an Implementation Consultant at Verizon Wireless. I implement new government and corporate accounts. Once implemented, then they are transitioned to our account managers for support according to the length of the contract they signed, i.e. 1 or 2 years. 2) My gross monthly income of $9583 is me and my fianc??'s income in total per month. 3) My rent payment per month is $835.00 4) My car payment is 621.49 per month (It is a lease with BMW Financial Services) I also have a second vehicle financed with BMW Financial Services and the payment is $364.00 per month. I appreciate your questions. Thank you.
Could you please verify your income with Lending Club? This involves contacting them directly and asking what specific documents are necessary to send to them to do so. Income verification makes lenders more confident in making loans. Thanks!	Thanks for your question. I verified my income along with all required information on October 22, 2009 with Lending Club. I faxed over 12 pages of documents per their request. Once they reviewed all of the documents, they approved my application on 10.23.2009. My application now states approved. Please let me know if you have any further questions. Thank you.
When income verification takes place, there is an asterisk next to the income. An income value is always listed but it is officially verified when there is an asterisk. If you reach out to Lending Club, they can explain the process. Good luck!	ILending Club advised me that it was verified. Not sure why they haven't placed an asterisk by my income. I am sending them an email now to ensure they do so. Thanks for your help. Take care.
The listing shows ~$3,000 in CC balances. What debts (amount and %) is this $8000 loan going to be used to pay?	I appreciate your question. The listing shows almost $3000 in revolving credit balances (credit cards). I have a student loan that totals a few dollars over $5000.00 that I am including in the debt consolidation loan. I plan on utilizing the $8000.00 consolidation loan to pay off this debt and save interest in the process because my interest rates are very high. Thank you.
Thank you for the information. What is the interest rates on the CC and student loan?	You're welcome. The interest rates on the credit cards range from 14.99% to 19.99%. The interest rate for the student loan is at 11.25%.
Can you expand on your motivations for this loan? The CC I can understand but if you have a student loan for $5k at 11.25% why would you replace it with this loan at 14.6%? What are your current payments on the CC and the student loan?	My current payments on the credit cards and the student loan together are over $200.00 monthly and that is only covering the interest. My motivations for this loan is to consolidate into one monthly payment and not have multiple payments. In return it will allow me to pay off the student loan and credit cards quicker because this loan is only for 3 years. It will also most importantly save me money on interest in the long term.
Hello, 1.You stated you have worked for Verizon Wireless for over 5 years, but your application say <1, please explain. 2. You have utilized almost 100% of your credit line. Will you be able to handle the new debt load of receiving this loan? 3. Please verify your income. Thanks,	That is correct, I have been employed with Verizon Wireless for over 5 years. When lending club contacted me, both via telephone and email, advising me that they needed to verify my income, employment, etc., I advised them that the application is listing my length of employment incorrectly. The representative then advised me that they had verified that I have been employed with Verizon Wireless for more than what the application states, which is over 5 years. That is why I decided to list my length of employment with Verizon Wireless in the loan description. By consolidating this debt, I will be able to handle the payment for this new loan because the payment for this new loan will be lower than what I am paying for all of the debts I am needing to consolidate. It will also allow me to pay off my debts sooner because this loan is for only 3 years. Regarding your last question, I have verified my income with Lending Club when I faxed over copies of my paycheck stubs. I then followed up with them the next day both via email and telephone to ensure they received them and I was advised that everything had been verified and that all 12 pages that I faxed over to them had been received. Thank you for your questions.
Thank you for the information, however, if Lending Club has verified your income, an * would appear next to your income. Also, if LC was able to verfy your employment history, why have they not updated your loan request. I am only asking this becuase it seems fishy for LC to state one thing and the requestee another, so it would be good to have the facts. Thanks and good luck with your consolidaiton,	You're welcome. I have contacted them on more than one occasion to advise them of the errors and they stated they would correct them. I have read receipts from when I emailed them about my employment and income, etc, however they didn't reply to my emails. The only time I held conversations with them was via the telephone and the representative advised me he would correct the error in my length of employment and he also stated an asterisk would be placed next to my income to show that it had been verified. Please let me know if you have any further questions. I am going to contact them again to ensure that it gets corrected. Thank you.

Member Payment Dependent Notes Series 453361

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453361	$9,000	$9,000	13.92%	1.00%	November 3, 2009	November 3, 2012	November 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453361. Member loan 453361 was requested on October 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	IIFData Solutions	Debt-to-income ratio:	9.19%
Length of employment:	1 year	Location:	arlington, VA

Home town:
Current & past employers:	IIFData Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

560416 added on 10/20/09 > I have a credit card through Yamaha that has an interest rate of 19.8%. This "credit" was provided (By Yahama Motors) for a motorcycle purchase through Yamaha back in 2007. Once the "credit card" is paid off (with this loan), I will receive the title and will be able to sell the motorcycle ASAP. I will most likely be able to get around 6500 for the motorcycle so most of this loan will get paid back once the motorcycle is sold. Thank you for your time, and money.

A credit bureau reported the following information about this borrower member on October 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	25
Revolving Credit Balance:	$40.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
why are you selling the motorcycle?	I am selling the motorcycle because I moved to an area (because of a new job) that is pretty congested with traffic. It would be better for my safety, and better financially to just get rid of it.

Member Payment Dependent Notes Series 453366

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453366	$24,250	$24,250	16.00%	1.00%	November 3, 2009	November 3, 2012	November 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453366. Member loan 453366 was requested on October 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,417 / month
Current employer:	BlackRock	Debt-to-income ratio:	24.84%
Length of employment:	2 years	Location:	NEPTUNE, NJ

Home town:
Current & past employers:	BlackRock
Education:

This borrower member posted the following loan description, which has not been verified:

560424 added on 10/20/09 > Loan will be used to consolidate debt. 560424 added on 10/21/09 > Loan will be used to pay off high interest creditcards (24.99% - 29.99%) I am good borrower because I have a stable job and have never paid a bill late. Monthly budget is $5400 which include mortgage payment, car payment, creditcard payment, utility payment, insurance, other expenses

A credit bureau reported the following information about this borrower member on October 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	58	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$117,358.00	Public Records On File:	0
Revolving Line Utilization:	77.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your Revolving Credit Balance of $117,358.00 consist of?	Home Equity Loan of $71,600. The other portion consist of creditcards.
APR on HELOC?	5.9%
10.21.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $24,250 loan application are: 1. Position @ BlackRock is? 2. $8,417 gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1 - Postition @ Blackrock is Vendor Management Specialist 2- Gross Income - Myself 3 - Mortgage $2300 4- Car payment $351.50 5 - Creditcard payments - $985 (looking to consolidate highest interest rate (24.99% - 29.99%) creditcards with lower interest rate loan)
Adjustable? Interest Only Payments?	Adjustable Rate. Interest plus Principal Payments
When is your HELOC set to adjust?	My HELOC adjust when interest rates adjust.
Terms of HELOC sometimes have built in adustments that are not tied to prime, and also sometimes have limits built in, such as 'higest rate xx%" Do you have any terms like that in your HELOC?	My HElOC is tied to prime. The maximum APR that can be apllied is 18%.

Member Payment Dependent Notes Series 453391

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453391	$15,000	$15,000	11.83%	1.00%	November 3, 2009	November 5, 2012	November 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453391. Member loan 453391 was requested on October 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,333 / month
Current employer:	Southwest Airlines	Debt-to-income ratio:	19.70%
Length of employment:	< 1 year	Location:	Denton, TX

Home town:
Current & past employers:	Southwest Airlines
Education:

This borrower member posted the following loan description, which has not been verified:

560471 added on 10/22/09 > Consolidating several credit cards whose rates have gone up. Hardworker, I know the importance of excellent credit as my history shows. Continuous employement for 16 years, never been fired from a job. This is almost T-Bill quality :)

A credit bureau reported the following information about this borrower member on October 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,725.00	Public Records On File:	0
Revolving Line Utilization:	41.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for SW? Who was your previous employer and how long were you there? Thanks and good luck.	I work in the Schedule Planning area. Schedule Planning deals with determining the flight frequencies in each market, the departure times, and anything related to the flight schedule. Previously I worked for another airline for more than 3 years, in a similar position. There are a couple of reasons why I left: first this company is in much better shape financially and second the recruiter insisted and the benefits were better. I am very glad I switched the company culture is incredible. Hope this helps!

Member Payment Dependent Notes Series 453393

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453393	$10,000	$10,000	12.87%	1.00%	November 3, 2009	November 3, 2012	November 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453393. Member loan 453393 was requested on October 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,200 / month
Current employer:	Bobbi Hair Design	Debt-to-income ratio:	13.63%
Length of employment:	< 1 year	Location:	Smithtown, NY

Home town:
Current & past employers:	Bobbi Hair Design
Education:

This borrower member posted the following loan description, which has not been verified:

560473 added on 10/20/09 > medical expenses

A credit bureau reported the following information about this borrower member on October 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,338.00	Public Records On File:	0
Revolving Line Utilization:	86.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please contact Lending Club to have them verify your income? How much are your medical expenses? Also, what are your average monthly expenses? (on top of your medical expenses)	The surgery is going to cost 11,760.. I only pay my car and phone $700 a month and no rent
How do you live rent-free?	i live with my dad
Is it elective surgery? How long will you be out of work? Has your employer agreed to keep you employed after you leave for surgery, even though you have worked there less than a year?	I have worked for her for over ten years..yes this is elective surgery..and yes i will always be employed i have worked very hard to get my clients.
Is it elective surgery? How long will you be out of work? Has your employer agreed to keep you employed after you leave for surgery, even though you have worked there less than a year?	And yes i am already out of the book for two weeks and im in the book with a very busy scheduale after the surgery
What type of surgery do you need and how will it affect your ability to work? Will you need time off for recovery, if so how much, and will you be able to return to Bobbi Hair Design after you recover?	It will not effect my ability to work..i will have two weeks off and then right back to normal.

Member Payment Dependent Notes Series 453401

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453401	$10,000	$10,000	12.18%	1.00%	November 3, 2009	November 3, 2012	November 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453401. Member loan 453401 was requested on October 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	CVS Pharmacy	Debt-to-income ratio:	12.45%
Length of employment:	10 + years	Location:	bridgeport, CT

Home town:
Current & past employers:	CVS Pharmacy
Education:

This borrower member posted the following loan description, which has not been verified:

560482 added on 10/20/09 > I'm going to use the loan to consolidate some of my debts

A credit bureau reported the following information about this borrower member on October 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	61
Revolving Credit Balance:	$72,733.00	Public Records On File:	0
Revolving Line Utilization:	81.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the rates and balances of the loans you want to consolidate?	Chase credit card Balance $3300 apr 19.99% Advanta card $4900 19.99% Citibank card $2000 apr 14.99% Thanks
What do you do for CVS? How did you amass $72,733 in debt? How does that make your debt to income ratio 12.45%? The numbers don't add up. I'd like to invest a massive amount in your loan because many attributes of yours correlate well with low default rates, but a bit more detail about you would increase my level of comfort.	I have no clue why it says i have over $70,000 in revolving debt. My credit card debt is only $20,000. I have a card that only has 9.99% interest and this loan is for the others with higher interest rates. The fact that it lists that I have $72,000 in credit card debt is a lie. I am an assistant manager for CVS plus I own a rental property that I get income from.

Member Payment Dependent Notes Series 453437

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453437	$9,000	$9,000	7.74%	1.00%	November 3, 2009	November 3, 2012	November 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453437. Member loan 453437 was requested on October 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,586 / month
Current employer:	Department of Veterans Affairs	Debt-to-income ratio:	11.88%
Length of employment:	1 year	Location:	Denver, CO

Home town:	Dallas
Current & past employers:	Department of Veterans Affairs
Education:	Baylor University

This borrower member posted the following loan description, which has not been verified:

560552 added on 10/20/09 > Between graduate school, moving across the country, and unexpected medical bills, I found myself further in a debt that seemed to get deeper and deeper. I desire nothing more than to live a debt free life, so that I can fully focus on what I'm passionate about - international volunteerism.

A credit bureau reported the following information about this borrower member on October 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1979	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	22
Revolving Credit Balance:	$8,805.00	Public Records On File:	0
Revolving Line Utilization:	8.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please give us a better idea of your background and capability to pay for this loan. What are your responsibilities at Dept. of Veteran Affairs? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, entertainment, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Do you have any other significant side incomes outside of what is included in the $4586/month? How much of your savings and/or checking account are you willing and capable to set aside, if needed, to pay for this loan?	I am in a position at the VA to determine the amount of money a veteran will receive for disabilities incurred in military service. I am currently at a GS-10, on which more information can be found at www.opm.gov. I am the sole wage earner and only person in my household. My current fixed budget items are rent ($865), car ($250), car insurance ($75), gov't student loans ($285), cable/internet/phone ($130), cell phone ($91), private student loan ($50), and electricity (approx. $40). All other expenses are variable, and fluctuate from month to month depending on any unforeseen expenses that come up (such as having to replace my brakes recently). This loan is primarily for my credit card, which currently has a balance of approximately $8950 at about 14%. Unfortunately this debt accumulated over the past three years during and immediately after graduate school, and now seems overwhelming and impossible to pay down because of interest. Minimum payments from month to month vary depending on the balance and the amount of interest charged for the month. As of late, the minimum payment has been approximately $180, which hardly touches the principle when the interest is close to $100. I currently have $7500 remaining to pay on my car, which is at 0% interest and is repaid (as seen above) at $250 a month. My gov't/private student loans are consolidated and being repaid as income contingent, and the balance will be dismissed after 10 years of federal or public service. Working for the VA, I have very strong job security and job loss would only come with a catastrophic event/injury, in which case I am insured both privately and through the VA for any expenses/debt that may come about. Additionally, I am working on building at least a $1000 "slush fund" in case of any emergencies. I don't anticipate any problems repaying this loan, especially with a fixed amount being pulled from my account each month. Additionally I will be receiving guaranteed raises with my job in July of 2010 and 2011 which will place me in a better financial situation. I have an excellent credit score, due in part to the fact that even in tough times I make every effort to repay my debts on time. Although the repayment term is 3 years, my goal is to have it paid off well before that. This loan is primarily about getting everything under control, eliminating my credit card altogether, and being able to pay forward on this debt and my car debt. My ultimate goal is to work overseas, something I'm not willing to do until all debt other than gov't student loans is eliminated. I believe this loan is the first step in accomplishing that goal! I appreciate your interest!

Member Payment Dependent Notes Series 453450

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453450	$10,000	$10,000	11.48%	1.00%	November 3, 2009	November 5, 2012	November 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453450. Member loan 453450 was requested on October 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,721 / month
Current employer:	US Army	Debt-to-income ratio:	18.19%
Length of employment:	7 years	Location:	APO AE, NY

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

560585 added on 10/22/09 > This loan would assist me in purchasing a property of approximately 18 acres, located near Deer Lodge, Montana. I have been saving for over 7 years and currently have more than enough to pay the entire value of the property. My money, however, is invested in mutual funds that are still under the value that was paid for them. This loan would allow me to purchase the property without withdrawing the majority of my investments. 560585 added on 10/22/09 > As you can see, I have no credit card debt. I receive approximately $890 a month from the army for housing allowance that is not included in my income. When I am not deployed, part of that money goes to rent, which is less than $600 a month. The only debt I have currently have is for my 05 Ford Explorer, for which I pay approximately $500 a month and have 32 payments remaining. The payoff value for it is $14,882.20

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.23.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $20,000 loan application are: 1. Pay Grade U S Army is? 2. Are you reenlisting? 3. Current ECC Date is? 4. Housing (mortgage or rent) payment per month? 5. Car payment(s) per month? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1. I am a Sergeant (E-5) 2. I am re-enlisting 3. My Current End Time in Service (ETS) date is 24 August 2010 4. I am currently deployed, so my housing payment is $0, and I am receiving a $890 allowance for housing not included in my monthly income. When I am un the US, my rent does not exceed $600. 5. I have a $500/month car payment with 32 payment periods remaining. This is currently my only financial obligation.
Hi Dan, You seem to have your finances in order, so I just invested $500 in your loan. However, you mention your mutual funds are currently below their original value. Have you thought about selling them to incur a tax loss that you can deduct and reinvesting in other mutual funds or ETFs to defer the tax payment? The benefit of this strategy depends a lot on what your current tax rate is and how you expect it to change in the future. If you want to talk about it, find me on Facebook (Charvak Karpe) Are you planning to build a house on your 18 acre property? Sounds like a nice place!	I will be selling approximately $10,000 of mutual funds because the loan amount was reduced from $20,000 to $10,000. I am not certain how much it will affect my taxes.

Member Payment Dependent Notes Series 453460

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453460	$8,000	$8,000	16.00%	1.00%	November 3, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453460. Member loan 453460 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,300 / month
Current employer:	abramson centre for jewish life	Debt-to-income ratio:	20.26%
Length of employment:	5 years	Location:	philadelphia, PA

Home town:
Current & past employers:	abramson centre for jewish life
Education:

This borrower member posted the following loan description, which has not been verified:

560600 added on 10/21/09 > thanks for the loan,referals will be made to my friends and colleagues, is loan usually disbursed promptly. 560600 added on 10/21/09 > thanks, loan accepted,referals will be made to friends introducing them to the club 560600 added on 10/22/09 > I have a stable job with abramson centre for jewish life. this is a nursing home that carters for the elderly. I work as a state licensed nurse. My job pays a monthly income of $4300, with a potential of increase annually. I am a good borrower, s my credit score tells the whole story. I have always honoured my credit obligation as at when due. The loan will be used for general home improvement and some other personal family expenses which require urgent attention. there is no fear that my income will be able to meet the loan servicing amount and there will not be any fear of default as i have a good credit record.

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	43
Revolving Credit Balance:	$1,473.00	Public Records On File:	0
Revolving Line Utilization:	32.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.22.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $8,000 loan application are: 1. Position @ Abramson Centre for Jewish Life is? 2. $4,300 gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. What is "Major Purchase" that you need $8,000 loan to buy? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	Type your answer here. am a cordinator at abramson centre for jewish life,2. $4300 s just a single(myself solely) salary exclusive of overtime, 3. rent is $650 : 4. car pymt is $335: 5. furnishings & general home make over + other family purchases:
What is the purpose of the loan? Thanks.	Type your answer here. Home improvement,furniture and fittings and general family purchases
Do you have any other monthly or scheduled payments that are not already listed?	Type your answer here. no basic outgoing, the figure listed is a conservative figure of my income excluding overtime.No consideration was given to contributions from my husband who takes care of a good proportion of the bills.

Member Payment Dependent Notes Series 453462

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453462	$1,800	$1,800	8.94%	1.00%	November 3, 2009	November 5, 2012	November 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453462. Member loan 453462 was requested on October 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	n/a	Debt-to-income ratio:	13.28%
Length of employment:	n/a	Location:	jacksonville, FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

560614 added on 10/22/09 > Need this loan to avoid some high charges. Never been late with payment in my life or didn't pay back. 560614 added on 10/22/09 > This is a little time sensitive - if I won't be able to get till 26th then won't need it at all.

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,751.00	Public Records On File:	0
Revolving Line Utilization:	76.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have 0 chance of getting funded unless you give more info about your income, income source, and detailed expenses.	Fair - I work as independent subcontractor for Sears since 2004. Last year income 74000.00. I bought a house in April, which I've remodeled. Equity in this property is at least 100000.00, although I need to pay some credit I used for remodeling before I sell the house or take equity out. My recent expenses: mortgage 769.00 and about 500.00 in credit payments. In order to keep my credit strait I need this loan to get me through next month.

Member Payment Dependent Notes Series 453477

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453477	$9,600	$9,600	11.48%	1.00%	November 2, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453477. Member loan 453477 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,861 / month
Current employer:	PAETEC Holding Corp	Debt-to-income ratio:	10.99%
Length of employment:	4 years	Location:	FAIRPORT, NY

Home town:
Current & past employers:	PAETEC Holding Corp
Education:

This borrower member posted the following loan description, which has not been verified:

560653 added on 10/21/09 > Purchase of an Engagement Ring.

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	57
Revolving Credit Balance:	$4,431.00	Public Records On File:	0
Revolving Line Utilization:	17.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 453503

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453503	$12,000	$12,000	14.96%	1.00%	November 3, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453503. Member loan 453503 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,337 / month
Current employer:	Prometric	Debt-to-income ratio:	19.78%
Length of employment:	2 years	Location:	OWINGS MILLS, MD

Home town:
Current & past employers:	Prometric
Education:

This borrower member posted the following loan description, which has not been verified:

560723 added on 10/21/09 > This amount is to refinance a previous 5yr personal loan (46 months left) and my credit card debt. I currently pay more than $600 a month toward them, more than the minimum payment, and intend to allocate at least that much to this loan. I intend to get out of debt within 2 yrs and needed to reduce the interest rates. The listed income does not account for a part-time job providing $250-$350 a week after taxes. My plan it to use these $1000+ to pay for car-loan ($300, 27 months left) insurance and this. I just got a pay increase, so I feel secure at work. Thanks! 560723 added on 10/21/09 > The personal loan is $6300 at 24% and I have a closed credit card account with $1400 remaining at 22%. The current revolving balance includes 3 cards that will reset in december at 17% variable. As soon as the fed starts increasing its rate, I am toast.

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,147.00	Public Records On File:	0
Revolving Line Utilization:	73.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.22.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $12,000 loan application are: 1. Position @ Prometric is? 2. $3,337 gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers. (I hope that your NOT "toasted" by then!)	1- Elaborating on this will make me easily identifiable, but the umbrella term is Analyst. 2- Income is for myself 3- No mortgage, but contribute about $500 toward rent 4- $332 5- Minimum is about 150, but have been paying no less than $300 for a year now. Thanks!
What actions have you taken to get control of your finances, other than this loan request? Thank you in advance.	I have a budget and have been recording expenses since Nov 08. I am cash positive, so there is no month in which I charge more than I receive in cash (I still use a CapitalOne card for the rewards, but make sure to pay more that I spend). I registered with creditKarma (and recommend it to everybody), and happily see my total debt go down every month, while my score goes up. This loan is mainly to escape from the 20+ rates, and protect myself from the coming rate hikes (when the prime rate used for variable APRs starts rising). The most important is self discipline. I hate it that I could not invest in stocks (except my 401k) at their lows and want to get debt free and start investing.
I have used creditkarma too. You may also find yodlee.com an outstanding free tool for managing ones finances. (or mint.com - they are both free)	Thank you, CriticalMiss. I have heard about these two but I already have all my account listed in the "MyPortfolio" feature of bank of america. I will consider it. Thanks!
Yes, the BOA Portfolio is great. I use yodlee too because it integrates my BOA account, my properties (via zillow), my stocks (via TDAmeritrade), my other bank accounts and of course my Lending Club account and other investments - so they are all in one place, updated automatically, and include my net worth. Good luck to you!	Thank!
Buying stocks in the 401K is great, but make sure you have a balanced portfolio since the market may correct again. (who knows...) I like your plan and will kick in. You gotta love getting rid of loans with 24% interest.	Thank you for your support. My current 401k plan is a target date fund which is already highly diversified. When I am able to add my own money, I will take a greater part in the allocation. Besides, I would not mind another correction, as my contribution will be buying more shares and I will not be retiring anytime soon. Thanks again!
Would you be willing to verify your income with Lending Club? This involves calling them directly and asking them what specific documents are necessary to send in order for them to do so. Income verification makes lenders more confident in making loans. Thanks!	I had already contacted their support team to inquire about the process, but was told that the credit review team would call me if necessary. When they called they did not mention it. I just sent them an email, and will call on monday if I don't get a reply by then. Thanks

Member Payment Dependent Notes Series 453516

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453516	$25,000	$25,000	19.13%	1.00%	November 3, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453516. Member loan 453516 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,333 / month
Current employer:	Taylor Morrison	Debt-to-income ratio:	18.54%
Length of employment:	9 years	Location:	Gilbert, AZ

Home town:
Current & past employers:	Taylor Morrison
Education:

This borrower member posted the following loan description, which has not been verified:

560743 added on 10/21/09 > Need to consolidate really high rates into a lower one. Thanks

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	38	Months Since Last Delinquency:	21
Revolving Credit Balance:	$46,031.00	Public Records On File:	0
Revolving Line Utilization:	77.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.22.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $25,000 loan application are: 1. Position @ Tayloe Morrison is? 2. $12,333 gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1. Position @ Taylor Morrison is? IT Operations Manager 2. $12,333 gross income is: Myself 3. Housing (mortgage or rent) payment per month? 2500 4. Car payment(s) per month? 500 5. Credit card payments per month? 1200
What will you do with the credit cards you pay off if you get this loan?	Cut them up and cancel them.
How many open lines of credit will you keep?	The whole idea with this is to close down all my credit cards and go all cash. I will still have a mortgage and car payments.
The proposed loan is 19.13%. Can you please say how much debt payment relief this will give you? Thx.	I have two cards that are at 29.9% this will eliminate both of those.
Hello, thank you for answering the previous questions. A few follow-ups: 1) How long have you been in your current home? 2) Can you please explain the delinquency in your credit file and how it was resolved? 3) Do you have any dependents? Thanks so much	2 1/2 years in current home. 2 dependents Toyota says I missed a payment I did not. I am working with the credit compaines to resolve it now.
Could you please contact Lending Club to have them verify your income? Doing so will encourage faster funding & from what I understand it just involves faxing them a document or two. Thanks	I am verified
I am thinking about investing here, but I noticed your income is unverified. Can you please contact Lending Club Member Services at 866-754-4094 between 8:00 AM & 5:00 PM PST. Once your income is verified I will be happy to invest. Thank you	I am verified

Member Payment Dependent Notes Series 453521

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453521	$14,800	$14,800	15.31%	1.00%	November 4, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453521. Member loan 453521 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Paychex Inc	Debt-to-income ratio:	15.50%
Length of employment:	8 years	Location:	Webster, NY

Home town:
Current & past employers:	Paychex Inc
Education:

This borrower member posted the following loan description, which has not been verified:

375349 added on 10/21/09 > I am going to use funds to pay off credit card debt acquired in past couple of years (young family / new house), and be debt free in 3 years (to start saving for 2 young son's college education). Even though it's been a tough economy for a salesperson, I work at a great company (8yrs) and have very stable job. I am a hard worker and I see a bright future for myself and my family. My vehicle will be paid off in Nov 09 and is in great shape. This loan will take care of high interest as well as moving my credit rating higher when this loan is paid off. Thanks for your help and I will pay off my loan in 3 years.

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	2
Revolving Credit Balance:	$7,237.00	Public Records On File:	0
Revolving Line Utilization:	45.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.22.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $14,800 loan application are: 1. Position @ Paychex is? 2. $5,000 gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1 - Sales Supervisor (Salary + commissions) 2 - myself 3 - Housing - wife pays mortgage (senior acct excutive - advertising) I pay everything else. 4 - car payment is 297/month...last payment to pay in full is 11/24/09 5 - 600 / month Thank you
What was the reason for the delinquency?	I believe it may have been when there was a death in my immediate family this summer and a bill was missed.
Congrats on paying off the car :) Can you please verify your income? Doing so will reduce the funding time of your loan as investors will have more confidence. You can contact Lending Club for instructions (you will need to fax them W-2 or a paystub): support@lendingclub.com I will invest once it is verified. Good luck!	Thanks! I currently work for salary plus commissions.....make $60-62,000 per year or 5k/month. My paperwork is currently with Lending Club awaiting approval and should be ready soon (I talked to Lending Club Today).

Member Payment Dependent Notes Series 453524

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453524	$20,000	$20,000	16.00%	1.00%	November 4, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453524. Member loan 453524 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,242 / month
Current employer:	home depot	Debt-to-income ratio:	8.14%
Length of employment:	1 year	Location:	avon, CO

Home town:
Current & past employers:	home depot
Education:

This borrower member posted the following loan description, which has not been verified:

560760 added on 10/21/09 > I am a Retail Manager at Home Depot currently and i have been involved in retail management for the last 7 years. I am also helping to develop a pre-existing business in Vail CO. This loan will be used to open our website and get moved into our new larger store front in Vail Village. We expect this expansion to improve foot traffic immensely, and the website will improve our market penetration. We have done over $225,000 in sales since January of 09' while opening our business without financing. Our monthly operating costs are just under $12,000 including payroll. There is no competition within our region, and the only company to offer a similar product is located in California. The CEO and buyer have 25 years of experience with this product. 560760 added on 10/21/09 > I have been taking college courses and am in my junior year working on a degree in business finance and a minor in business management. Some of my classes have included business law, e-commerce and marketing. I feel confident that i can help turn this business into an $700,000+ per year storefront. 560760 added on 10/21/09 > I have been taking college courses and am in my junior year working on a degree in business finance and a minor in business management. Some of my classes have included business law, e-commerce and marketing. I feel confident that i can help turn this business into an $700,000+ per year storefront.

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,120.00	Public Records On File:	0
Revolving Line Utilization:	13.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You say the business is already in existence - what is the unique value that you are adding to it?	I bring my general business knowledge and my grasp of e-commerce. I also speak spanish near fluently which helps when Vail gets its influx of Mexico City mexicans in town around Christmas and Easter. I have been involved in retail most of my adult life and I am an excellent salesman though my part of the business will consist of maintaining the website, coordinating shipping and dealing with the financials. The CEO and buyer both previously worked for a company that dealt in similar products that had annual revenues of $700,000 to $1,000,000 per year with no website. Our website will offer a 20% discount to make it more enticing to potential buyers as the website has little operating cost associated with it.
What is the product?	The products are fine Italian ceramics from the region of Umbria and Tuscanny and the city of Deruta. We import dinner ware (plates, bowls, platters), vases, figures, hand crafted stone tables and other large decorative pieces. Specifically Maijolica which is high gloss high color. All dinnerware is dishwasher safe. All venders groups are top of the line.
Hello! Please provide a detailed breakdown of your monthly personal expenses. Thank you.	$650-rent and utilities $86-insurance for rental and autos $230-credit card payments $25-fuel for vehicles $210-food expenses $95-phone
Investors may feel more confident about lending to you if your (1) Gross Income was verified and/or (2) Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion. Thank you.	i faxed off the paperwork on friday 10/23/2009 at 12:09 pm. I only faxed the pay stub from my job at Home Depot though. I had a part time second job for most of this year but i have quit to focus my attentions on Sabbia Talenti instead.
Your monthly personal expenses and anticipated Monthly Payment are approximately 62% of your Gross Income. Aren't you stretching yourself rather thin after income taxes and withholding?	not really, i have money saved in the bank in case something catastrophic happens. i will also be receiving payment from the business for maintaining the website, handling most of the shipping and handling some of the banking operations.

Member Payment Dependent Notes Series 453541

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453541	$15,000	$15,000	13.57%	1.00%	November 4, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453541. Member loan 453541 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,750 / month
Current employer:	n/a	Debt-to-income ratio:	0.81%
Length of employment:	n/a	Location:	Los Angeles, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

560814 added on 10/25/09 > I want to consolidate my debt and have a fixed payment.

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	16
Revolving Credit Balance:	$981.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	Debt Consolidation
What is your source of income? Do you anticipate any change in your source of income during the next three years? Would you please detail the credit card debt you wish to consolidate: total amounts, monthly payments, interest rates? Your credit history shows a delinquency from 16 months ago. Would you please explain the circumstances? Thank you for the clarifying information.	I do not antisipate any major change in my source of income. I owe about $14,000 on my Home Depot Business Card at 24.99%.
I am thinking about investing here, but I noticed your income is unverified. Can you please contact Lending Club Member Services at 866-754-4094 between 8:00 AM & 5:00 PM PST. Once your income is verified I will be happy to invest. Thank you	I am in process of verifying my income with Lending Club. Thank you for your consideration
I am thinking about investing here, but I noticed your income is unverified. Can you please contact Lending Club Member Services at 866-754-4094 between 8:00 AM & 5:00 PM PST. Once your income is verified I will be happy to invest. Thank you	I am in process of verifying my income with Lending Club.
Would you elaborate on the delinquency that appears in your credit history from about 16 ;months ago? Thank you in advance for clarifying.	It was for a Sears MC $215 transaction was disputed. Charges were reversed but the late payment is still on my credit report. I am disputing it with credit bureaus.
please detail out with numbers your monthly expenses...your DTI doesn't make any sense.	Rent: $950 Utilities: $250 Credit Cards: $500
I don't see any info on the employer. Could you please share who your employer is and how long you have been working there? Thank you	I am self employed for 15 years. I own and operate a small construction comppany - Aznavuryan Construction. I am a general contractor and I do residential construction, addition and remodeling jobs.
Who is your employer? And what is your role with that organization? (Your profile says N/A)	I own and operate Aznavuryan Construction for the last 15 years.

Member Payment Dependent Notes Series 453583

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453583	$9,600	$9,600	14.26%	1.00%	November 3, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453583. Member loan 453583 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	KPMG LLP	Debt-to-income ratio:	19.61%
Length of employment:	2 years	Location:	Nanuet, NY

Home town:
Current & past employers:	KPMG LLP
Education:

This borrower member posted the following loan description, which has not been verified:

560886 added on 10/21/09 > I am 27 years old and trying to get my life together. I am trying to consolidate my debt to get out of debt. I need to repair my credit before I can start my life.

A credit bureau reported the following information about this borrower member on October 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	16
Revolving Credit Balance:	$4,301.00	Public Records On File:	0
Revolving Line Utilization:	93.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.22.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $9,600 loan application are: 1. Position @ KPMG LLC is? 2. $4,167 gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1. I work in IT at the help desk. It isn't glamorous but its a job. 2. The gross income is myself but was based on OT, which they have just cut completely out so my gross income is now far less, coming in about 2200 per month. 3. Rent is $500 per month. 4. Car payment is 400 per month. It is pretty high but after living on my base pay and overtime for the past few years it wasn't a problem at the time. I got ahead of myself and didn't think ahead. 5. There are 5 credit cards right now with interest rates between 20 and 30 percent and this is what i am looking to eliminate. I keep making the minimum payments or slightly over minimum and it is getting me nowhere. If i make the minimum payments that total 300/mo the interest keeps outweighing my payments.

Member Payment Dependent Notes Series 453585

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453585	$4,000	$4,000	15.65%	1.00%	November 3, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453585. Member loan 453585 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Watkins Shepard Trucking	Debt-to-income ratio:	10.82%
Length of employment:	3 years	Location:	Helena, MT

Home town:
Current & past employers:	Watkins Shepard Trucking
Education:

This borrower member posted the following loan description, which has not been verified:

560889 added on 10/21/09 > Funds to be used to mail out 4 page letters to future customers of Ultra-International; a 20 year old (go-geen) company marketing home, health, and beauty products.

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	40
Revolving Credit Balance:	$405.00	Public Records On File:	0
Revolving Line Utilization:	6.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 453587

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453587	$6,500	$6,500	15.65%	1.00%	November 2, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453587. Member loan 453587 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	one source landscaping solutions	Debt-to-income ratio:	18.90%
Length of employment:	< 1 year	Location:	gainesville, FL

Home town:
Current & past employers:	one source landscaping solutions
Education:

This borrower member posted the following loan description, which has not been verified:

560891 added on 10/21/09 > I would like a loan to fund a small lawn maintenance business. I know it is entering the slow season however it is the perfect opportunity to take advantage of others selling discounted equipment. Thank you for considering my request.

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	53
Revolving Credit Balance:	$24.00	Public Records On File:	0
Revolving Line Utilization:	6.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Many areas in Florida have an overabundance of lawn maintenance businesses. Do you have a customer base already?	Thank you for the question. I do have several lawns that I maintain at the moment also I'm am currently employed for a landscaping company. I am very fortunate to be able to keep a steady stream of income while building business of my own. This loan will allow me to purchase the equipment needed to compete with other companies and also bid on larger accounts.
10.30.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $6,500 Lawn Maintanence business loan is ? 1. Position at current employer is? 2. Housing (mortgage or rent) payment per month is? 3. Car payment(s) per month are? You are correct about buying equipment in off-season; mid-Jan to mid-Feb should produce lowest prices on neded equipment. Loan information I requested is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	I have been employed for One Source for a little over a year and I am a crew leader. I rent a duplex and share all of the household bills with my girlfriend of two years, my share is $330 a month for rent and $305 a month for my car. Other bills such as utilities, insurance etc. are around $250 Thank you for the question

Member Payment Dependent Notes Series 453589

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453589	$6,000	$6,000	15.65%	1.00%	November 2, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453589. Member loan 453589 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,993 / month
Current employer:	WorldVenture	Debt-to-income ratio:	22.89%
Length of employment:	1 year	Location:	Centennial, CO

Home town:	Mesa
Current & past employers:	WorldVenture, Arrow Electronics
Education:	Platt College-Aurora

This borrower member posted the following loan description, which has not been verified:

560897 added on 10/21/09 > Working to consolidate my credit card debt so I can get out of the red and move forward with the next stage of my life, foster adoption. 560897 added on 10/26/09 > After looking at some of the other loan applications, here's some more information you may find helpful in making your lending decision. Some Expenses: - Rent $645 (includes all utilities except electricity) - Student loan $198 - Computer payment (my computer died this summer) $100 (will be completed in 10 months) - No car payment, I own my car outright. I do owe about $400 in car repair expenses, these will be rolled into this loan. I have only been at my job for a little over one year, however I have been consistently employed since the age of 17 with no periods of unemployment. My job and skill set lies in in web site development and technology, a field that's been remarkably stable and has even shown growth in the current economy.

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	24
Revolving Credit Balance:	$5,019.00	Public Records On File:	0
Revolving Line Utilization:	98.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 453618

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453618	$12,000	$12,000	11.48%	1.00%	November 2, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453618. Member loan 453618 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Maxim Healthcare Services	Debt-to-income ratio:	2.80%
Length of employment:	< 1 year	Location:	HOBOKEN, NJ

Home town:
Current & past employers:	Maxim Healthcare Services
Education:

This borrower member posted the following loan description, which has not been verified:

560948 added on 10/21/09 > My Gross Income is actually $3,200/mo

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,526.00	Public Records On File:	0
Revolving Line Utilization:	15.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
purpose of loan? what are your detailed monthly expenses?	The main purpse of the loan is to be able to buy a used car from my friend. I would also use some of this money to buy new furniture for my apt... My monthly expenses include $900/mo. for rent and $275/mo for food, utilities and cable. I do not pay for my cell phone or car insurance.
Loan Description?	I would like to secure this loan to be able to purchase a used car from my friend and I would also use some of this money to buy some new furniture for my apartment.

Member Payment Dependent Notes Series 453629

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453629	$15,000	$15,000	11.48%	1.00%	November 3, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453629. Member loan 453629 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,800 / month
Current employer:	Gateway Business Bank	Debt-to-income ratio:	8.84%
Length of employment:	6 years	Location:	Tustin, CA

Home town:	Anaheim
Current & past employers:	Gateway Business Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,819.00	Public Records On File:	0
Revolving Line Utilization:	56.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
purpose of loan? what are your detailed monthly expenses?	Hi! The purpose of this loan is to get out from under my credit card payments. My wife and I are working to become debt free, and the relief of a lower interest rate on our existing debt would be monumental. It is very disheartening to see the majority of the payments we are making go to interest and not to lowering our balance. I found this site after reading some blogs on personal finance and after thoughtful consideration, we decided it would be better to have one payment at a lower interest rate. We have been living within our means, haven't used our credit cards for a few months, both of our cars are paid off and we live very conservatively. We don't have cable, our only expenses besides our credit card bills are just the normal cost of living: food, rent, utilities etc.
Loan Description?	The purpose of this loan is to consolidate our credit cards to a lower interest rate so we can pay off the debt sooner.
given your first answer, how did your outstanding balance get to be over $14K? What are the interest rates of the accounts you want to pay off and what are their balances?	For about 3 years or so, we were a few hundred short each month. Those charges weren't for things like Plasma TVs or vacations. Due to a significant raise at work, and the decision to trim the fat wherever possible we have been able to live within our means. Before the help of Dave Ramsey and blogs I stumbled upon (enemyofdebt.com for example) I felt helpless. The task of getting out of debt seemed almost unobtainable. Being able to looking at our situation with a clear head and formulate a plan was the only way to do it. Here is a list of what we plan do pay off with this loan. Citibank - $3200 18.99% Just received notice APR changing to 29.99% on 11/30 Chase 1 - $3700 0.00% until 1/1/10 then up to prime + 9.99% Discover - $6000 28.99% Chase 2 - $760 18.99% Line of credit with checking account - $950 12%
Very nice of all of these banks to raise your interest rates after receiving taxpayer bailouts...I will be investing in your loan and wish you good luck in getting and staying out of debt.	Thank you for your help and well wishes!

Member Payment Dependent Notes Series 453667

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453667	$6,600	$6,600	7.74%	1.00%	November 2, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453667. Member loan 453667 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$113,500 / month
Current employer:	Lockheed Martin	Debt-to-income ratio:	0.62%
Length of employment:	9 years	Location:	Highlands Ranch, CO

Home town:
Current & past employers:	Lockheed Martin
Education:

This borrower member posted the following loan description, which has not been verified:

561049 added on 10/21/09 > Close out high interest 401k loan.

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You list $113,000 per month gross income. Can you tell us what you do for Lockheed? How many sources is this income derived?	My monthly salary is 113,500 / 12 = $9458/month. I am working with LendingClub support to correct the error.

Member Payment Dependent Notes Series 453717

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453717	$8,000	$8,000	7.74%	1.00%	November 3, 2009	November 6, 2012	November 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453717. Member loan 453717 was requested on October 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	wal mart	Debt-to-income ratio:	16.50%
Length of employment:	8 years	Location:	PHOENIX, AZ

Home town:	new york city
Current & past employers:	wal mart, big boy restaurants
Education:	long island city high school queens ny

This borrower member posted the following loan description, which has not been verified:

561120 added on 10/24/09 > HI - I AM A HARDWORKING AVE JOE WHO IS TIRED OF PAYING 21 PERCENT TO THE CARD COMPANIES I HAVE VERY LITTLE OTHER DEBT A GREAT CREDIT SCORE - I WORK A JOB THAT WILL NEVER GO AWAY I HAVE NEVER BEEN LATE WTH SO MUCH AS THE NEWSPAPER BILL -- YOU WILL ALWAYS GET YOUR MONEY ON TIME NO EXCEPTIONS 561120 added on 10/25/09 > if anyone looks to invest by were someone was raised or lived i was born and raised in new york city - lived in detroit mi and chicago il

A credit bureau reported the following information about this borrower member on October 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,943.00	Public Records On File:	0
Revolving Line Utilization:	25.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Walmart? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	i have been with walmart for 8 years i run the front end - i live with my brother and have for most of my life and he maintains all of the bills ( rent utilities etc ) he makes approx 40k yr and i have been steady with walmart for 8 years and i have no write ups or disc actions so i have no risk of loosing my job (its walmart - it will always be around ) the only other bill i have is car pmt of 240 mnth ---- balances of the other debt - b of a 3600 at 18% min pmt 60 month chase 2200 mo 50 min montly at 21% and dsicover 1900 at 20% min 40 month - i just want to pay them off have one pmt - i actually plan on making dble pmts and paying off early just to be done wth the credt cards expecially in this economy

Member Payment Dependent Notes Series 453754

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453754	$9,600	$9,600	13.92%	1.00%	November 3, 2009	November 5, 2012	November 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453754. Member loan 453754 was requested on October 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	the research foundation of suny	Debt-to-income ratio:	13.55%
Length of employment:	5 years	Location:	RENSSELAER, NY

Home town:
Current & past employers:	the research foundation of suny
Education:

This borrower member posted the following loan description, which has not been verified:

561254 added on 10/22/09 > consolidate debt lower interest rate

A credit bureau reported the following information about this borrower member on October 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	6
Revolving Credit Balance:	$618.00	Public Records On File:	0
Revolving Line Utilization:	1.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.23.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $9,600 loan application are: 1. Position @ Research Foundation State University of NY is? 2. $6,083 gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1. corporate accounts receivable administrator (management position) 2. gross income monthy of 6,083 is myself only (gross salary) i also receive child support of 900 monthly 3. rent per month is 1,435 4. car payment per month is 409 thank you
Would you please explain the delinquency that appears on your credit history from about 6 months ago? Thank you	went through a divorce and was selling the house late mtg payment due to closing the sale
What debt is being consolidated? Loans, Credit Cards, etc.? What are the interest rates of your debts?	credit card interest rate of 20.07%

Member Payment Dependent Notes Series 453770

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453770	$4,750	$4,750	11.83%	1.00%	November 3, 2009	November 5, 2012	November 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453770. Member loan 453770 was requested on October 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	Whole Foods Market	Debt-to-income ratio:	22.69%
Length of employment:	10 + years	Location:	Austin, TX

Home town:
Current & past employers:	Whole Foods Market
Education:

This borrower member posted the following loan description, which has not been verified:

532945 added on 10/22/09 > I used my credit card to fund a small portion of a home based business I was starting. At the time the interest on the credit card was reasonable. When I received a notice that the interest on the card was going to almost double it made my plans of saving for a down payment on a home almost impossible.

A credit bureau reported the following information about this borrower member on October 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,023.00	Public Records On File:	0
Revolving Line Utilization:	79.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 453791

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453791	$3,000	$3,000	7.05%	1.00%	November 3, 2009	November 5, 2012	November 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453791. Member loan 453791 was requested on October 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	macerich	Debt-to-income ratio:	9.48%
Length of employment:	3 years	Location:	syracuse, NY

Home town:
Current & past employers:	macerich
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 22, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	31
Revolving Credit Balance:	$1,326.00	Public Records On File:	0
Revolving Line Utilization:	18.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	debt consolidation
what is the purpose of loan? what do you do?	dept consolidation leasing manager

Member Payment Dependent Notes Series 453809

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453809	$5,000	$5,000	8.59%	1.00%	November 2, 2009	November 5, 2012	November 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453809. Member loan 453809 was requested on October 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Mobil Dialysis	Debt-to-income ratio:	19.08%
Length of employment:	2 years	Location:	Ormond Beach, FL

Home town:
Current & past employers:	Mobil Dialysis
Education:

This borrower member posted the following loan description, which has not been verified:

561354 added on 10/22/09 > Home Improvements

A credit bureau reported the following information about this borrower member on October 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1986	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	73
Revolving Credit Balance:	$134,842.00	Public Records On File:	0
Revolving Line Utilization:	35.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 453866

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453866	$6,000	$6,000	11.14%	1.00%	November 3, 2009	November 5, 2012	November 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453866. Member loan 453866 was requested on October 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	EmpireCLS	Debt-to-income ratio:	8.82%
Length of employment:	1 year	Location:	Santa Monica, CA

Home town:
Current & past employers:	EmpireCLS
Education:

This borrower member posted the following loan description, which has not been verified:

561480 added on 10/22/09 > I'm paying off a settlement and pay off of this loan will be within one year.

A credit bureau reported the following information about this borrower member on October 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,688.00	Public Records On File:	0
Revolving Line Utilization:	32.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents? Is your Income tips base? if so what is your base pay? What kind of settlement are you paying?	I just posted my answer. Plz, look it up on my profile. Thank you.
Please elaborate as to the settlement that has to be paid off and why? And are you receiving another settlement that's why it will be paid off early, or just will make enough extra to pay off early?	I just posted my answer. Plz, look it up on my profile. Thank you.
Please respond to the following: What are your responsibilities at EmpireCLS? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I work as a chauffeur. Every two weeks I take home around two thousand. My rent is 750 (utilities included), cell - 90, car -280, car insurance paid off untill 04.2010, then it's 600 a year; medical insurance - 100. I have one working credit card to earn miles, balans around 1500. I have exellent score. I am platinum member with AmEx for almost two years now. I always pay on time. I just need 6000 to pay 4500 settlement and 1500 lawyer fee. I am planning to pay off the balans in within a year or even 6 months. So for you lenders it eould be around 400 for 6 month to benefit from dealing with me. But hurry up to take a decision as I need money by the Nov 4-5 and I am looking at other sourses. Thank you for your time. And I forgot to mention I have no dependents, and my grocery/houshold expences are around 300. All amount above are for a month.

Member Payment Dependent Notes Series 453894

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453894	$12,000	$12,000	11.83%	1.00%	November 3, 2009	November 5, 2012	November 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453894. Member loan 453894 was requested on October 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Sprint	Debt-to-income ratio:	17.61%
Length of employment:	4 years	Location:	Citrus Heights, CA

Home town:
Current & past employers:	Sprint
Education:

This borrower member posted the following loan description, which has not been verified:

519397 added on 10/22/09 > Just like most people with credit card balances I've been hit hard by the economy. . . but, to elaborate on what I'm sure has become a clich?? statement, my problems are from the high interest rates that have been added to my higher balance cards. Managing credit has been a pretty streamlined process thus far, being able to carry most of my debt on cards that have been prime +1% and sub 10% apr cards but recently the cards I've so comfortably held my balances have dropped rates like 29.9% and 21.9% as standard rates on my already higher balances. I'd like to blame it on the companies, calling it a sort of bait and switch method but I have to take most of the blame considering how long I carried balances on some of these cards. I've never missed a single payment on any of my loans or lines of credit and I don't have issues paying what I do owe but it isn't moving in a positive direction now with these rates and I would like to get rid of these balances. I've already put up all of my cards and have no plans to use them. I've even cut up and even closed some of my higher balance cards. Now it's time to become debt free. I've been at my place of emplyment for 4 years come December and am in a secure position. I'm confident in my ability to pay and will stay current on all my debts. i just need to get this taken care of.

A credit bureau reported the following information about this borrower member on October 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,383.00	Public Records On File:	0
Revolving Line Utilization:	35.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Sprint? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	As a Technical Consultant, I handle the stores entire product inventory as well as repair/replace any damaged/failed devices for our customers. There are 3 wage earners in total in the house with last years combined gross income being upwards of $150,000. I own my car and do not owe on it. The rent of my house is 1050 which is paid between 3 people equally. We have lived in this house for over 2 years. The following is the ballance/rate/minimum payment of my debt i will be payng off: ~6000/21.9%/220, 2300/19.74%/80, 2000/16.24%/60, 900/21%/50. I'm confident there will be no job loss in the foreseeable future but in the case of a layoff the company has a separation package that covers the employees wages for the better part of a year(4mo. + 1mo. per year worked) and I do have an emergency fund that I would be able to pull from while looking for any other work in the meantime. Once again this is not likely.
Hello, I am interested in funding this loan. What other expenses do you have other than rent? Car payment, student loan, etc? Thanks so much and best of luck in funding.	I only have my rent and my credit card bills. My car is paid off and this loan will take care of all my other revolving balances.
I notice you have 11 open credit lines with $7383 balance. Why so many credit cards for such a small balance?	I do have open lines of credit with no balances. Different store accounts and open revolving lines of credit with no balances will show as open lines... The balances I will be paying off are on the 4 lines I described above. All of my other lines are payed off and remain at zero balances.

Member Payment Dependent Notes Series 453910

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453910	$7,000	$7,000	14.96%	1.00%	November 3, 2009	November 5, 2012	November 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453910. Member loan 453910 was requested on October 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Big Y Supermarket	Debt-to-income ratio:	3.71%
Length of employment:	4 years	Location:	WINDSOR, CT

Home town:
Current & past employers:	Big Y Supermarket
Education:	Berklee College of Music, Manchester Community College

This borrower member posted the following loan description, which has not been verified:

561620 added on 10/22/09 > Going to use funds to purchase new energy efficient windows for my house to help keep down the heating costs this winter.

A credit bureau reported the following information about this borrower member on October 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	36
Revolving Credit Balance:	$1,747.00	Public Records On File:	0
Revolving Line Utilization:	43.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.23.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $7,000 Energy Efficiency loan application are: 1. Position @ Big Y Supermarkets is? 2. $3,500 gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1. I'm a Department Manager of produce for four years. 2) 3500 a month is for me. 3) I currently live with my retired father. The house is payed off, but its very old and needs updating. 4) Car payment is 330 a month. 5) Credit card payments are almost non-existant. I only use in emergency.

Member Payment Dependent Notes Series 453938

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453938	$8,400	$8,400	13.22%	1.00%	November 2, 2009	November 5, 2012	November 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453938. Member loan 453938 was requested on October 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	idearc media	Debt-to-income ratio:	12.50%
Length of employment:	6 years	Location:	NORTH ARLINGTON, NJ

Home town:
Current & past employers:	idearc media
Education:

This borrower member posted the following loan description, which has not been verified:

561678 added on 10/22/09 > i would like to obtain a loan to payoff my current auto loan i have the difference in cash and want to payoff my auto in 3 years as opposed to 7. I have the remaining cash to payoff the balance on my auto loan. i will be eliminating a $450 payment 561678 added on 10/22/09 > please consider my loan options as i would be reducing my payments and looking to pay this loan off in less than one year

A credit bureau reported the following information about this borrower member on October 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,972.00	Public Records On File:	0
Revolving Line Utilization:	92.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the current interest rate on your auto loan? Thanks in advance!	The current rate on the auto llanos 16.25%.
Your loan description is confusing. Please help me understand by answering these questions: 1. How much is left to pay on your car loan? 2. Please explain what you will do with any left over money from this loan, after you pay off your car loan. 3. How much are your monthly expenses? 4. What job position do you have at Idearc Media and please describe what you do there. Please help us also by having your income verified by Lending Club. Please contact Lending Club to find out how to do this. Here is their contact information: General Member Support support@lendingclub.com Toll free: (866) 754-4094 Hours: 11:00am???8:00pm Eastern Time, Monday???Friday Thank you and Good Luck!	the amount due is 15,000- There will be no funds left of this loan I am obtaining the difference within the next couple of months from an inheretance. monthly expenses are about $1800 per month. I am a graphic Designer at Idearc Mdia. I will contact lending club tomorrow so they can complete the income verification. I thought they completed that on monday since i received a phone call from them on sunday evening.

Member Payment Dependent Notes Series 453965

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453965	$15,000	$15,000	15.31%	1.00%	November 3, 2009	November 5, 2012	November 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453965. Member loan 453965 was requested on October 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,333 / month
Current employer:	UnitedHealth Group	Debt-to-income ratio:	12.15%
Length of employment:	5 years	Location:	Prairie Village, KS

Home town:
Current & past employers:	UnitedHealth Group
Education:

This borrower member posted the following loan description, which has not been verified:

561741 added on 10/22/09 > I have good credit score and earn a good salary but am looking to consolidate some debt.

A credit bureau reported the following information about this borrower member on October 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	20
Revolving Credit Balance:	$37,859.00	Public Records On File:	0
Revolving Line Utilization:	82.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.23.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $15,000 loan application are: 1. Position @ United Health Caresis? 2. $9,333 gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	I am a senior director within Network Operations 2. income is myself 3. $1485 mortgage 4. $468 car 5. $1035 but this loan will replace several of those individual payments
I am considering investing, but your income is unverified. Can you please verify your income with Lending Club? Thank you	I could not find a way within the interface to verify my income. I provided my company information to do so.
To verify your income, please call Lending Club Member support at 866-754-4094 between 8:00 AM & 5:00 PM PST. Thank you	Talked to member support. Verifying my income is something they have to generate and said that could happen at anytime within the 2 week bidding window. I can't verify until I receive the request from lendingclub to follow their specific instructions.
Your record shows a delinquency 20 months ago. Can you explain what this is for? Thanks.	It was a brand new 0% interest offer for a new piece of furniture and didn't realize the new payment started due to extensive travel with my job. I caught it and as you can see have never missed a payment since.
what are the balances and rates on your credit cards? and which ones are you paying off	Chase Visa approx $5K @27.4%, US line of credit $7K @ 20%, Bill Me Later approx $2K @19.99%. I have a couple other cards that either are below the rate here or have a mixed rate based on purchases, trabsfers and advances. My debt is over the $15K I am asking for, but I only requested the amount above my current %.

Member Payment Dependent Notes Series 453967

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453967	$5,500	$5,500	13.92%	1.00%	November 3, 2009	November 5, 2012	November 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453967. Member loan 453967 was requested on October 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,680 / month
Current employer:	Southwest Airlines	Debt-to-income ratio:	21.48%
Length of employment:	10 + years	Location:	PHOENIX, AZ

Home town:
Current & past employers:	Southwest Airlines
Education:

This borrower member posted the following loan description, which has not been verified:

561748 added on 10/22/09 > I am a Flight Attendant and have been with my company for 14 years. I bought a house two years ago and had to do some major repairs in order to move into the home after eight months of working on the house 60% of the work being done by myself. I spent more than I thought I would have too, now I am working hard to payy it all off and be debt free and live debt free. I plan to use this loan to payoff some smaller credit cards all at once: Amex: $499.89 @13.24% CHASE: $2,174.52 @ 26.24% Citi: $1,399.03 @10.24% Barclay's: $1,424.03 @ 16.90% This will allow me to get away from the credit rate "yo-yo" game from the credit card companies with a fixed monthly payment. I plan to have this loan paid off in two years. I am current with all of my bills and never pay late, I also always pay a little more than the minimums due. My truck is paid for and there is no monthly payment. Thank You for considering me for this loan.

A credit bureau reported the following information about this borrower member on October 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$62,680.00	Public Records On File:	0
Revolving Line Utilization:	84.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
A few questions before I can fund your loan: Your revolving credit balance is $62,680.00. If $5500 is credit card balances, what makes up the other $57,000? And could you please have your income verified? Contact Lending Club to find out how to do that. It usually involves faxing them a pay stub or similar document. Thank you!	Thank You for your question, yes I do have other accounts with balances. This was the starting point with Lending Club for an amount that I could request. It will allow me to pay-off some smaller balances with higher rates and afford me some extra money to put towards the remaining balances. I have laid out a four to five year payoff plan for all account and plan to be 100% debt free. The Lending Club account I expect to have paid off within two years. I faxed over my paystubs last night...late and I am awaiting for an update from Lending Club. Please let me know if you require any additional information. Thank You.
Your profiles says you have $62600 in revolving debt. Please explain the nature of this debt. Thanks.	I had some debt by myself and in 2007 I bought a house and spent around 48k remodeling the house, it cost more than I thought it would...but it is an older house. I also took some extra time off work during that time as I did 60% of the work myself on the house, so I paid the minimums on all of my bills. Now I am focused on a four to five year plan to have all debts paid off and live debt free, my goal is to have the Lending lub loan paid off within two years. I hope this answers your question, please feel free to contact me with any other questions. Thank You for your time.

Member Payment Dependent Notes Series 454043

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454043	$6,500	$6,500	13.22%	1.00%	November 3, 2009	November 6, 2012	November 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454043. Member loan 454043 was requested on October 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Fairview Developmenta Center	Debt-to-income ratio:	8.64%
Length of employment:	1 year	Location:	Costa Mesa, CA

Home town:
Current & past employers:	Fairview Developmenta Center, Fairview Developmental Center
Education:

This borrower member posted the following loan description, which has not been verified:

561917 added on 10/23/09 > http://kbhomes.com/Community.aspx?CommID=00350308 Plan 1 1 story, 1,401 sq ft, 3 bedrooms, 2 bathrooms, 2 car garage. I need help to close escrow with (20%down) and will pay off the loan early next year thru first time homebuyer federal tax credit $8k and home equity line of credit, I promise. thanks so much for you help. 561917 added on 10/24/09 > FYI i will change my asking loan to $6,000.00. 561917 added on 10/25/09 > // Anyone? How can I lower/change my asking loan??//

A credit bureau reported the following information about this borrower member on October 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,770.00	Public Records On File:	0
Revolving Line Utilization:	18.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What date is your Closing scheduled for?	November 2nd, 2009.
They appear to be fairly new homes. Have you verified that they do not contain that Chinese Drywall that has been creating problems? I don't know too much about it, however there seems to be a wealth of info about it at http://www.chinesedrywall.com	thanks. i will ask.
To change your Amount Requested, call Lending Club.	thank you. i will do that.

Member Payment Dependent Notes Series 454047

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454047	$2,500	$2,500	7.40%	1.00%	November 3, 2009	November 6, 2012	November 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454047. Member loan 454047 was requested on October 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,133 / month
Current employer:	Williams, Smith & Summers, P.A.	Debt-to-income ratio:	1.33%
Length of employment:	10 + years	Location:	Tavares, FL

Home town:
Current & past employers:	Williams, Smith & Summers, P.A.
Education:

This borrower member posted the following loan description, which has not been verified:

561920 added on 10/23/09 > I am using this loan for a home improvement project to my home. I have an excellent score and always pay my bills on time. I have been employed at the same job for 20 plus years.

A credit bureau reported the following information about this borrower member on October 23, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,844.00	Public Records On File:	0
Revolving Line Utilization:	2.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your Mortgage + HOA + Taxes& Insurance How much is your utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	Type your answer here. My mortgage payment is $669.69. HOA dues are $600 annually, payable bi-annually. My utilities average about $200 per month and I spend approximately $165 for homeowners and car insurance and about $100 per month for gas.

Member Payment Dependent Notes Series 454057

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454057	$1,000	$1,000	14.26%	1.00%	November 2, 2009	November 6, 2012	November 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454057. Member loan 454057 was requested on October 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	SE Equipment	Debt-to-income ratio:	24.61%
Length of employment:	< 1 year	Location:	columbia , SC

Home town:
Current & past employers:	SE Equipment
Education:

This borrower member posted the following loan description, which has not been verified:

561947 added on 10/23/09 > Just hard times right now. Have always paid on time every month on everything I owe.

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	17
Revolving Credit Balance:	$7,153.00	Public Records On File:	0
Revolving Line Utilization:	53.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 454062

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454062	$15,750	$15,750	16.35%	1.00%	November 4, 2009	November 6, 2012	November 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454062. Member loan 454062 was requested on October 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	Center for Progressive Leadership	Debt-to-income ratio:	18.13%
Length of employment:	< 1 year	Location:	PHOENIX, AZ

Home town:
Current & past employers:	Center for Progressive Leadership
Education:

This borrower member posted the following loan description, which has not been verified:

561956 added on 10/23/09 > Pay off all debt, thank you. 561956 added on 10/24/09 > A little background: I am fully employed, with a solid job. I am going on two years with the organization, and plan on staying. My monthly budget consists of my mortgage, car payment, and these credit cards, which is about $1,900, and take home salary $2,952. I obtained these credit cards before purchasing my condo to show credit history. I have made some improvements on the condo with the cards, but would now like to pay those off and close all cards. (except one for emergencies) I am reliable and on time with all of my payments. My main plan for this loan is to pay off all credit cards. As we all know the interest rates on these are so high, that you do not make any real advancements to paying them off. I just want to have one simple payment every month and that is that! 561956 added on 10/24/09 > To clarify, the $1,900 does not include the credit card payments. This loan is pretty straight forward. I just want to pay these cards off and make it easier for myself and my budget and have one payment a month. 561956 added on 10/25/09 > It was brought to my attention that my revolving credit balance is in the $5,000's. I guess it is not showing recent charges. The entire credit card charges to date are $15,750. I will be making an inquiry into TransUnion to see why it is only showing $5,481.00 in revolving credit. Thank you for pointing that out! 561956 added on 10/26/09 > I want to thank the 41 investors so far! Thank you for bringing me closer to peace of mind. I am very organized when it comes to my livelihood, and this loan would help me accomplish my goal by far! Thank you, Thank you!

A credit bureau reported the following information about this borrower member on October 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,481.00	Public Records On File:	0
Revolving Line Utilization:	99.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.24.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $15,000 loan are: 1. Position @ Center for Progressive Leadership is? 2. $4,000 reported gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	Thank you for reaching out. 1. I am actually Community Outreach Director for Center for Progressive Leadership in Arizona. (nonprofit leadership training institute out of D.C.) There was no real choice for my position in the application. 2. The $4,000 gross income is myself only. 3. I own a condo with a roommate, and my portion of mortgage, HOA fees, is approximately $893+ per month. 4. My car payment is $350 dollars per month. 5. My credit card payments is where it gets complicated. I have three credit cards and pay about $750 a month. I do not wish to have these cards any longer. (maybe one as an emergency) The only reason I applied for credit cards was to benefit my credit when my roommate and I bought our condo as an investment. I was told I had to show credit history. I understood that and have made some improvements on the condo. My plan is to pay them off and only have one payment to make it easier for myself. (As you know the apr on these cards are so high, that it is making it hard for me.) I hope I answered your questions, and that this helps with your decision. I am trying to make life a little easier for myself in these times. I thank you for your interest in advance. Best Regards, Angelica
10.23.2009 Thanks for detailed answers. I understand borrowers frustration with mega-bank and CC issuers unilateral increasing their CC rates. Good idea to borrow at lower interest rates and pay-off in full all higher interest rate CC outstanding debt. My suggestion would be to close all CC's EXCEPT CC with lowest interest rate to use in case of bonefide emergency and maybe maintain small recurring balance (i.e., grocery shopping) that you comfortably paid-off every month. I visited your employer CPL website. Question: Is CPL either part of or affiliated with much in the news infamous A.C.O.R.N.?	Thank you for your suggestion. That is exactly what I am planning to do. (I hope to get all this taken care of soon!) No we are not affiliated with ACORN actually. We know of the organization obviously, but we are not connected. CPL actually focuses on individuals or organizations that do not have the money to take leadership development courses. We come in and train on board development, fundraising, vision/mission, creating your message, etc... It has been an interesting time for nonprofits. Some are doing okay, while others need major help. Thank you! Angelica
Can you please detail use of the loan? Revolving balance shows only 5581. Thx.	Thank you for your question. I recently just updated my profile, so that investors have a better idea of what my needs are. I no longer wish to have several credit cards. I was told when I bought my condo to obtain credit cards in order to show credit history. I used them to make improvements on the condo, but would now like to pay them off. As you know the apr rates are so high, that it feels as if I am never going to reach the end. I want to pay one simple payment and make it easier on myself and my budget. I hope this answers your question. Please do not hesitate to ask anything else. I appreciate you reaching out, and thank you in advance.
I think GentlemanBR wanted to know how the $10000 will be used after you pay off the 5500 credit card debt. I would like to know as well. Thx	Thank you for your question. I should clarify that the $15,000+ dollar loan is for ALL credit card debt. That is 4 credit cards collectively. I am not using this money for anything else than paying off all credit charges I made on those credit cards for home improvements. Once I do this, I am closing all credit cards, except for one that I am thinking to keep around for emergencies. (I have to be honest though - I would rather close them all.) I hope this helps, and thank you so much for reaching out to me. If you have any more questions, please do not hesitate to ask. Best, A
Your credit report shows only $5,481 in credit card debt. Is ther other $10,000 that you reference above from recent charges? When did you charge the remodeling/ improvements to your condo? Thanks in advance!	Thank you for your question. That's not right. Some of the charges are recent, but some of those charges are at least 2 years old. I am not sure why it would state that. Thank you for pointing that out. I will be doing some research. Best, A.
Hello, Please verify your income. It gives investors (like me) more faith in lending you money. Thanks,	Thank you for reaching out to me. My gross income per month is $4,000. Thank you!
Hello, You have to send in paystubs and other documents to Lending Club in order to verify you income. Once you do, an * will appear next to your income. Most investors will not invest in people who cannot verify their income because we have no way of knowing how you are going to pay the loan back. Thanks,	Yes, I understand that. I am scanning all information today, as I was just asked to do that. I have now gathered my pay stubs and other information. Thank you for letting me know.
What are CPL's primary funding sources? Do you anticipate any changes in the amount of funding from these sources over the next year? Do you have a plan in case your roomate is not able to maintain his/her share of the condo payments?	Hello, and thank you for your question. CPL does not anticipate any changes in the coming year. Most funding comes from charitable grants and individual donors. Most of our grants at this point are multi year grants. We are stable. As far as the roommate situation. If something was to happen, my parents would step in. I hope this helps. Thank you so much for your interest.

Member Payment Dependent Notes Series 454105

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454105	$6,000	$6,000	12.87%	1.00%	November 3, 2009	November 6, 2012	November 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454105. Member loan 454105 was requested on October 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Intouch wireless	Debt-to-income ratio:	18.12%
Length of employment:	3 years	Location:	bridgewater, MA

Home town:
Current & past employers:	Intouch wireless
Education:

This borrower member posted the following loan description, which has not been verified:

562030 added on 10/23/09 > Thanks everyone ! Please contact me with any questions

A credit bureau reported the following information about this borrower member on October 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,184.00	Public Records On File:	0
Revolving Line Utilization:	85.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 454161

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454161	$5,500	$5,500	8.94%	1.00%	November 3, 2009	November 7, 2012	November 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454161. Member loan 454161 was requested on October 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,667 / month
Current employer:	Harlan	Debt-to-income ratio:	9.29%
Length of employment:	< 1 year	Location:	NEW MARKET, MD

Home town:
Current & past employers:	Harlan
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,057.00	Public Records On File:	0
Revolving Line Utilization:	49.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
purpose of loan?	Out of the blue my credit card company (Sun Trust) decided to jack up my interest rate from 7 to 17% for no reason (other than they can). I want the loan so I can pay off the card and tell them with great pleasure that I am closing my card account.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $7,057.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Harlan? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have a car payment of $430 per month. This is a 5 year loan and is scheduled to be paid off July next year. I do not have student loan debt or any other debts apart from my credit card. The reason I am asking for the loan is that my credit card company jacked up my rate from 7% to 17% so I am going to pay this card off any with great fanfare close that card down. I do not have an emergency fund. My house payment each month is $1600. My take home pay is $3500. My annual salary is $72000 + 10% bonus. I am an Operations Manager.

Member Payment Dependent Notes Series 454182

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454182	$12,500	$12,500	11.83%	1.00%	November 3, 2009	November 6, 2012	November 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454182. Member loan 454182 was requested on October 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	bunzl	Debt-to-income ratio:	1.07%
Length of employment:	< 1 year	Location:	swartz creek, MI

Home town:
Current & past employers:	bunzl
Education:

This borrower member posted the following loan description, which has not been verified:

499706 added on 10/23/09 > want to finish off pole barn, for use as a year round hobby shop.

A credit bureau reported the following information about this borrower member on October 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	28
Revolving Credit Balance:	$2,054.00	Public Records On File:	0
Revolving Line Utilization:	11.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Are you planning on finishing off the pole barn yourself or will you be hiring a contractor? And, may I ask, what kind of hobby is it? Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Bunzl? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	1. Are you planning on finishing off the pole barn yourself or will you be hiring a contractor? I will be doing all the work myself except the insulation. (useing foam insulation) 2. Do you have any other outstanding debts, like a car loan, home equity loan or student loans? Home equity. 3. could you give a rough estimate of your total monthly expenses? 2k for fixed bills. 1 credit card at 2k that will be paid off in December.(take note that I have a better half and she pays part of the household bills) 4. Can you give a short description of the type of work you perform for Bunzl? Truck driver. 5. Do you have a savings account or any other kind of emergency fund? savings account, yes. 401k,pension, and a company stock option. 6. Are you willing to verify your income with Lending Club? yes
What was the delinquency? What is the total budget of the project? What do you do for Bunzl?	1. What was the delinquency? In 2007 mother in-law had cancer and passed. For several months the wife and I were traveling a lot to take care of her and her estate. In the process I missed a house payment by 30 days. Most of my bills are set up on auto pay now. 2. What is the total budget of the project? For the projects I have planned between now and next spring 15k in material. It's a hobby shop it will be a ever evolving project 3. What do you do for Bunzl? truck driver
Please explain the delinquency record? Also your employment history would be helpful. Thanks	1. Please explain the delinquency record? Answered in prior response. 2. Also your employment history would be helpful. going on 16 years with Bunzl. Did 6 years with company prior to this

Member Payment Dependent Notes Series 454186

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454186	$12,000	$12,000	13.57%	1.00%	November 3, 2009	November 6, 2012	November 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454186. Member loan 454186 was requested on October 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$9,167 / month
Current employer:	Ferrellgas	Debt-to-income ratio:	10.46%
Length of employment:	10 + years	Location:	Raytown, MO

Home town:
Current & past employers:	Ferrellgas
Education:

This borrower member posted the following loan description, which has not been verified:

562192 added on 10/23/09 > Looking to consolidate 3 debts into one, saving over $400 a month. I have a good credit history with no deliquencies with a great job I love. I have been in my current position for over 12 years. 562192 added on 10/23/09 > I am reliable as you can see from work and payment history and would be able to pay off debt completely with in two to three years.

A credit bureau reported the following information about this borrower member on October 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1986	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,259.00	Public Records On File:	1
Revolving Line Utilization:	59.00%	Months Since Last Record:	114
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the public record a bankruptcy from roughly 10 years ago?	Yes due to medical bills from a critically ill family member. Uncontrolable circumstance
Hello, a few questions: 1. Your position at Ferrellgas is? 2. Your income is combined with spouse or yours alone? 3. Can you detail the APR% on the credit cards? Thanks so much and good luck in funding	Would rather not give my title as this exposes my identity. Income is my own. Had a fixed rate on my credit cards of 7.99, another bank bought out and increased cards to 24.99. Consolidating saves me $400 a month. Hope this answers your questions. Thank you
The record on your profile indicates that you have a revolving credit balance of $7300. You are asking for a loan of $12,000. What might be the reason for this additional money?	I have a revolving line for 4100 but it does not show up on profile. I believe the card only reports on Experian while Lending Club uses Trans Union.
I would like to help fund your loan, but have a few questions. Could you provide any more details on your debt consolidation plans? (Your credit history shows a revolving credit balance of $7,259.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Ferrellgas? Do you have a savings account or any other kind of emergency fund?	I have a 4100 revolver that is not showing in my profile. I have a interest free car loan with 2 1/2 years remaining. No loans or student loans. Once my credit cards are paid for I will only have the basics, utilities, insurance, food and clothing. My house is paid for but I do have taxes and insurance annually. I have a 401 plan and ESOP that I contribute the maximum I am allowed. Lost a bit in my 401. I do not have much in an emergency fund but hoping once debt is paid to build it up. Trying to get out of the high interest cards. My cards were bought by another lender and tripled my interest rate from a fixed low rate. Can not go into much details about my position without giving up my identity. I am in a stable position for over 12 years. My goal is be debt free within two years and have a cushion. I have always paid on time and kept debt low but with change in the economy pretty motivated to become debt free. Hope this answers your questions. Thank you for considering investing.

Member Payment Dependent Notes Series 454192

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454192	$2,100	$2,100	12.53%	1.00%	November 3, 2009	November 7, 2012	November 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454192. Member loan 454192 was requested on October 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Frito Lay	Debt-to-income ratio:	8.33%
Length of employment:	9 years	Location:	BALL GROUND, GA

Home town:
Current & past employers:	Frito Lay
Education:

This borrower member posted the following loan description, which has not been verified:

562203 added on 10/24/09 > I pal on using this loan to consolidate some of my higher interest rate cards to reduce some of the high interest rates that I have. I am going on 10 years with my current position and within a few months I should be moving up in positions within the company. I am currently not behind on any bills and have not been for over 3 yrs. My goal is to keep getting my credit score to the excellent category.

A credit bureau reported the following information about this borrower member on October 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	39
Revolving Credit Balance:	$11,023.00	Public Records On File:	1
Revolving Line Utilization:	72.00%	Months Since Last Record:	56
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is your public record related to a bankruptcy filing?	No it is not. I had a credit card in which I was charged for some items that I did not sign up for. I disputed the charges with no response back form the creditor. About a year later, I had a judgement on my credit report.
Please list your monthly expenses. What are your debts and the rates on them? Do you pay more than minimums? What is your savings plan? Is there a second income in the household? Thank you.	I have $3400 in monthly expenses. The rates on my rolling credit is roughly 20%. I do pay more then the minimum. Savings right now is puttting only 5% away right now per pay check. Only ne income in my household.

Member Payment Dependent Notes Series 454194

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454194	$5,000	$5,000	12.53%	1.00%	November 3, 2009	November 7, 2012	November 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454194. Member loan 454194 was requested on October 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,360 / month
Current employer:	n/a	Debt-to-income ratio:	4.85%
Length of employment:	n/a	Location:	TACOMA, WA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

562207 added on 10/24/09 > My funds will go towards my surgery.

A credit bureau reported the following information about this borrower member on October 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,231.00	Public Records On File:	0
Revolving Line Utilization:	11.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your monthly expenses? Are you not working?	I am working. I live with my parents and I go to school. The only bills I have is a $20 minimum payment for a credit card.
employer, position?	Sabrina Warner. I'm a full time nanny
Please tell us about your employment and its length. This information is blank on your displayed application. Thx.	I work for a woman named Sabrina. I have been her nanny for 3 years. 5 days a week for 12 hours a day.

Member Payment Dependent Notes Series 454216

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454216	$6,000	$6,000	13.57%	1.00%	November 3, 2009	November 6, 2012	November 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454216. Member loan 454216 was requested on October 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Good Food Inc.	Debt-to-income ratio:	20.79%
Length of employment:	2 years	Location:	Elida, OH

Home town:
Current & past employers:	Good Food Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

562256 added on 10/24/09 > I plan on consolidating my credit cards into one monthly payment, I have always paid all of my bills on time and in full.

A credit bureau reported the following information about this borrower member on October 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,950.00	Public Records On File:	0
Revolving Line Utilization:	57.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $5,950.) Do you have any other outstanding debts, like a car loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Good Food Inc.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have a car loan that is current and always paid on time. I am a general manager for good food inc. I have no savings accounts just a checking account. I am willing to verify my income with lending club. My total monthly expenses are around $800.00

Member Payment Dependent Notes Series 454238

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454238	$8,000	$8,000	15.65%	1.00%	November 4, 2009	November 7, 2012	November 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454238. Member loan 454238 was requested on October 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	don pablos	Debt-to-income ratio:	7.34%
Length of employment:	4 years	Location:	cincinnati, OH

Home town:
Current & past employers:	don pablos
Education:

This borrower member posted the following loan description, which has not been verified:

562302 added on 10/28/09 > i plan to use the load requested to pay off my credit card debt, and get out of credit card debt in 3 years. if looking at my past credit i am not delinquent on any accounts for payments ever. i spend 300 a month on rent and another 240 on utilities. and 60 on studetn loans. that is a total of 600. I have worked at my job for 4 years as a server, expo, kitchen. Make on average 1600 to 2200 a month.

A credit bureau reported the following information about this borrower member on October 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,706.00	Public Records On File:	0
Revolving Line Utilization:	97.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.25.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $8,000 loan application are: 1. Position @ Don Pablo's is? 2. $2,083 reported gross income is: 1 (yours) or 2 (yours and another) income earners? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	answer to questions are as follows in order asked. 1) I work as a Waiter 3.15 hr plus tips, Expo 14 hr, Pick up Bartender 3.48 plus tips, and where ever else is needed on that night. I work 30-40 hours per week 2) Gross Income is my income only. I am sole earner 3) I pay 300 a month to rent 4) I own my car, so no car payment 5) Credit card payments are 200 a month, thats why i want to pay them off with this loan and get our of debt in 3 years. I hope this answers your question, any others and i will be more than happy to answer them.

Member Payment Dependent Notes Series 454253

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454253	$4,000	$4,000	13.22%	1.00%	November 3, 2009	November 7, 2012	November 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454253. Member loan 454253 was requested on October 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,458 / month
Current employer:	Crispers	Debt-to-income ratio:	14.13%
Length of employment:	< 1 year	Location:	DAYTONA BEACH, FL

Home town:
Current & past employers:	Crispers
Education:

This borrower member posted the following loan description, which has not been verified:

562334 added on 10/24/09 > I am a student majoring in baking and pastry. When I'm not taking classes or practicing baking at home I work part-time at a soup and salad restaurant. My school is giving me only enough financial aid to cover my tuition, but not enough for cost of living. I'd like to use the loan to consonlidate my credit card debt, since it seems smarter to make payments on a loan with a lower interest rate than on minimum payments to a credit card company. I believe I make a good borrower because I am stable in my job, and always pay bills before the due date.

A credit bureau reported the following information about this borrower member on October 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	34
Revolving Credit Balance:	$9,874.00	Public Records On File:	0
Revolving Line Utilization:	62.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe your current credit card usage? Thank you.	I currently have three open credit card accounts. One is paid off and I never use it, the other has a limit of $700 and a balance of $110 and should be paid off within three months, and the other has a $1500 limit and a $1460 balance, which I make minimum monthly payments on.
Thank you for your reply. Are you charging things on any of the cards on a regular basis?	Currently I am not using two of the cards at all. The one I do use occassionally is the one with the high balance. I say occassionally because I try my hardest not to use it since I'm trying to pay it down, but there are times in between paychecks when I need just a bit of gas to get me through until pay day so I'll charge $10-15 on it.
Thank you for your answers. I am funding part of your loan. I suggest you take a look at some of the free online tools such as yodlee.com and mint.com that are useful in managing finances.	Thanks for your help.
1) Can you account for the delinquency 36 months ago? 2) What was your credit inquiry for? 3) What are your average monthly expenses? 4) Do you have any other loans? 5) Your loan request is for $4,000, what about the remaining $5,874 of revolving debt?	1) After looking over my credit checks, the only delinquency I can find that occured about 36 months ago is an account that I'm having investigated at the moment because I'm not sure where it has come from. 2) The credit inquiry within the last 6 months is from a health care credit line I opened earlier in the year in order to have some dental work done. The account is now paid off. 3) Just including bills alone, my average monthly expenses are about $570. 4) The only other loans I have at this point are my student loans, but I'm still in the grace period on those and have not begun repayment yet. 5) The reason my revolving credit is so high is because I'm an authorized user on one of my parents' credit cards. The balance on that card is rather high, but I don't make the payments on that so it's out of my control. I hope this answers your questions thoroughly.
How many years left of school do you have? What do you intend on doing after completing your pastry & baking education?	The baking and pastry program will finish in July 2010. At this point I have plans to go into business with my family opening a bakery/restaurant when I'm finished with school, but my back-up plan is to try and get a job with a resort or professional bakery.
1. Any more word on your delinquency? 2. How much of the debt is yours, if any, on your parent's credit card you are authorized to use? 3. When will your grace period end on your Student Loans? 4. If your Student Loans' grace period ends before the end of this potential 3 year loan, how much will the loans add to your current monthly expenses? 5. Also, bakeries and restaurants tend to take 5-6 years to get established and actually stay in business. Does anyone in your family run or have run a business of this kind before? If not, I would think you should try to get into a professional bakery setting for experience first. Without seeing how a professional bakery is run or how any business is run first, you'll find more "gotcha's" that could take your new business down an unpleasant road, quickly. Thank you.	1. Yes - I called the company yesterday and found out it was from a tanning membership I had back in 2006. I cancelled the account before my contract ended, so that's why the delinquency is appearing on my history. 2. I was added as an authorized user when I went to university for emergency purposes. Any charges I put on the card I've paid back to them. 3. The grace period ends January 2011, which will be during this loan repayment period. 4. As of this moment I believe my monthly payment on the loans will be around $250. 5. I've worked in restaurants for the past 7 years, and my parents have also worked in restaurants, albeit a while back. We're still in the process of forming our business plan and haven't talked to any investors/banks yet, so it's still a very young project. We've realized it's going to take a bit for this to become a reality, so in the meantime I've become a certified phlebotomist and am in the process of looking for a job in order to have steady income while this project is working. Thank you for your advice.

Member Payment Dependent Notes Series 454264

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454264	$9,000	$9,000	11.83%	1.00%	November 3, 2009	November 7, 2012	November 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454264. Member loan 454264 was requested on October 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Live Well Financial	Debt-to-income ratio:	19.50%
Length of employment:	< 1 year	Location:	Aurora, CO

Home town:
Current & past employers:	Live Well Financial
Education:

This borrower member posted the following loan description, which has not been verified:

562359 added on 10/24/09 > I am paying off expenses incurred while working for my previous company that went bankrupt. I have a regular credit card in the mid 20s%, which is ridiculous. I plan to pay the mininum or more every month. I hope you will help!

A credit bureau reported the following information about this borrower member on October 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	74
Revolving Credit Balance:	$12,893.00	Public Records On File:	0
Revolving Line Utilization:	90.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 454268

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454268	$4,800	$4,800	14.61%	1.00%	November 3, 2009	November 7, 2012	November 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454268. Member loan 454268 was requested on October 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Macey Wilensky Kessler & Hennings, LLC	Debt-to-income ratio:	8.81%
Length of employment:	9 years	Location:	Atlanta, GA

Home town:	Atlanta
Current & past employers:	Macey Wilensky Kessler & Hennings, LLC
Education:	State University of West Georgia, Georgia State University

This borrower member posted the following loan description, which has not been verified:

562378 added on 10/24/09 > No whinning here....but, I have really struggled getting both of them through college by myself...oldest just married and gainfully employed...youngest has now just finished up her Master's at U of Florida...debt currently paying off is all from their expenses as needed...I can now see the light. 562378 added on 10/24/09 > No whinning here...but, I have really struggled getting both of my children through college by myself...oldest just married and gainfully employed...youngest has now just finished up her Master's at U of Florida...debt currently paying off is all from their expenses as needed...I can now see the light.

A credit bureau reported the following information about this borrower member on October 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1987	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	14
Revolving Credit Balance:	$5,993.00	Public Records On File:	1
Revolving Line Utilization:	70.50%	Months Since Last Record:	71
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.25.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $4,800 loan application are: 1. Position @ MWK&H Law Firm is? 2. $4,667 reported gross income is: 1 (yours) or 2 (yours and another) income earners? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month is? 5. Credit Report reflects Public Record on File 71 months ago (Either bankruptcy, Court Judgement Lien or unpaid federal, state or local taxes.) Please explain. 6. Please explain delinquency from 14 months ago. Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	1. Litigation paralegal to managing partner. 2. Gross income is mine alone. 3. Mortgage payment to Suntrust Mortgage is $404.73. 4. Car payment is $232.00. 5. Judgment for $1100 disputed as not mine, but when I purchased Condo, SunTrust Mortgage required payment prior to closing. I have tried to locate the creditor through correspondence for explanation, but unable to locate for possible refund. 6. Delinquency was $400 gas utility bill for one month's service due to faulty equipment at rental unit - installment payments made to creditor.
please comment on your public record. is this a BANKRUPTCY?	Judgment for $1100 disputed as not mine, but when I purchased Condo, SunTrust Mortgage required payment prior to closing, which I paid. I have tried to locate the creditor through correspondence for explanation, but unable to locate for possible refund.

Member Payment Dependent Notes Series 454329

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454329	$7,500	$7,500	12.18%	1.00%	November 3, 2009	November 7, 2012	November 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454329. Member loan 454329 was requested on October 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,027 / month
Current employer:	Breit Law Office	Debt-to-income ratio:	13.02%
Length of employment:	2 years	Location:	Sioux Falls, SD

Home town:
Current & past employers:	Breit Law Office
Education:

This borrower member posted the following loan description, which has not been verified:

562518 added on 10/27/09 > Also, after I get my tax return in late January, I will be repaying roughly $2500-3000 to the loan.

A credit bureau reported the following information about this borrower member on October 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	56
Revolving Credit Balance:	$6,528.00	Public Records On File:	0
Revolving Line Utilization:	42.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
please detail your situation and justify why you are worthy of our investment.	I'm consolidating my credit cards into one easy and convenient payment. Because I've worked in the credit card industry for nearly 10 years, I understand what late payments can do for your credit report and so I make it a habit to pay them on time.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $6,528.) Do you have any other outstanding debts, like a car loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Breit Law Office? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	The credit report is probably a little outdated with recent purchases and soon I will be putting $500 onto one of the credit cards. I was in a minor vehicle accident with my children about a week ago in a parking lot and even though it wasnt my fault, it was considered public property so I have to pay my deductible. I've previously worked in the credit card industry for 10 years and now here at the law firm, we do legal collections (judgments, garnishments, bank levy, etc). Total Monthly Expenses: Rent $645 Utilities $150-200 Car pymt $255 Car Ins $70 Daycare $200 My income includes wages and child support which I am willing to verify. My ex-husband is great at paying it every single month so it is steady income for me. Thank you, Amber

Member Payment Dependent Notes Series 454385

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454385	$2,275	$2,275	14.61%	1.00%	November 2, 2009	November 8, 2012	November 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454385. Member loan 454385 was requested on October 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,792 / month
Current employer:	The American Red Cross	Debt-to-income ratio:	19.94%
Length of employment:	8 years	Location:	TRUSSVILLE, AL

Home town:
Current & past employers:	The American Red Cross
Education:

This borrower member posted the following loan description, which has not been verified:

562625 added on 10/25/09 > I truely need this $2,275 by Tuesday, 10/27/2009 (for we want to call the plumber as well as the house repair guy tonight if we can!). We have had major unexpected expenses come up (hallway bathroom bathtub which is totally messed up and not draining (this is the bathtub in which I bathe my son), my car needs new tires so badly that anything would put a hole in anyone of them, and also, we need badly done repair work on one of our eaves on the front of our house. PLEASE, PLEASE help with this- please expedite the process. Thanks so much 562625 added on 10/25/09 > also, the reason I have requested this needed amount is because my Dad told me this weekend we probably need roughly $2500.00 to get everything done (my tires on my old Pathfinder will cost at least $850.00) so we need every bit of this money for all of this. Thanks again 562625 added on 10/25/09 > I just read that I might just receive partial funding on this loan- please realize that I have never defaulted on ANY SINGLE thing over the past years, and I will ensure my payments on this loan are paid every single month, on time. I need the full amount of this loan this week and not partially within 2 weeks. I have TOO many items (listed above) that need prompt attention so I am really relying on this full loan. Thank you in advance 562625 added on 10/26/09 > I have been with the same company since 2001, almost 8.5 years, and I have never defaulted on anything. I value the fact that I have decent credit, and I would be extremely upset if something happened to my good standing. I also value the fact that I am a RESPONSIBLE person and pay all of my bills on time, every time. I have received "exceeded expectations" on my performance reviews with my job since I have been an employee there- that should tell the lenders something! We have been referred folks to call for our bathtub, our eaves on our house, as well as the tire place (someone that knows my Father), but I can't call anyone til I know I have the funding. I understand my first payment of around $70.00 will be due on December 8th and I have already budgeted for that since applying for this loan on yesterday.

A credit bureau reported the following information about this borrower member on October 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1982	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	41
Revolving Credit Balance:	$21,081.00	Public Records On File:	0
Revolving Line Utilization:	56.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Just so you know, I'm afraid that you are at the wrong place if you need the money that quick. Lending Club works by investors (just regular people) deciding to fund a part of your loan, and together with enough investors getting taking a part of it funding it completely. If investors really like the loan and/or the amount is low (yours is pretty) low it might fund quickly, but one day is extremely quickly. The longest it could take to fund for your loan is 12 days, and then probably another day or so for Lending Club to review it and arrange for you to get the money.	Yes, I understand the process. I guess you can understand where I am coming from in the fact that when you have issues come up, time seems like it NEVER goes fast enough! I am being patient in the process and am just waiting to see what happens. I have all of the persons as well as contact numbers I need to call for all 3 of my maintenance issues, and will just wait until I am hopefully approved the loan. After I get approved for the loan, I will proceed with the work that I need done. Thank you for your question... Brooke
Hi, I'm interested in funding part of this note, but was concerned about the 5 credit inquiries in the past 6 months... Can you explain these a bit?	I will answer this the best I know how as I am not sure what all of them are but think I know a few of them. As you know one of the reasons I am needing this money is for new tires on my older Pathfinder. Well, over the past couple of months my husband had to get new tires for he travels a lot and even travelled to South Carolina two times in one month! He got home one day from work and one of his tires was completely flat so we just knew we first needed to work on getting him new tires before myself since he travels on the interstate a lot- he now has 4 new tires and we did not have the cash for them. That is probably one inquiry. By the way, my husband does work and brings in income, however, when he was really young (19) he got a girl pregnant and has been paying a pretty good bit of child support every month since she was born and she is now 13 years old. So, that is where any extra cash of his goes. Second inquiry I know about is that I have been doing fundraising for part of my job and that entails speaking in front of large professional groups. I dont just have tons of extra cash generally every month due to paying bills and paying for my son's monthly day care so I applied for a Belk credit card, but have only spent $60.00 on it and that was for a new outfit. I apologize, but I really can't think of anything else. Oh, wait- maybe my credit was pulled regarding house refinancing. We keep getting these things in the mail that if you refinance the government (FHA) by the end of the year, you will get a lower interest rate (ours is currently at 6.5%) and I did call about one of the notices and the rep did call me back with some quotes based on my credit. I am guessing that may be one of them as well?? Hope this helps!

Member Payment Dependent Notes Series 454392

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454392	$3,600	$3,600	12.87%	1.00%	November 3, 2009	November 8, 2012	November 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454392. Member loan 454392 was requested on October 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,333 / month
Current employer:	n/a	Debt-to-income ratio:	1.58%
Length of employment:	n/a	Location:	TUCKERTON, NJ

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

562638 added on 10/25/09 > Hello Everyone, Let me start off by saying I plan to use this loan to payoff 3 retail credit cards with interest rates above 20%. If funded I could save over $100.00 a month in interest payments and get rid of the high interest credit cards. Lenders can feel comfortable funding this loan because my husband and I have always managed our credit well. We have lived in our house for over 5 years always managing to send an extra payment every year. Our 2 previous automobile loans were paid off a few months early and all of our credit cards are current. Thank you for listening and considering to invest in me.

A credit bureau reported the following information about this borrower member on October 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,135.00	Public Records On File:	0
Revolving Line Utilization:	85.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
employer, position?	Currently i'm a stay at home mom with 2 little boys. I used to work for a company called Atlantic Wireless Group as a commission's analyst but took off for a few years to raise my boys. I plan to return to the same employer next September when the kids start pre-school. The income listed is my husband's and he works for the same company I was employeed with as a Human Resource Director. He has been employeed there for ten and a half years and has a very close relationship with the owner, there our best friends. Thank you for considering to invest in me, I really appreciate it.
Please list the source of your monthly income and how long you have been working there. We lenders need this information before we fund your loan. Good Luck! Plasticman	Plasticman, Thank you for your interest in my loan. To answer your question i'm currently a stay at home mom taking care of two little boys. I used to work for a company called Atlantic Wireless Group as a commission's analyst. I do plan to go back to work next September when the boys start pre-school. My husband is the source of our income currently and he works for the same organization as a Human Resource Director. He has been employed there for over 10 years now and we have a very close relationship with the owner. The owner and his wife have been very good friends of ours since my husband began working there. Once again thank you for considering me to invest in. Crystal
What is your plan to prevent reloading debt on the credit cards paid by this loan? How much are you putting into savings each month?	Opp2grow, I will be closing the 3 credit cards with high interest rates as soon as I pay them off with this loan. As far as putting money into savings each month, currently it depends on the month. Some months we put $200.00 in savings other months $100.00 and sometimes nothing. This loan will free up $100.00 a month and hopefully allow a more consistant savings plan. When I begin working again in September, my husband and I will be able to drastically increase our savings each month. Thank you for your consideration in investing in me. Crystal

Member Payment Dependent Notes Series 454473

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454473	$7,000	$7,000	7.40%	1.00%	November 3, 2009	November 8, 2012	November 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454473. Member loan 454473 was requested on October 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,352 / month
Current employer:	City of Mesa	Debt-to-income ratio:	8.89%
Length of employment:	< 1 year	Location:	Mesa, AZ

Home town:	Mesa
Current & past employers:	City of Mesa
Education:

This borrower member posted the following loan description, which has not been verified:

562832 added on 10/25/09 > I'm tired of my rates going up. I have great credit, but I just found out my rates were going up. I don't think it's right because I always pay my bills on time.

A credit bureau reported the following information about this borrower member on October 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1984	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,014.00	Public Records On File:	0
Revolving Line Utilization:	14.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Will you please list off the balances, interest rates, required monthly minimum payments, and your usual monthly payments for the debt you will be paying off? Will you also provide more details about the remaining 7k of debt that you won't be paying off with this loan? Please also explain what actions you have taken to avoid accruing more debt in the future and on a related note what the 2 recent credit inquiries are for. Thank you.	Hello. I'm going to use the 7k for 3 accounts with a total debt of $7800. I'm going to cover the difference myself to completely have all 3 paid off. The interest rates range from 11.50 to 12.25. All of these have raised their rates on me. The monthly required payment ranges from $44 to $56. I was paying $5 to $10 or more if possible extra on each.
What are your monthly expenses? (Mortgage, car, etc.)	My monthly expenses are around $1200 a month not including groceries. I have no car payment due to the fact that I drive an older vehicle which is paid off. I've often thought about getting a new vehicle, but do not want another payment.

Member Payment Dependent Notes Series 454474

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454474	$12,000	$12,000	8.94%	1.00%	November 3, 2009	November 9, 2012	November 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454474. Member loan 454474 was requested on October 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,033 / month
Current employer:	University of Georgia	Debt-to-income ratio:	5.52%
Length of employment:	2 years	Location:	ATHENS, GA

Home town:
Current & past employers:	University of Georgia
Education:

This borrower member posted the following loan description, which has not been verified:

562833 added on 10/26/09 > I am selling my house and need to bring this to the closing date.

A credit bureau reported the following information about this borrower member on October 26, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,940.00	Public Records On File:	0
Revolving Line Utilization:	2.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you are selling your house why do you have to bring $12,000 to closing?	The sale price is less than the mortgage. The 12,000 reflects the difference, less 15,000 in savings I am already using.
would you please provide more info? what's your job at UGA? you are selling your house, is there any change of job expected, will that affect your income? thanks.	I am a professor at UGA. I am not changing jobs, but am downsizing so no change in income is expected.
You need to bring this to the closing date, as in you're underwater on your note vs value of home?	Yes, exactly.
Just an idea.. but you may want to add more of a description in your loan. Something along the lines of... I'm selling my residence to downsize but unfortunately the home is now worth less than the mortgage. I need to bring this additional cash to the table to close. I continue to be employed and have previously been making a mortgage payment of xyz. I can easily make payments of 381... blah blah blah. Good luck on your loan funding.	Thank you very much.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., future mortgage(s) or rent, car, food, other loans, etc. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the sole wage earner. My mortgage, which will be ending on November 24th, was approximately 2150 per month. In its place I have a lease on an apartment of 750 per month. I additionally have a child support payment of approximately 1000 per month and a student loan payment of approximately 380 per month. All other bills (utilities and insurance) are under 200 per month. In case of job loss, I will relocate wherever I can find a job. However, my current position has funding for the foreseeable future as I am nearly tenured at the University. I intend to build an emergency savings with whatever extra money I have in the next few months (the mortgage is taking the 15,000 I have saved now). Thank you...
Hello Member, with regards to your impending tenure at the university, what is the minimum years worked you require to actually be tenured as you appear to only have worked there for 2 years now?	5 years of total service. I served two years at my previous institution. Thank you

Member Payment Dependent Notes Series 454512

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454512	$6,250	$6,250	11.83%	1.00%	November 3, 2009	November 9, 2012	November 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454512. Member loan 454512 was requested on October 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,117 / month
Current employer:	Blue Cross Blue Shield	Debt-to-income ratio:	10.30%
Length of employment:	2 years	Location:	grand rapids, MI

Home town:
Current & past employers:	Blue Cross Blue Shield
Education:	Aquinas College in Grand Rapids

This borrower member posted the following loan description, which has not been verified:

521399 added on 10/26/09 > I just purchased my second investment property with cash, and need some additional funds to update the two-unit apartment house. The gas is not split so I will be replacing the furnace with a 95% efficiency furnace. I will also be replacing some of the windows to further increase the engery efficiency and curb appeal. The property only came with one stove so an additional stove and two fridges are needed. The upper unit, 1-2BR, 1BA will rent easily for $550 and is ready for rent. The lower unit is 2BR, 1BA, and has a huge fenced in yard will rent for $700, once some very out dated panelling is taken down, replaced with drywall and painted (all of which I will be doing myself). I also own a four-unit townhouse building, which has a positive cashflow of over $700 per month, which I did not report in my annual income on lending club because I did not see where to report additional income other then my full time job.

A credit bureau reported the following information about this borrower member on October 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$543.00	Public Records On File:	0
Revolving Line Utilization:	0.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please explain the 6 inquiries on your credit report. Regards; Art	I know that three of them were from three different banks because I was orginally trying to refinance my current income property to pull out equity to finance the property that I just purchased plus the improvements, but cost of refinancing (versus the equity I could withdraw) made very little sense to do so. One inquiry was from ATT for establishing a new DSL account with them. I had requested that my limit on what I consider to be my "emergency" credit card to be increased to $7000, as I wanted to make sure I have enough funds available in case that an emergency pops up. I am not recalling where the other one is coming into play but perhaps from the gas companie for establishing new gas service at the property?

Member Payment Dependent Notes Series 454553

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454553	$6,000	$6,000	14.96%	1.00%	November 3, 2009	November 9, 2012	November 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454553. Member loan 454553 was requested on October 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Colorado Casualty	Debt-to-income ratio:	19.58%
Length of employment:	6 years	Location:	PHOENIX, AZ

Home town:	Aurora
Current & past employers:	Colorado Casualty
Education:

This borrower member posted the following loan description, which has not been verified:

562962 added on 10/26/09 > I am a good borrower because I have a stable job that I have been at for 6 years. 562962 added on 10/26/09 > I plan to use the funds borrowed to consolidate my debt and to start going to college part time at night after work.

A credit bureau reported the following information about this borrower member on October 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,306.00	Public Records On File:	0
Revolving Line Utilization:	99.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.27.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $6,000 loan application are: 1. Position @ Colorado Casualty is? 2. $4,167 reported gross income is: 1 (yours) or 2 (yours and another) income earners? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	My position is an Commercial Lines Underwriter II. My gross income is all mine. Rent is $700 a month, car payment is $250, and credit card payments add up to about $275 a month.
Besides this loan, do you have plans to reduce further your revolving credit line utilization, which is currently showing 99.30%? Thank you in advance for your reply.	I do, most of my debt came from moving expenses and home furnishing when I moved from another state. I haven't been able to dent my balances becuase I have only been paying the minimums.

Member Payment Dependent Notes Series 454566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454566	$2,500	$2,500	13.22%	1.00%	November 3, 2009	November 9, 2012	November 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454566. Member loan 454566 was requested on October 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	GL Industrial Services	Debt-to-income ratio:	19.68%
Length of employment:	1 year	Location:	CYPRESS, TX

Home town:
Current & past employers:	GL Industrial Services
Education:

This borrower member posted the following loan description, which has not been verified:

563000 added on 10/26/09 > Company closing for two weeks unpaid to employees. Additional funds needed to make mortgage payment.

A credit bureau reported the following information about this borrower member on October 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,241.00	Public Records On File:	0
Revolving Line Utilization:	66.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 454629

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454629	$4,800	$4,800	8.94%	1.00%	November 2, 2009	November 9, 2012	November 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454629. Member loan 454629 was requested on October 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	HSBC Bank USA, NA	Debt-to-income ratio:	10.54%
Length of employment:	6 years	Location:	New York, NY

Home town:
Current & past employers:	HSBC Bank USA, NA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,901.00	Public Records On File:	0
Revolving Line Utilization:	40.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Whats your monthly PITI + HOA? How much is your utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents? Why don't you borrow from your own employer?	No, I do not have any expenses. My share of monthly mtg and maintenance (includes utilities) are $1,400. Monthly expeneses (transportation, cell phone, home owners insurance) are approximately $300. I prefer to borrrow separately from my employer due to a more favorable rate offered here. Thank you.
could you have your income verified? what's the purpose of this loan? what's your job title at HSBC? thanks	Yes, I could have my income verified. The purpose of the loan is to pay off some credit card bills from my recent wedding. My title is Assistant Vice President. Thank you
Could you please tell us a little bit about what you will use this loan for?	The loan will be used to consolidate some credit card balances, previously used towards my wedding expenses. Thank you.

Member Payment Dependent Notes Series 454631

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454631	$2,500	$2,500	15.65%	1.00%	November 2, 2009	November 10, 2012	November 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454631. Member loan 454631 was requested on October 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,625 / month
Current employer:	Gulf Bend MHMR	Debt-to-income ratio:	5.29%
Length of employment:	< 1 year	Location:	VICTORIA, TX

Home town:
Current & past employers:	Gulf Bend MHMR
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,492.00	Public Records On File:	0
Revolving Line Utilization:	99.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	Do I have to send in pay stubs in order to actually get the loan?

Member Payment Dependent Notes Series 454633

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454633	$11,500	$11,500	11.14%	1.00%	November 3, 2009	November 9, 2012	November 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454633. Member loan 454633 was requested on October 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$12,083 / month
Current employer:	CVS Caremark	Debt-to-income ratio:	3.32%
Length of employment:	2 years	Location:	WOODLAND HILLS, CA

Home town:
Current & past employers:	CVS Caremark
Education:

This borrower member posted the following loan description, which has not been verified:

563158 added on 10/28/09 > To answer a part of a previous question that I forgot to mention is that I currently have an emergency fund of more than $9600. Also, please note that my loan amount needed is less than $11,100 and I already have the first payment prepared to submit.

A credit bureau reported the following information about this borrower member on October 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,484.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
please provide details	I have good credit, paid on time, but have a Citicard & if you haven't heard, they are raising rates on customers w/ good history as well as others. I just want to get rid of plastic, stop getting rate increases and pay off the debt. I receive a good size base salary along w/ a commission and other work incentives. If you take my monthly base pay and average out my commissions and incentives you will come up w/ that figure. I am in healthcare sales, not pharmaceuticals.
Greetings - Is your gross monthy income really $12,083? Regards; Art	I receive a good size base salary along w/ a commission and other work incentives. If you take my monthly base pay and average out my commissions and incentives you will come up w/ that figure. I am in healthcare sales, not pharmaceuticals.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $11,484.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for CVS Caremark? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	This is the only credit card I have w/ any debt. I have another w/ zero balance. The revolving balance you see is minorly outdated in that my balance is less than $11,100.00. I have a car loan that's subsidized by a CVS/Caremark car allowance. I do not have an equity loan or a student loan. Monthly expenses are roughly $10K. At CVS/Caremark, I am a Regional Business Manager for the Infectious Disease (ID) market where I supervise the marketing and sales efforts for nine specialty pharmacies. Additionally, I assist ID patients gain access to their medications when insurance issues arise which compromise positive clinical results. In regards, to verifying income, I can contact LC to provide my W2. Thanks
could you have your income verified by lendingclub? thanks	In regards, to verifying income, I can contact LC to provide my W2. Please see previous answers for additional information as well.

Member Payment Dependent Notes Series 454663

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454663	$5,000	$5,000	14.96%	1.00%	November 3, 2009	November 10, 2012	November 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454663. Member loan 454663 was requested on October 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,440 / month
Current employer:	AI Engineers, Inc	Debt-to-income ratio:	4.22%
Length of employment:	< 1 year	Location:	OZONE PARK, NY

Home town:
Current & past employers:	AI Engineers, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

563270 added on 10/27/09 > I am planning to use these funds for college tution. Since, I have a stable job and I make enough amount to make monthly payments on time. I will also prefer to payment direct debit payments from the bank account. I will be resonsible and make sure that all payments will be made with in the 3 year time frame on the specified payment date. Thank you. 563270 added on 10/29/09 > I am in an immediate need for this loan to continue my education goals. 563270 added on 10/30/09 > Thanks for your support.

A credit bureau reported the following information about this borrower member on October 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	42
Revolving Credit Balance:	$5,116.00	Public Records On File:	0
Revolving Line Utilization:	39.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in helping fund your loan but first have a few questions. 1. Would you briefly describe the type of work you perform at AI Engineers, Inc? 2. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 3. In the event of job loss what is your contingency plan to repay this loan? 4. Would you explain the delinquency that appears in your credit history from 42 months ago? 5. In what year of college are you currently? Thank you in advance, and good luck with funding of your loan request!	Firstly, Thanks for your concern. I Parminder Singh work as an assistant trainee to Engineers in my company, and currently being trained for assistant position. A.I engineers is a design and consultant firm that work for State of New York. I am currently under training 2 years for Bridges and tunnels inspection, that which will end on Dec 31, 2010, and will be promoted to assistant position. I have a secure job under New york state contact with my company. I don't have any other loan pending, this is my first loan required to purue my advanced education in Engineering field. I have no monthly payments coresponds to loans. Firstly, I am thinking to make payments all payments before 3 years of loan duration. But In case of job loss, I am certainly know that I still will be able to make monthly payments on time. I live with my family there is always a help in such a hard circumstances. I will make sure I am responsible for making all payments and make a comfortable relations between us. There is no delinguency towards my credit history, I have always made all payments on time. I am in my 4th year of college, and looking forward to get advanced education in the field of Engineering. I appreciate your concern, and thanks for taking your time taken to read my response. I am hoping you be a part of my lender and give me an opportunity to have a good relation with you, and I am happy that you will be helping me in reaching to educational goals. Thanks once again.

Member Payment Dependent Notes Series 454669

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454669	$10,000	$10,000	8.59%	1.00%	November 2, 2009	November 9, 2012	November 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454669. Member loan 454669 was requested on October 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,300 / month
Current employer:	Advanced Control Systems - EFACEC	Debt-to-income ratio:	4.75%
Length of employment:	3 years	Location:	Decatur, GA

Home town:
Current & past employers:	Advanced Control Systems - EFACEC
Education:

This borrower member posted the following loan description, which has not been verified:

563288 added on 10/26/09 > I have a quote to replace our siding and repaint, and replace our deck. I was approved for a refinance loan just over 4%, but the appraisal on the house came back a bit too low. I decided to go this route rather than shell out for another appraisal with no guarantees. My credit's very high, I have a stable job, and I already deposit in savings each month an amount equal to this payment. 563288 added on 10/27/09 > I am 5 years and 5 months into a 30 year conventional mortgage, and have between 22 and 26 percent equity (depending on if you believe the appraiser, or Zillow).

A credit bureau reported the following information about this borrower member on October 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	32
Revolving Credit Balance:	$22,078.00	Public Records On File:	0
Revolving Line Utilization:	19.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Advanced Control Systems - EFACEC? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	My car loan was paid off in full about 18 months ago. I do not have any home equity loans. I do have student loans and currently pay $136/month on those. I have a degree in electrical engineering and am a project manager for advanced applications. I have a savings account, balance just over $2500. I authorized Lending Tree to verify income; I'm not sure if there is anything else I need to do to allow that?
Just so you know Zillow is not an appraisal, it is an estimate based on past (sometimes quite old) public records and guesses. It is only good for ballpark guesses, a real appraisal will be much closer to the real value of your house (but of course the true value of a house is how much someone will pay you for it).	Sure. Historically Zillow was somewhat lower than the selling price of homes in our neighborhood. So I was surprised by the appraised value. But, there's some discussion that I'm not alone in that: http://www.ajc.com/business/change-in-appraisals-causing-165905.html . Either way, continuing to seek a better appraisal doesn't seem to make financial sense when other factors are all solid.

Member Payment Dependent Notes Series 454685

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454685	$5,000	$5,000	11.83%	1.00%	November 3, 2009	November 9, 2012	November 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454685. Member loan 454685 was requested on October 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,408 / month
Current employer:	Union Bank	Debt-to-income ratio:	5.66%
Length of employment:	2 years	Location:	REDWOOD CITY, CA

Home town:
Current & past employers:	Union Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	36
Revolving Credit Balance:	$8,950.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
purpose?	I am using this loan to pruchase a surprise gift for my wife for our anniversary.
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Union Bank? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I don't have car loan or student loan. I gave permission to ledning Club for income varification. Mortgage payments, property tax and monthly expense are less than 50% of mywife's and mine income combined. I am a CPA. We have CD, 401 k and joint accounts for savings. This loan is for a surprise gift for my wife for our annivesary and thank her for just giving birth to our 1st healthy baby. Thanks.

Member Payment Dependent Notes Series 454687

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454687	$13,000	$13,000	8.94%	1.00%	November 3, 2009	November 9, 2012	November 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454687. Member loan 454687 was requested on October 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Beasley Broadcasting	Debt-to-income ratio:	8.77%
Length of employment:	< 1 year	Location:	HOLLYWOOD, FL

Home town:
Current & past employers:	Beasley Broadcasting
Education:

This borrower member posted the following loan description, which has not been verified:

563315 added on 10/27/09 > This loan will be used to consolidate ALL credit card debt.

A credit bureau reported the following information about this borrower member on October 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,298.00	Public Records On File:	0
Revolving Line Utilization:	54.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $13,298.) Do you have any other outstanding debts, like a car loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Beasley Broadcasting? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes, all of my credit card debt will be paid off with this loan. I also currently lease a car but that is the extent of my debt. My total monthly expenses are quite minimal, approximately$3,000. I do have a savings account/emergency fund.
What is your role at Beasley Broadcasting? It the profile correct in stating that you've been there for less than one year? Can you account for the 2 credit inquiries in the past 2 months? Aside from your current car lease & credit cards, do you have any other loans/outstanding debt?	I work in radio programming for Beasley Broadcasting. I've been in the industry for almost 15 years, but with my current employer for less than a year. I have never been unemployed. U have no debt other than credit cards and car lease. The 2 credit inquiries in the past two months were likely due to the fact that I just signed a new apartment lease and while I was serching for a new place to live my credit was probably checked a couple times.

Member Payment Dependent Notes Series 454727

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454727	$7,500	$7,500	13.22%	1.00%	November 3, 2009	November 9, 2012	November 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454727. Member loan 454727 was requested on October 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,222 / month
Current employer:	Roxbury Board of Education	Debt-to-income ratio:	3.88%
Length of employment:	< 1 year	Location:	FLANDERS, NJ

Home town:
Current & past employers:	Roxbury Board of Education
Education:

This borrower member posted the following loan description, which has not been verified:

563404 added on 10/26/09 > To pay off a co-signer debt to Wells Fargo Financial and to better my credit score afterwards.

A credit bureau reported the following information about this borrower member on October 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	25
Revolving Credit Balance:	$7,321.00	Public Records On File:	0
Revolving Line Utilization:	50.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.27.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $7,500 loan application are: 1. Position @ Roxbury Board of Education is? 2. $4,222 reported gross income is: 1 (yours) or 2 (yours and another) income earners? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? 6. Length of Service Current Employer reflects <1 year. In whole years what is ACTUAL length of employment with current employer? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	1. Teacher 2. My income is mine 3. Rent 955. monthly 4. The car I have is mine. I don't make car payments 5. Current employer length: from September 2008 to present.
Could you please discuss your delinquency from 25 months ago? Also, could you please verify your income with Lending Club? Income verification requries calling Lending Club directly and finding out what specific documents they require to do the verification. Once verified, an "asterisk" appears next to your income which tells lenders that your income has been checked. Thanks and good luck!	Delinquency is the debt I am trying to pay off, and take out of my credit history. I was a co-signer in a car loan. My yearly income is $50,663. I work as a teacher in Roxbury Board of Education.
Hello. Will the $7,500 requested in this loan pay off the delinquent loan compeltely? Will you be able to handle the revovling debt you have of $7,321 in addition to paying down this LC loan? Thanks!	This $7,500 will pay off the delinquent loan completely. This amount is a setllement that the collections agency offered me leaving the other signer with the rest of the debt. I have a portions release stating this. Also, $253 more a month is ok for me, since I don't have a car payment to make. I am a teacher with 8 years of experience and a College Professor with offerings for every semester which keeps allowing me to pay my debt.

Member Payment Dependent Notes Series 454752

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454752	$12,000	$12,000	8.59%	1.00%	November 2, 2009	November 9, 2012	November 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454752. Member loan 454752 was requested on October 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,208 / month
Current employer:	Macy's	Debt-to-income ratio:	9.02%
Length of employment:	3 years	Location:	New York, NY

Home town:
Current & past employers:	Macy's
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1971	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,054.00	Public Records On File:	0
Revolving Line Utilization:	25.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is the loan purpose, please provide all details that would make us lend to you	I am paying off my credit card and I make way over and above the minimum payments, but the interest rate is high and I would like to pay it off sooner with a lower interest.
Hello, I am interested in funding this loan. I have a few questions: 1. Position @ Macy is? 2. $5,208 reported gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month along with applicable APR%? Thanks so much and good luck in funding.	1. Associate Buyer 2. myself 3. rent $200/mo 4. no car payments 5. I pay more than the minimum about $1000/mo and apr is 14%
would you please have your income verified?	How do I do that?
contact lendingclub and ask them to have your income verified, you may need to fax your w2 or pay doc. it will give investors more confidence	ok thanks.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the sole wage earner. To get a temporary job or get help from my family.
Just a follow-up: you state that your rent is $200, which seems low given you are in NY. Can you explain?	$2000

Member Payment Dependent Notes Series 454786

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454786	$6,500	$6,500	7.74%	1.00%	November 3, 2009	November 10, 2012	November 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454786. Member loan 454786 was requested on October 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	Davita Katy Dialysis	Debt-to-income ratio:	12.77%
Length of employment:	1 year	Location:	HOUSTON, TX

Home town:
Current & past employers:	Davita Katy Dialysis
Education:

This borrower member posted the following loan description, which has not been verified:

563501 added on 10/27/09 > This is for a recent medical expense 563501 added on 10/27/09 > This is for a recent medical expense. I have a very stable job or i should say jobs as I also work as a Physical Therapist on the weekends. This expense just came up for a family member. I make more than enough monthly to cover all my expenses, but this just came up and need this lump sum soon. 563501 added on 10/27/09 > My work history is as follows: I have worked as a Physical Therapist for 14 + years. I quit for 2 years to go back to school to get my nursing degree which i received last year and am now working full time as a Dialysis Nurse, while also working as a contract Physical Therapist on the weekend. My jobs are very stable and I get new job offers honestly on a daily basis. My credit history is VERY important to me and I never want to jeopardize that and I think my credit score is an indication of that. I take pride in my good credit rating. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on October 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	32	Months Since Last Delinquency:	19
Revolving Credit Balance:	$2,930.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
may I make one small suggestion. When you say medical expense, it's better to emphasize that the medical condition will not jeopardize your job security. If you don't say anything, some investors might avoid the situation.	That's a good point. I need to clarify this medical expense is not for me. It's actually for my sister. So it doesn't in any way jeopardize my job security at all. Thanks for the input.
would you please also explain the delinquencies 19 months ago?	Would be glad to. That would be the time I quit my full-time job to go back to school. I was accepted to nursing school and was working only part time. As you know going back to school carries with it a lot of expenses, so I kind of extended myself through credit cards. I made a lot of sacrifices back then but I knew in the end it would pay off. Also during that time, I was going to get married so it was a time of transition for me, life changes if you will. Quitting my job, getting married, going back to school...all very stressful. But now I'm back on my feet.

Member Payment Dependent Notes Series 454791

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454791	$12,000	$12,000	8.94%	1.00%	November 3, 2009	November 9, 2012	November 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454791. Member loan 454791 was requested on October 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Inovis USA, Inc	Debt-to-income ratio:	15.52%
Length of employment:	6 years	Location:	San Clemente, CA

Home town:
Current & past employers:	Inovis USA, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

563508 added on 10/26/09 > Thanks for taking the time to consider investing in my loan. I am a National Corporate Accounts Manager for a B2B Supply Chain Software Company. I have been with this company for almost 7 years. My husband and I have three incomes from three different companies. In addition to my NCA Management position, I have started my own Wedding Coordination and Consulting Business and have put on 25+ weddings in my companies 3 year history and already have multiple bookings for next year. My husband is invovled in the commercial real estate markets and has been with his company for 6 years and is focused on distressed assets within the various banks. His credit score is north of 710. These funds will be used for the immediate pay off of three credit cards totalling +/-$10,500 with a average APR that was just raised to 24.99%. That is how the credit card companies thanked us for always paying on time... 2 Citibank Cards (Balance = $2,415 & $3,600) and 2 Amex cards (Balance = $3,000 & $1,400). We are also investors in this site and by the end of November will have funded over $2,000 worth of notes. We have over $190,000 in various 401K, retirement and investment accounts with a national bank. We look forward to being a great borrower.

A credit bureau reported the following information about this borrower member on October 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,221.00	Public Records On File:	0
Revolving Line Utilization:	21.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Does the gross income listed reflect all 3 income streams?	No. Gross Income = $175,000
Can you please talk about how the debt was accrued? Thanks.	Sure. A significant portion of this debt is tied to my annual costs for marketing through various websites for my wedding services. I market through 3 or 4 of the major wedding web-sites to be on the top of those search pages. The annual marketing expenses equal 2 weddings for me and I have been averaging about 9 weddings per year.
Please respond to the following: So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss or loss of business, what is your contingency plan to repay this loan? Thank you and good luck with your loan	This loan is going to lower our monthly expenses, hence our decision to move forward with it. Our monthly expenses run $4,000 per month. No 2nd loan on our house, no car payment, great financing on home and equity in place. The monthly minimums are running about $450, we tend to pay off about $800 per month. We have significant savings in cash (12+ months of reserve) and significant 401k savings. We have the cash to eliminate all of this debt today, just not the prudent decision. The prudent decision is to lower our interest rate / apr from 25% to just under 9% and have this loan paid off early.

Member Payment Dependent Notes Series 454801

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454801	$3,500	$3,500	7.74%	1.00%	November 3, 2009	November 9, 2012	November 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454801. Member loan 454801 was requested on October 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,563 / month
Current employer:	School District of Philadelphia	Debt-to-income ratio:	14.23%
Length of employment:	< 1 year	Location:	Sharon Hill, PA

Home town:
Current & past employers:	School District of Philadelphia
Education:

This borrower member posted the following loan description, which has not been verified:

563533 added on 10/27/09 > I am in need of a loan to cover expenses from moving, work, and car repairs. I am an elementary teacher. I started working as a teacher in January. I graduated last year and worked in a factory as a temp until I landed my dream job. My rent with utilities is about $950 a month. Along with my rent I pay the following on a monthly basis: college loans $292, a car loan $179, cell phone $50, and car insurance $126. Everything I have mentioned I have always paid in full and on time. It costs me about $30 a week for gas. I have no dependents.

A credit bureau reported the following information about this borrower member on October 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,982.00	Public Records On File:	0
Revolving Line Utilization:	32.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
purpose? please provide details.	Expenses from moving, work, and car repairs
Loan Description?	Personal loan to cover expenses from moving, work, and car repairs
Please take a minute to explain the purpose of this loan. Also, what are your duties at the school district of Philadelphia?	The purpose of the loan is to cover expenses from moving, work, and car repairs. I am an elementary teacher.
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	My rent with utilities is about $950 a month. I spend about $30 a week on gas. I have college loans ($292 a month) and a car loan that I am paying off ($179 a month), cell phone ($50 a month), car insurance ($126 a month). Everything I mentioned above I have always paid in time and in full. I do have life insurance I am paying for out of my paycheck, I forget the amount but it is around $5 if not less if I remember correctly. I don't have any dependents.
we have no clue what you want this loan for or anything about you.... how about cluing us in??	They gave me a box where I typed the message in it but from the way it looks it did not go through. I need it to cover expenses from moving, work, and car repairs.
What is the purpose of this loan? What work do you perform for the school district?	I need it to cover expenses from moving, work, and car repairs. I am an elementary teacher.
what's the purpose of this loan? and what's your job at the school district? your employment is less than a year, what's your previous job?	The loan is to cover expenses from moving, work, and car repairs. I am an elementary teacher and I started in January. I graduated from college last year and worked as a temp in a factory until I landed my dream job.

Member Payment Dependent Notes Series 454857

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454857	$5,000	$5,000	7.74%	1.00%	November 3, 2009	November 10, 2012	November 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454857. Member loan 454857 was requested on October 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	State Bar of AZ	Debt-to-income ratio:	0.54%
Length of employment:	2 years	Location:	Phoenix, AZ

Home town:
Current & past employers:	State Bar of AZ
Education:

This borrower member posted the following loan description, which has not been verified:

563666 added on 10/27/09 > We are purchasing a new AC Unit.

A credit bureau reported the following information about this borrower member on October 27, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$429.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at the State Bar? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Hello, My wife also works full time and our combined monthly gross is around 11,500. We have no loans other than a mortgage. Our vehicles are paid off. We do not have a second mortgage or HELOC. Our food/other expenses would be for a typical family of three. We have savings accounts that are our "rainy day" cash. Thanks.

Member Payment Dependent Notes Series 454927

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454927	$2,400	$2,400	13.22%	1.00%	November 3, 2009	November 10, 2012	November 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454927. Member loan 454927 was requested on October 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,971 / month
Current employer:	Biocare Medical	Debt-to-income ratio:	20.67%
Length of employment:	6 years	Location:	MARTINEZ, CA

Home town:
Current & past employers:	Biocare Medical
Education:

This borrower member posted the following loan description, which has not been verified:

563821 added on 10/27/09 > I have been at my job going on 6 years. I make all my monthly payments on time. I have had a loan in the past and I paid it off 6 months early.

A credit bureau reported the following information about this borrower member on October 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	74
Revolving Credit Balance:	$19,888.00	Public Records On File:	0
Revolving Line Utilization:	94.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe your current usage of credit cards. Thank you in advance.	Hello, Thank you for your interest in my loan. The reason my credit cards are so high right now is I took money out of my credit cards and used my credit cards to help pay my fathers bills for the past year while he was unemployed. I also took every thing out of my saving to help him. Right now I do not have any money put side for unexpended expensive. For the past month I have not used my credit cards at all, when I need to make a purchase I use my debit card or cash. I???m trying to pay the balance down. Thank you in advance
Greetings. Lender/investors such as myself would be more motivated to fund your loan if we had a better idea of what exactly you intended to use the funds for. Can you please explain in some detail? Thank you!	Hello, Thank you for your interest in my loan. I was going to use the loan for auto repair and school. I do work full time and I???m a part time student studying to get a bachelor's degree in environmental science. I recently had some car troubles and I got a repair estament for about $1,500. I???ve had to charge many things this past year because I gave my father all of my saving, withdrew money from my credit cards and borrowed against my 401K for a total of 35 thousand. He worked construction and lost his job when the economy took a turn for the worst. He was not able to make his bill and was almost going to lose his house. He is working again and slowly paying me back (although I told him he did not need to because he is my father and he supported me growing up). Because I took money out of my credit cards and used my credit cards to help pay his bill for the year they are almost maxed out. I???m making my monthly payment on time and a little extra each month. I have had a loan from my credit union in the past and I did pay it off early, I???m planning to pay back this loan early as well. Thank you in advance

Member Payment Dependent Notes Series 454980

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454980	$12,000	$12,000	11.14%	1.00%	November 3, 2009	November 10, 2012	November 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454980. Member loan 454980 was requested on October 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	s.a. halac iron works inc.	Debt-to-income ratio:	7.82%
Length of employment:	10 + years	Location:	ashburn, VA

Home town:
Current & past employers:	s.a. halac iron works inc.
Education:

This borrower member posted the following loan description, which has not been verified:

563974 added on 10/27/09 > I am a very dependable person and has been very good with my payments always. I have some expenses coming up due to my wedding and instead of dealing with credit cards I 'd rather work with you. Thank you in advance for your kind help.

A credit bureau reported the following information about this borrower member on October 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,320.00	Public Records On File:	0
Revolving Line Utilization:	8.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at work? What will be your combined income after the wedding? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc, once you are married. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am structural engineer/project manager. Once combined it should be about around $120K. I pay about $1,400 mortgage payment and other misc expenses. I feel pretty confident about my job however getting an insurance might be good idea. Thanks for your interest,
If you contact Lending Club and have your income verified, there will be increased lender confidence in your loan.	sure I have no problem with doing that. Thanks for your kind advice.

Member Payment Dependent Notes Series 455041

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455041	$3,750	$3,750	15.65%	1.00%	November 3, 2009	November 10, 2012	November 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455041. Member loan 455041 was requested on October 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	Huntington Beach Hospital	Debt-to-income ratio:	18.91%
Length of employment:	3 years	Location:	Long Beach, CA

Home town:
Current & past employers:	Huntington Beach Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

564073 added on 10/27/09 > I have NEVER made a late payment on my credit cards. 564073 added on 10/27/09 > I am a current student who works part time. I pay no rent, so the monthly income I receive is directly paid to bills.

A credit bureau reported the following information about this borrower member on October 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,881.00	Public Records On File:	0
Revolving Line Utilization:	90.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your >13K of revolving credit balance consist of?	Hi, The >13K consists of 2 credit cards and a motorcycle I financed Aug of 2008. I originally tried to get a loan on here to refinance that loan, but this interest rate would have been the same. Thank you

Member Payment Dependent Notes Series 455052

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455052	$6,400	$6,400	12.87%	1.00%	November 3, 2009	November 10, 2012	November 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455052. Member loan 455052 was requested on October 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Hopkinton Pediatric Dental	Debt-to-income ratio:	20.12%
Length of employment:	2 years	Location:	NORTH EASTON, MA

Home town:
Current & past employers:	Hopkinton Pediatric Dental
Education:

This borrower member posted the following loan description, which has not been verified:

564090 added on 10/29/09 > I am requesting this loan to consolidate my credit card debt into one easy payment and to make the pay off more efficient. i consider myself a good borrower because i always pay on time and take pride in that.

A credit bureau reported the following information about this borrower member on October 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,978.00	Public Records On File:	0
Revolving Line Utilization:	78.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	I am requesting this loan to consolidate my credit card debt into one easy payment.
What balances and interest rates do you have on each credit card? Also, could you please verify your income with Lending Club? Income verification requries calling Lending Club directly and finding out what specific documents they require to do the verification. Once verified, an "asterisk" appears next to your income which tells lenders that your income has been checked. Thanks and good luck!	Here are the balances and interest rates of each credit card. $1200 20.99% $2900 18.12% $1400 21.24% $750 17.90%
What are your major monthly expenses (rent, utilities, car payments, student loans, etc.)? Thanks!	My monthly expenses are as follows: Car payment-$316 Car insurance-$107 Cell Phone-$80
Do you pay rent?	I do not currently pay rent.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $6,978.) Do you have any other outstanding debts, like a student loan? Would you please explain a bit more why you said you do not currently pay rent? Can you give a short description of the type of work you perform for Hopkinton Pediatric Dental? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes i am using this loan to pay of all of my credit cards except for two of them. The last two credit cards do not have big balances so i will be able to pay them off without a problem. I do not have any other outstanding loans except my car loan. I live with my boyfriend and his job allows him to be able to afford the rent on his own. My job title at Hopkinton Pediatric dental is Certified Dental Assistant. And i do also have a savings account. I have contacted Lending Club to find out how to verify my income and i am waiting a response.

Member Payment Dependent Notes Series 455059

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455059	$6,000	$6,000	7.40%	1.00%	November 3, 2009	November 10, 2012	November 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455059. Member loan 455059 was requested on October 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,949 / month
Current employer:	Whittier Goodrich Phar	Debt-to-income ratio:	0.85%
Length of employment:	9 years	Location:	SOUTH GATE, CA

Home town:
Current & past employers:	Whittier Goodrich Phar
Education:

This borrower member posted the following loan description, which has not been verified:

564105 added on 10/27/09 > Thank you for this loan. I been in my work for 9 years and hope to stay there for a long time. This help me to pay my bills and save money. thanks

A credit bureau reported the following information about this borrower member on October 27, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,772.00	Public Records On File:	0
Revolving Line Utilization:	11.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving debt seems to be ~$3,000, what will you be doing with the additional funding from the loan? What are your average monthly expenses? What is your role at Whittier Goodrich Phar?	I dont think that I have any additional funding, but if I did the money will be return to pay off this loan. My expenses are high right know because of my two little ones they both use diapers. ( But I always make sure I pay my bill on time). My role in this phar is I'm a tech I work with Cancer and H.I.V people. But for me I'm trying to limit my stress and pay off this bill. Thank you again for this loan.
What do you plan on using the funds for?	The fund are to pay off 4 credit cards.

Member Payment Dependent Notes Series 455074

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455074	$5,000	$5,000	14.96%	1.00%	November 2, 2009	November 10, 2012	November 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455074. Member loan 455074 was requested on October 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,692 / month
Current employer:	Astra Zeneca LP, Inc.	Debt-to-income ratio:	12.71%
Length of employment:	6 years	Location:	LA JOLLA, CA

Home town:	Charlotte
Current & past employers:	Astra Zeneca LP, Inc., Merck (1999-2003), Prudential (1997-1999), Toyota Motor Manufacturing USA, Inc. (College Internship)
Education:	Indiana University Kelley School of Business (B.S. in Marketing), Cape Fear Community College, Purdue University-Calumet Campus, San Diego State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

564129 added on 10/27/09 > Please help fund my loan to consolidate my debt. I plan to use the funds to pay off four credit cards. I've been with my current employer for over 6 years and make over $100k a year. I have no delinquent accounts and no late payments on all of my credit reports. Consolidating my debt will help me to lower my monthly payments so that I can free up some money to buy an engagement ring and get married to my girlfriend. 564129 added on 10/27/09 > Please feel free to ask me any questions you may have and I will answer you within one day. 564129 added on 10/28/09 > I work for a Fortune Magazine Global 500 Pharmaceutical Company and have been with my current employer for over 6 years, and have been in the industry for over 10 years. My company and the industry have been performing well despite the economy. My job security is good.

A credit bureau reported the following information about this borrower member on October 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,549.00	Public Records On File:	0
Revolving Line Utilization:	95.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
>32K is a lot of revolving credit balance. What actions have you taken to control your debt, other than requesting this loan? Thank you in advance for your answer.	Actions I have taken to control my debt are as follows: 1. Cut up my credit cards. 2. Negotiated with all of my creditors to get the lowest interest rate possible. 3. Set a monthly spending budget. 4. Taken the majority of my bonuses at work to pay down debt. 5. Set up a snowball effect payment plan where I pay extra money every month to the minimum payment of the lowest balance debt. As I pay off each debt I will add that payment from the debt that was paid off, and it on top of the minimum payment for the next lowest balance debt. 6. Cut down on non-essential spending, and trying to always buy things that are on sale, clearance, or used.
Thank you for your answers. It sounds like you are taking positive actions to get control of your finances. You might also find yodlee.com useful. It is free and of great assistance in managing many aspects of ones finances.	I'm looking forward to the day when I have financial freedom, and will be completely debt free! I know that day will come with help from people like you. Thanks for the info. I will give the website a try.
I would like to help fund your loan, but have a few questions. Could you briefly explain how you accumulated your credit card debt? Do you have any other outstanding debts, like a car loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Astra Zeneca LP, Inc.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I initially accumulated my credit card debt because I paid for all of my college expenses that my student loan didn't cover. Later on I accumulated more debt when my father became ill and eventually became disabled. I'm protected from the creditors of his medical bills because he does not live with me, and I do not have any legal connection to him. I have a company car with all expenses paid, and do not own a personal car. I have a student loan with a $16k balance, at 3.2% interest, and $185 payment. My total monthly expenses are about $4,000. My position at Astra Zeneca is in Sales. I have savings, IRA, & 401k for an emergency fund. I contacted Lending Club today and they said they review profiles in the order they were received, and they will contact me directly if they need any additional documentation. I will be more than happy to provide income documentation if Lending Club requests it. You can research online and you'll find that my income is at the higher percentile for my industry and position when you include salary and bonus.
What is your occupation? What is the occupation of your prospective fiance? Are you aware of the debt/income of your prospective fiance? If so, please share.	My occupation is sales. My prospective fiance works in healthcare and she has no debt.

Member Payment Dependent Notes Series 455098

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455098	$6,000	$6,000	11.14%	1.00%	November 2, 2009	November 12, 2012	November 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455098. Member loan 455098 was requested on October 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$75,000 / month
Current employer:	shannon medical center	Debt-to-income ratio:	1.70%
Length of employment:	8 years	Location:	san angelo, TX

Home town:	Kerrville
Current & past employers:	shannon medical center, sid peterson memorial hospital
Education:	Angelo State University

This borrower member posted the following loan description, which has not been verified:

564182 added on 10/30/09 > plan to do remodeling to my house, i've been an RN 9 years and have a well paying, stable job. my payments are always on time.

A credit bureau reported the following information about this borrower member on October 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	29
Revolving Credit Balance:	$6,530.00	Public Records On File:	0
Revolving Line Utilization:	23.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your income is 75000.00 per month? Please explain the delinquency 29 months ago? Thank you in advance.	the deliquency was a missed credit card bill that i simply thought i had paid and was mistaken. I meant to put 75k per year and haven't figured out how to correct the mistake.
Greetings - The application says you make $75,000/month. Should that be $75,000/year? Could you also explain your delinquency from about two years ago. Regards; Art	the deliquency was a missed credit card bill that i simply thought i had paid and was mistaken. I meant to put 75k per year and haven't figured out how to correct the mistake.
Could you please explain your delinquency from 29 months ago, thanks.	the deliquency was a missed credit card bill that i simply thought i had paid and was mistaken.
Please explain your current mortgage situation (balance, %equity, monthly payment). Why are you not getting a Home Equity Line of Credit for such a small amount, since the rate would be much less?	i owe around 67k, i paid 73k and the payment is 648. the places i had applied for a home equity loan have said i don't have enough equity yet.

Member Payment Dependent Notes Series 455110

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455110	$1,000	$1,000	11.48%	1.00%	November 2, 2009	November 11, 2012	November 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455110. Member loan 455110 was requested on October 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	The Man	Debt-to-income ratio:	1.03%
Length of employment:	< 1 year	Location:	Pittsburgh, PA

Home town:
Current & past employers:	The Man, First Advantage
Education:

This borrower member posted the following loan description, which has not been verified:

564207 added on 10/28/09 > I'm doing this to test it out. I'm going to prepay it before the 3 years is up.

A credit bureau reported the following information about this borrower member on October 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,287.00	Public Records On File:	0
Revolving Line Utilization:	15.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
For your evaluation, some of the typical questions I would ask a borrower with your profile and credit history are as follows: Would you please be a bit more explicit on how your are planning on using the proceeds from this loan? Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for The Man? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.) (As a suggestion, you may want to use the $1,000 to pay down some of your current $2,287 revolving credit balance.) Good luck!	I'm actually writing a review of LendingClub and don't really intend to use the money for anything. I do have about $60,000 in savings. Regarding my credit balance, that's just the credit card I put all my monthly purchases on. I've never paid a finance fee in my life - it's paid off every month. I added "The Man" as an accident. I'm actually self-employed as a freelance writer. I work with private clients to build out copy for websites and I also work for a couple different content sites as well. This earns me $3,000 a month.
How quickly are you planning on paying this off? Understand that those of us funding the loan pay a 1% service charge on the money you pay us. Your loan rate works out to 0.96% per month, so if you pay the loan off after one month, I'd actually lose money lending to you.	6 months

Member Payment Dependent Notes Series 455135

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455135	$6,250	$6,250	14.96%	1.00%	November 3, 2009	November 11, 2012	November 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455135. Member loan 455135 was requested on October 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,470 / month
Current employer:	Hendrickson Electric	Debt-to-income ratio:	20.69%
Length of employment:	4 years	Location:	MELBOURNE, FL

Home town:
Current & past employers:	Hendrickson Electric
Education:

This borrower member posted the following loan description, which has not been verified:

564289 added on 10/28/09 > Need to pay off higher interest credit cards. Always make payments on time.

A credit bureau reported the following information about this borrower member on October 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,270.00	Public Records On File:	0
Revolving Line Utilization:	75.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in helping fund your loan but first have a few questions. 1. Would you briefly describe the type of work you perform at Hendrickson Electric? 2. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 3. In the event of job loss what is your contingency plan to repay this loan? 4. Would you consider verifying your income with Lending Club? You may need to contact them for instructions. I understand it???s a hassle, but the income verification reassures potential lenders. Thank you in advance, and good luck with funding of your loan request!	I work for my father at his Electrical Company. I am his secretary and do all of his scheduling, payroll, answer phones, etc... I have no other outstanding loans, all I owe is money on credit cards. I pay on time every month but they have started raising everyones interest rates and it's becoming a burden. I have a very secure job here, I am also a dental assistant and am able to work in a dental office if I needed to in the future. I can very my income if needed. Thanks for your interest.

Member Payment Dependent Notes Series 455150

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455150	$5,200	$5,200	12.53%	1.00%	November 2, 2009	November 11, 2012	November 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455150. Member loan 455150 was requested on October 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Commerce bank	Debt-to-income ratio:	21.00%
Length of employment:	5 years	Location:	O FALLON, IL

Home town:
Current & past employers:	Commerce bank
Education:

This borrower member posted the following loan description, which has not been verified:

564326 added on 10/28/09 > A loan to pay off my gas card, Capital one, and Care credit loan.

A credit bureau reported the following information about this borrower member on October 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	42
Revolving Credit Balance:	$7,839.00	Public Records On File:	0
Revolving Line Utilization:	37.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the 2 recent inquiries on your credit, as well as the delinquency 42 months ago? Thank you in advance.	The delinquency 42 months ago was Capital Ones fault. I had a loan that I put on Credit Counseling and Capital one did an update and part of the update was to change the loan numbers to fit the new system. They sent me the new number and said not to change it til after a certain date. I did that and then capital one sent my payment back as no account found. After arguing with many different people, I finally ended up reporting them to the BBB and they did send me a letter of apology about it and the situation was quickly resolved. The two inquiries to the best of my knowledge are the Scott Credit Union loan app and Care Credit.

Member Payment Dependent Notes Series 455161

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455161	$4,000	$4,000	7.40%	1.00%	November 2, 2009	November 11, 2012	November 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455161. Member loan 455161 was requested on October 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Room & Board	Debt-to-income ratio:	5.23%
Length of employment:	7 years	Location:	Anaheim, CA

Home town:
Current & past employers:	Room & Board
Education:

This borrower member posted the following loan description, which has not been verified:

564346 added on 10/28/09 > debt consolidation

A credit bureau reported the following information about this borrower member on October 28, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,071.00	Public Records On File:	0
Revolving Line Utilization:	11.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 455261

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455261	$4,500	$4,500	14.61%	1.00%	November 3, 2009	November 11, 2012	November 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455261. Member loan 455261 was requested on October 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Huber and Waldron	Debt-to-income ratio:	19.78%
Length of employment:	8 years	Location:	MACUNGIE, PA

Home town:
Current & past employers:	Huber and Waldron
Education:

This borrower member posted the following loan description, which has not been verified:

564513 added on 10/28/09 > This loan will be to consolidate credit card debt. 564513 added on 10/29/09 > I have 3 cards that I would like to consolidate into one payment so that I can reduce my debt faster and ultimately not have any credit card debt. 564513 added on 10/29/09 > I have worked for my employer for 8 years and I am now 25. This year my income will be approximately $50,000.00 with a household income of approximately $85,000.00 annually. I am getting married in 6 months and would like to begin my marriage debt free. I always pay my bills on time. I am a good canidate for this loan. I will own my home for 3 years on December 1st. Most of my credit card debt is furniture and home repairs including carpets and windows. I intend on trying to pay this loan off before 3 years. With the rising interest rates on my credit cards it seems impossible to get ahead.

A credit bureau reported the following information about this borrower member on October 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	27	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,114.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 455289

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455289	$7,750	$7,750	12.53%	1.00%	November 3, 2009	November 11, 2012	November 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455289. Member loan 455289 was requested on October 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,989 / month
Current employer:	n/a	Debt-to-income ratio:	3.27%
Length of employment:	n/a	Location:	Springwater, NY

Home town:	Newark
Current & past employers:	US Postal Service (USPS), Itek Graphic Products, McDonald's, Advance Auto Parts, Ace Expediters, Eldre Components, Oxy dry inc., H-S Industrial, Arcata Graphics Depew NY
Education:	Rochester Institute of Technology (RIT)

This borrower member posted the following loan description, which has not been verified:

564566 added on 10/29/09 > Credit Cards wanted to raise rates to 29.99% no reason.We closed accounts and just recently paid off 2 car loans at 460/ Month tired of dealing with banks and credit cards this service was seen on Fox Business Network on TV. i just want to get on my way to Debt Free. Retired and tired of being in debt. We carry plenty of life insurance so there is no risk. Income for me out of civil service retirement from US Postal Service. Wife works full time in restaurant. We own a home on 22 acres in the finger lakes of NY with all hardwood maple on it, as it grows it is like money in bank. Lend me a hand I will pass it forward. thanks for looking. 564566 added on 10/29/09 > we have household income in the 50000 plus range. My wife is a waitress and shows 13000 per year. there is more in tips and bonuses she receives. We have two mortgages at 1100 per month. our property taxes are 1600 per year. we don't have any children living with us they are all grown. we have had an error free payment record for about 4 years now. the banks just want you to verify income and that is difficult in our situation. thanks again for looking 564566 added on 10/31/09 > I AM A GRADUATE OF ROCHESTER INSTITUTE OF TECHNOLOGY CLASS OF 1975, TRAINED UNDER NEVADA REAL ESTATE DIVISION AS TIMESHARE SALES, MEMBER OF LOYAL ORDER OF THE MOOSE, THE PHI KAPPA TAU FRATERNITY ALUMNI ASSOCIATION GAMMA NU CHAPTER, GREW UP IN NEWARK, NEW JERSEY AREA, MEMBER OF THE BORN AT THE BETH ISRAEL HOSPITAL FOUNDATION, RETIRED MEMBER OF THE AMERICAN POSTAL WORKERS UNION, CURRENTLY STUDYING DAVE RAMSEY'S THE TOTAL MONEY MAKEOVER PLAN. IN GOD WE TRUST, THANKS FOR HELPING!!!!!!1

A credit bureau reported the following information about this borrower member on October 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,709.00	Public Records On File:	0
Revolving Line Utilization:	94.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	consolidate household credit cards that are charging 29.99% and pay down the balance on some others. this will free up income for me on a monthly basis and allow pay down on other bills my family has. thank you for looking!
Source of income, and length of time you have been getting it? Thanks.	us Postal Service Civil Service Pension 4 years come this december, I am still eligible for unemployment extension when it is approved and will get 249/ week also spouse works in restaurant
You are collecting a Pension as well as unemployment? Please clarify.	under ny law I was employed after retirement. I am no longer with them and am eligible for unemployment. I have been seeking new employment and have the extension to tide me over.

Member Payment Dependent Notes Series 455304

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455304	$6,000	$6,000	8.94%	1.00%	November 3, 2009	November 11, 2012	November 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455304. Member loan 455304 was requested on October 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Kohler Company	Debt-to-income ratio:	21.20%
Length of employment:	7 years	Location:	Sheboygan, WI

Home town:
Current & past employers:	Kohler Company
Education:

This borrower member posted the following loan description, which has not been verified:

564587 added on 10/28/09 > This loan would really help me in getting my finances back in order. You will see I have been paying every month on time, but at $100 intrest a month. I really could use some help. Thanks for any consideration.

A credit bureau reported the following information about this borrower member on October 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,706.00	Public Records On File:	1
Revolving Line Utilization:	32.60%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
please describe why you are a good candidate, why we should lend to you, what this is for, and why we have nothing to worry about? What is the public record, bankruptcy?	I have received the funded need and I thank you very much. I will not screw you over. There are a few of us left in the world who take pride in be honorable. I appreciate your help. you will not be disappointed.

Member Payment Dependent Notes Series 455306

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455306	$2,500	$2,500	7.40%	1.00%	November 4, 2009	November 11, 2012	November 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455306. Member loan 455306 was requested on October 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Union Tank Car Company	Debt-to-income ratio:	14.90%
Length of employment:	7 years	Location:	Maringouin, LA

Home town:
Current & past employers:	Union Tank Car Company
Education:

This borrower member posted the following loan description, which has not been verified:

564593 added on 10/28/09 > Automobile repairs

A credit bureau reported the following information about this borrower member on October 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,331.00	Public Records On File:	0
Revolving Line Utilization:	58.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 455317

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455317	$2,400	$2,400	14.96%	1.00%	November 4, 2009	November 11, 2012	November 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455317. Member loan 455317 was requested on October 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Monroe Tenneco	Debt-to-income ratio:	19.62%
Length of employment:	3 years	Location:	Paragould, AR

Home town:
Current & past employers:	Monroe Tenneco
Education:

This borrower member posted the following loan description, which has not been verified:

564617 added on 10/28/09 > I am using the funds borrowed to pay off a few small things that was borrowed. I do not like and will not get behind on any monthly payments that I owe. I make my payments on time, if not on an earlier date. I never miss any working days due to the fact that if one is missed, it can sometimes cause a person to fall behind on their money situation.

A credit bureau reported the following information about this borrower member on October 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,388.00	Public Records On File:	0
Revolving Line Utilization:	55.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Does this loan include paying off your current revolving credit balance? What specific loans do these funds pay for? What rates do you pay on your revolving credit? Thank you.	Yes I plan on paying off my capitol one card which I'm paying over 22% and sears which I only got to get everyday house appliances and don't owe much on, I'm paying 18% on and my tire payment which is 21.84%

Member Payment Dependent Notes Series 455335

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455335	$3,000	$3,000	8.59%	1.00%	November 4, 2009	November 12, 2012	November 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455335. Member loan 455335 was requested on October 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,208 / month
Current employer:	City of Aurora	Debt-to-income ratio:	5.61%
Length of employment:	2 years	Location:	AURORA, CO

Home town:
Current & past employers:	City of Aurora
Education:

This borrower member posted the following loan description, which has not been verified:

564646 added on 10/29/09 > 1st time homeowner that would like to do some improvements around the house.

A credit bureau reported the following information about this borrower member on October 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,610.00	Public Records On File:	0
Revolving Line Utilization:	39.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your new home. Have you gotten estimates on the improvements already?	Type your answer here. I have not gotten estimates, so to speak, because i will personally be doing this work myself. I have priced out materials and this loan would cover all expenses plus a little extra. Thanks

Member Payment Dependent Notes Series 455393

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455393	$6,000	$6,000	7.74%	1.00%	November 3, 2009	November 13, 2012	November 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455393. Member loan 455393 was requested on October 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,583 / month
Current employer:	Riviera broadcast group LLC	Debt-to-income ratio:	23.22%
Length of employment:	7 years	Location:	TEMPE, AZ

Home town:
Current & past employers:	Riviera broadcast group LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,413.00	Public Records On File:	0
Revolving Line Utilization:	22.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THis loan would cover roughly half of your revolving credit balance. How would the loan payment fit into your budget? (roughly what are your itemized monthly expenses?) Thank you in advance.	This loan payment would pay off all of my outstanding 'bank credit cards'. Currently 2 (1. $220/month @ 29% interest!!) and (2. $15min at 10% interest). Rest are Wells Fargo Equity Line ($20/month min), Citi Dental loan ($86/month) and Studen Loan at $177/month 6% interest). My mortgage is $1061/month. Auto Insurance $52/month. I hope this answers your question.
I suggest you contact Lending Club and have your income verified, which will increase lender confidence in your loan.	Thank you. I will do that by Monday at the latest.

Member Payment Dependent Notes Series 455421

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455421	$8,000	$8,000	12.18%	1.00%	November 4, 2009	November 11, 2012	November 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455421. Member loan 455421 was requested on October 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,125 / month
Current employer:	Cracker Barrel Old Country Stores	Debt-to-income ratio:	1.24%
Length of employment:	2 years	Location:	WALES, MA

Home town:
Current & past employers:	Cracker Barrel Old Country Stores
Education:

This borrower member posted the following loan description, which has not been verified:

564806 added on 10/28/09 > This loan is for purchase of fixed assets to partially outfit a new bakery/coffee shop; we have already purchased the majority of the equipment and have suitable working capital. I will not be sacrificing my current employment in order to run the bakery, as I have the full support of my husband and his business expertise. I do, however, spend every waking moment on this endeavor, and enjoy it thoroughly despite the monumental effort involved. We have no dependants and no outstanding debts. Thank you in advance!

A credit bureau reported the following information about this borrower member on October 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$707.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 455618

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455618	$11,500	$11,500	13.92%	1.00%	November 3, 2009	November 12, 2012	November 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455618. Member loan 455618 was requested on October 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	DELL Inc	Debt-to-income ratio:	14.88%
Length of employment:	6 years	Location:	Hutto, TX

Home town:
Current & past employers:	DELL Inc
Education:

This borrower member posted the following loan description, which has not been verified:

565088 added on 10/29/09 > Check out my credit payment history...about as perfect as you get. The only thing that keeps my credit score under Excellent is the debt to income ratio. I'm ready to live a debt free life and excited to be putting my plan into action. This loan will be used to pay off existing credit card debt with high intrest rates. 565088 added on 10/29/09 > I will be paying this off in less that 36 months as we use our tax and April bonus money to further assist our debt free dreams.

A credit bureau reported the following information about this borrower member on October 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	35
Revolving Credit Balance:	$10,104.00	Public Records On File:	0
Revolving Line Utilization:	80.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.30.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $11,500 loan application are: 1. Position @ DELL Inc.is ? 2. $5,417 reported gross income is either: yours or yours and another income earner? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Credit card payments per month are? Loan information I requested is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	1. I am a Technical Account Manager and currently starting the interview process in becoming a Technical Support Manager II in which I will have 12 direct reports. <br> 2. $5,417 is my own monthy income, combined with my spouse it $7,900. <br> 3. Our Morgage payment per month is $1,005 <br> 4. My car payment is $417, and my husbands is $357 (We're also in the market to downsize one or both vehicles to reach a 36 month payoff) <br> 5. CC payments per month are $473. This loan offers lower monthly payments(and interest) - which we would be paying more than the minimum each month. I also receive a bonus in April of approx 5k that I use for debt reduction.
Congratulations on deciding to become debt free. Please describe your current credit card usage.	My currrent credit card use is minimal. In the past I have made big credit card spending mistakes and I've been trying to undo the wrongs for quite some time. It has proved to be difficult due to recent APR increases. Once my debt is resolved, I will pay off charges within 30 days and keep them at home for emergency use only. I will always remember the difficulty and stress of having debt in my life and plan on ensuring that my children are taught money mangement at a young age to assist in their success.

Member Payment Dependent Notes Series 455627

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455627	$8,400	$8,400	12.53%	1.00%	November 3, 2009	November 12, 2012	November 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455627. Member loan 455627 was requested on October 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,667 / month
Current employer:	RBS Sempra Commodities	Debt-to-income ratio:	8.36%
Length of employment:	5 years	Location:	Stamford, CT

Home town:
Current & past employers:	RBS Sempra Commodities
Education:

This borrower member posted the following loan description, which has not been verified:

565119 added on 10/29/09 > I would like to borrow $8,400...I think I am a very good risk... I will be able to pay it back in 3 years....without a problem I have gotten myself a little over extended with credit card bills....I recently got engaged to the woman of my dreams....and I am trying to give her the wedding she has always dreamt about....Which is expensive I bring home $4,082 a month in income Following are my expenses: Student Loan $115.00 Rent $1,500.00 Cell Phone $120.00 Cable/phone/Internet $175.00 Electric $120.00 Gas and Auto Maint $150.00 Food and Beverages $500.00 Misc. Expenses Entertainment 320.00 Total Expenses equal $3,000.00 This leaves me $1,000.00 a month for my credit card bills....I am roughly paying about $700.00 towards these bills each month.....which leaves me very little room to error With a loan from you....for a 3 years period and at lets say 13%.....I would be paying $282.00 a month and be able to save some cash for our future. Also, as soon as we move in together these expenses will be reduced Thanks in advance for funding my loan....I look forward to doing business with you

A credit bureau reported the following information about this borrower member on October 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1984	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,479.00	Public Records On File:	0
Revolving Line Utilization:	27.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the income of $11,667 / month solely your income?	Yes that is just mine income......If you take my total compensation of $140,000.00...it is actually broken down into two part....Base pay and annual Bonus. Bonus is Paid in the Spring of the following year. My actual Gross income per month with out bonus is $7,916.67 and my net income is about $4,080.00 I will receive my Bonus sometime the following spring....most likely the same that I received last year I hope this answers your question....Please let me know if you need any additional info
I suggest you contact Lending Club and have your income verified which will increase lender confidence.	Do you know who I should call or can that be done online?? After my wedding we will not have all these expenses....Wedding are expensive and streeful Thanks for the advise
Don't know. I suggest you go back online to wherever you filed your loan application and that should have contact info.	Thanks again for the suggestion....I called there credit department and all should be verified by Monday Have a great weekend
i'm confused, how much of the loan is going towards your credit card debt, and how much is going towards your wedding?	I am going to use this loan to payoff my cards in full...This will reduce my monthly payments to banks The Balance will be left for deposit to photographer, DJ, flowers, etc Also over the weekend I faxed in my pay stubs and HR info....So I am hoping that the lending club credit group verifies my income sometime today I hope this answers your question

Member Payment Dependent Notes Series 455682

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455682	$3,200	$3,200	14.61%	1.00%	November 4, 2009	November 13, 2012	November 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455682. Member loan 455682 was requested on October 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,417 / month
Current employer:	Dell Inc	Debt-to-income ratio:	16.44%
Length of employment:	< 1 year	Location:	AUSTIN, TX

Home town:
Current & past employers:	Dell Inc
Education:

This borrower member posted the following loan description, which has not been verified:

565253 added on 10/30/09 > Wanting to consolidate a few couple high interest credit cards into single payment with terms to payoff and a little boost to my checking account for unexpected expenses. My divorce was finalized earlier this year, and my 10 daughter lives with me. I have always been accountable for my debts and took on extra since my ex-wife was unemployed and unable to make the payments for our shared debt. The large lines of credit on my report are closed and I have arranged payoff agreements these lenders. I have worked at Dell for over 12 years, starting as an EMR technician in manufacturing, about 8 years developing software and past 3 years as Product Manager for a core Dell system. I am looking forward to getting past my losses and moving on and really appreciate any help. 565253 added on 10/31/09 > *** Correction - I have one 10 year old daughter, not 10 daughters :)

A credit bureau reported the following information about this borrower member on October 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	8
Revolving Credit Balance:	$5,843.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please contact Lending Club to have them verify your income. Please explain the delinquency showing 8 months ago.	I contacted Lending Club and they have opened a case to verify my income. With regards to the delinquency 8 months ago, as a part of the divorce agreement, we put our home up for sale and unfortunately, this was when the housing market crashed in the area. My daughter and I had already moved out and paying for another residence in addition to the mortgage. Due to the extended time the house was up for sale, I entered a forbearance agreement with the mortgage company. Upon closing on the home, the full amount was repaid to the mortgage company in accordance with the agreement.
Will you please explain the delinquency that appears on your credit from 8 months ago? Thank you	With regards to the delinquency 8 months ago, as a part of the divorce agreement, we put our home up for sale and unfortunately, this was when the housing market crashed in the area. My daughter and I had already moved out and paying for another residence in addition to the mortgage. Due to the extended time the house was up for sale, I entered a forbearance agreement with the mortgage company. Upon closing on the home, the full amount was repaid to the mortgage company in accordance with the agreement.

Member Payment Dependent Notes Series 455927

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455927	$11,000	$11,000	11.14%	1.00%	November 3, 2009	November 13, 2012	November 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455927. Member loan 455927 was requested on October 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,531 / month
Current employer:	PRICEWATERHOUSECOOPERS	Debt-to-income ratio:	1.54%
Length of employment:	6 years	Location:	BELONT, CA

Home town:
Current & past employers:	PRICEWATERHOUSECOOPERS
Education:

This borrower member posted the following loan description, which has not been verified:

565803 added on 10/30/09 > To Whom it May Concern: I have recently gotten married and ended up going over budget by about $10,000. Most of the expenses were put on two of my credit cards. I have never been one to carry credit card debt due to the outrageous rates that they charge. I should be able to pay off the loan amount within the next year or so but refuse to pay the high rates that credit card companies charge. I have sufficient cash in the bank to cover the amount of this loan but feel that spreading the burden over the period of 1-3 years would be better from a cash flow perspective. Thanks, Steve

A credit bureau reported the following information about this borrower member on October 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,617.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
HI, Could you give me a total of your monthly bills. Car payment, mortgage, etc. Thanks and good luck	No car payment. Mortgage is $2,100, cell phone paid by Company, other misc. bills would be comparable to an average person such as groceries, car insurance, cable, internet, etc.
I suggest you contact Lending Club and have your income verified, which will give lenders greater confidence in your loan.	Thanks Suzelee, this is my first time using LendingClub and I didn't know there was an option to have your facts verified. I'll give them a call this week. Have a good day.
Hi You should have your income verified. I think you can fax a w2 etc to lending club what do you do for a living is this a two income household? What is your true debt to income ratio ? that is income after taxes plus your mortgage payment	Hello, I am an accountant and have been working for the same Firm for the last six years. The annual salary that I have listed is only for me. My wife makes approximately $20,000 - $25,000 per year but I chose to not list her income as I didn't think it would be needed. I went on-line to find a debt to income calculator and my conservative ratio which includes my credit cards is 37%. This does not include a rental property which I am 40% owner on and can draw roughly $12K - $15K annually. I have also called Lending Club to have my income confirmed but they did not answer and have not returned my phone call.

Member Payment Dependent Notes Series 456090

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456090	$3,000	$3,000	12.87%	1.00%	November 3, 2009	November 14, 2012	November 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456090. Member loan 456090 was requested on October 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	SMG Search	Debt-to-income ratio:	1.65%
Length of employment:	2 years	Location:	CHICAGO, IL

Home town:
Current & past employers:	SMG Search
Education:	DePaul University

This borrower member posted the following loan description, which has not been verified:

566112 added on 10/31/09 > Hi, I'm getting married Nov 14th. I'm a little short for wedding expenses. I need the loan to help cover them. Thank you.

A credit bureau reported the following information about this borrower member on October 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,227.00	Public Records On File:	0
Revolving Line Utilization:	41.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What and how much are your normal monthly living expenses?	I have my monthly rent: $1595 Utilities: $250 avg credit cards: $160 no student loans no car payments Thank you.
Congratulations on your upcoming nuptials! I would like to help fund your loan, but have a few questions. Can you give a short description of the type of work you perform for SMG Search? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I lead a team that performs search marketing services for Fortune 500 clients. I do not have a savings account, however, do have a company sponsored 401k. I'll look into verifying my income. Thank you.
Can you explain what the 5 credit inquiries in the past 6 months were for?	I've been trying to extend my credit to pay for the wedding expenses. Two of my credit cards don't have enough history as a result will not extend me credit. Thank you.

Member Payment Dependent Notes Series 456095

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456095	$6,000	$6,000	11.83%	1.00%	November 4, 2009	November 14, 2012	November 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456095. Member loan 456095 was requested on October 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,751 / month
Current employer:	US Army	Debt-to-income ratio:	14.77%
Length of employment:	10 + years	Location:	Killeen, TX

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,107.00	Public Records On File:	0
Revolving Line Utilization:	93.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is your position, how will you use this money, and what are your detailed expenses?	I'm a SSG (E6) in the US Army. I work on computers. I'm eligible to retire in May 2013 through May 2015. I have $850 rent, $220 for phone/DSL/DISH, $140-250 Electric bill, $310 Auto Loan, $70 Auto/Renters INS, Personal Loan in which pmt is not due till Dec 2010 but I pay $100 monthly; $100 Cell phone bill, $150 child care, MasterCard -3861 I pay 200-400 monthly on. I will use the money to purchase an engagement ring and wedding band. If there's any more questions, please feel free to ask. Thanks.
Being that you are almost maxed out on your credit cards, what actions have you taken to get your finances under control? Good financial management usually makes marriages better. You might want to take a look at yodlee.com or mint.com and their free tools for money management.	Thanks for the suggestion. My CC is maxed out because I transferred balances to this CC in order to pay off a CC with a higher balance. I had to spend $4K to get it down to under the balance. While that sounds bad, I'm in less CC debt than before. Also, the one CC with bal of $1400+ is being paid by my EX-wife. Yes, that debt has my name on it too and IS negatively affecting my credit, but she is paying on it even though both of us are responsible for it. I keep lowering the available credit limit in order to keep any additional charges on it. That is also adversely affecting my credit. I want to sell off my TIME SHARE to rid my self of the debt. I have paid an advertising agency to do place the ad on the web for this purpose. Also, I have been paying a minimum of $200-400 per month to get the credit debt paid down faster. I never make minimum payments on any CC. I hope this clarifies your concerns with my debt to credit ratio. I DO NOT like it at all, but I know eventually the debt will be paid off.
If you ex has agreed to pay one of the cards, might she agree to have your name taken off of it? You might also talk to that CC company and ask them if they have any alternatives. Sometimes the CC folks are obnoxious, yet other times they can be very helpful and let you know about out-of-the-box solutions. Good luck to you.	I have fervently asked the CC company to remove my name since the debt was awarded to her in the divorce decree. However, they will not. The only way I will be relieved of the debt is if SHE transfers the debt to her own credit or pays it off. This is very aggravating to me. Not only because she WILL NOT transfer the debt to her own account but ALSO that I am ultimately responsible for making payments on it if she does not. What's really aggravating is that the CC company will not honor a DIVORCE DECREE signed by a Judge and is a LEGAL DOCUMENT! I will continue to monitor it and ensure payments are made on it until the debt is fully paid.

Member Payment Dependent Notes Series 456267

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456267	$5,000	$5,000	8.94%	1.00%	November 3, 2009	November 15, 2012	November 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456267. Member loan 456267 was requested on November 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,331 / month
Current employer:	Spectrum Health	Debt-to-income ratio:	6.13%
Length of employment:	6 years	Location:	GRAND RAPIDS, MI

Home town:
Current & past employers:	Spectrum Health
Education:

This borrower member posted the following loan description, which has not been verified:

566432 added on 11/01/09 > I've paid my prev student loan thru sallie mae, and other credit cards, This loan is do to a high interest credit card due to the economy, they said it affected everybody, so I had to look for a better rate because I will pay my loan but was not happy with their interest rate.

A credit bureau reported the following information about this borrower member on November 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	23
Revolving Credit Balance:	$6,479.00	Public Records On File:	0
Revolving Line Utilization:	36.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The rise in credit card rates due to the economy mainly impacts those who use credit cards. Have you stopped using credit cards? Please explain the delinquency 23 months ago. What is your position at Spectrum Health?	Hi, and thank you for your question. I have extreamly reduced the frequency of my cc use. My delinquency 23 month ago, if I remember correctly was do to a activation of some Identity protection program thru my Discove Card. It cost about $29. I misunderstood the Discover rep and thought they would send me the info by mail first and if I wanted it I can call to activate it . I did not received info by mail, so I thought nothing of it. A few month later I get a call re: delinquent accnt and my Discover card cancelled. I paid the amount, so it would not look bad, eventhough I never received a statement form them of the charge eather. Discover reactivated my account and that was it. My position at Spectrum Health is Customer Service. I really enjoy my job. The reason for my loan request is to pay a 5000 cc balance with a high interest. I know I have to pay for services used in life, however the new interest was high enough for me to look for other options. I hope I've answered your question, thank you for your time and have a great day! :)
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $6,479.) Do you have any other outstanding debts, like a car loan? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Spectrum Health? Do you have a savings account or any other kind of emergency fund?	Hello and thank you for your question. 1. I will use this loan towards a full payment of a high interest cc of a 5000 balance. The remaining revolving balance I have are of 2 other cc with a low interest rate, my plan is to have those paid off by early 2010. 2. I do not have any other outstanding debt, just the 3 cc total, however one of them at a balance of 5000. 3. My monthly living expenses would be around 1200.00 4. I work as Customer Service for Spectrum Health at a medical billing dept. I really enjoy my job and I get to help a lot of clients with their medical billing and financial assistance. 5. I do have a savings accounts, no ER funds for now :( I hope I have answered your questions. Thank you very much for your time and have a great day!

Member Payment Dependent Notes Series 456301

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456301	$2,000	$2,000	7.40%	1.00%	November 3, 2009	November 15, 2012	November 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456301. Member loan 456301 was requested on November 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	T-Mobile	Debt-to-income ratio:	3.92%
Length of employment:	1 year	Location:	North Bend, WA

Home town:
Current & past employers:	T-Mobile
Education:

This borrower member posted the following loan description, which has not been verified:

566518 added on 11/01/09 > Looking for a loan to cover temporary moving expenses. I have an excellent credit rating and am also a LendingClub lender. My house under has sold and I am moving to a condo which will further reduce my expenses. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on November 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,482.00	Public Records On File:	0
Revolving Line Utilization:	48.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 456335

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456335	$5,000	$5,000	12.18%	1.00%	November 3, 2009	November 15, 2012	November 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456335. Member loan 456335 was requested on November 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,658 / month
Current employer:	AT&T	Debt-to-income ratio:	8.67%
Length of employment:	2 years	Location:	PEACHTREE CITY, GA

Home town:
Current & past employers:	AT&T
Education:

This borrower member posted the following loan description, which has not been verified:

566588 added on 11/02/09 > This loan is for paying off credit cards with higher interests. I have over $600 in extra cash each month from paying off a car loan that I will use to pay off this loan.

A credit bureau reported the following information about this borrower member on November 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	80
Revolving Credit Balance:	$11,797.00	Public Records On File:	0
Revolving Line Utilization:	68.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is this loan for? How will you fit the payments into your budget?	This loan is for paying off credit cards I have with higher interests. I have about $600 in extra cash each month from paying off a car loan that I will use to pay this loan.
I think it would speed your loan request if you could tell prospective lenders the reason for your loan (credit card payoff, etc) and of the position you hold at AT&T. Thanks in advance for your cooperation. Former AT&T	I am an Assistant Store Manager with AT&T. I will be using this loan to pay off credit cards with higher interests. I also have about $600 in extra cash each month from paying off a car loan that I will use to pay this loan.
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I have been employed with AT&T for two years as an Assistant Store Manager. I did take this position since it offered better compensation than the previous company I worked for in the same line of work. Prior to working for AT&T I worked for Sprint Nextel also as an Assistant Store Manager. I was employed with Sprint Nextel for five years.
what are the balances and rates on each of your credit cards, and which ones will you be paying off?	I'll be paying off 1) $450, 18.99%, 2) $740, 19.99%, 3) $2780, 23.9%, 4) $1370, 14.99%

Member Payment Dependent Notes Series 456411

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456411	$4,000	$4,000	7.40%	1.00%	November 3, 2009	November 16, 2012	November 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456411. Member loan 456411 was requested on November 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$11,083 / month
Current employer:	brown and toland physicians	Debt-to-income ratio:	1.72%
Length of employment:	4 years	Location:	REDWOOD CITY, CA

Home town:
Current & past employers:	brown and toland physicians
Education:

This borrower member posted the following loan description, which has not been verified:

566741 added on 11/02/09 > this loan is for home improvements

A credit bureau reported the following information about this borrower member on November 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1982	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	59
Revolving Credit Balance:	$10,583.00	Public Records On File:	0
Revolving Line Utilization:	16.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Prospectus Supplement (Sales Report) No. 14 dated November 4, 2009